Filed Pursuant to Rule 424(b)(3)
Registration No. 333-136096

PROSPECTUS SUPPLEMENT NO. 2
TO
PROSPECTUS DATED AUGUST 4, 2006

(Registration No. 333-136096)

E.DIGITAL CORPORATION

This Prospectus Supplement relates to the public offering of up to 39,965,576 shares of e.Digital Corporation common stock which may be offered and sold from time to time by the selling stockholders (collectively, the “Selling Stockholders”) identified in the Prospectus dated August 4, 2006 (the “Prospectus”). The Prospectus, which is a part of a larger Registration Statement filed with the Securities and Exchange Commission (Registration No. 333-136096) on July 28, 2006, was previously supplemented by us on September 29, 2006. The prices at which the Selling Stockholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any of the proceeds from the sale of our shares by the Selling Stockholders.

The Prospectus, as previously supplemented, is hereby amended by the information contained in the following filings which are hereby attached:

•	Quarterly Report on Form 10-Q dated February 13, 2007
•	Current Report on Form 8-K dated January 8, 2007
•	Current Report on Form 8-K dated December 12, 2006

If the information in the attached reports is inconsistent with any information contained in the Prospectus or in the reports, proxy statements or other documents previously filed with the Securities and Exchange Commission (collectively, the “SEC Reports”) incorporated by reference in the Prospectus or delivered in connection therewith, the Prospectus and/or any SEC Report, as applicable, shall be deemed superseded by this Supplement. In all other ways, the Prospectus shall remain unchanged.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

This Prospectus Supplement is dated February 15, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 2006

Commission File Number 0-20734

e.Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0591385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Empl. Ident. No.)

16770 West Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

(858) 304-3016
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐ Accelerated filer ☐ Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of February 7, 2007 a total of 243,298,578 shares of the Registrant’s Common Stock, par value $0.001, were issued and outstanding.

e.DIGITAL CORPORATION
INDEX

Page

PART I. FINANCIAL INFORMATION

PART II. OTHER INFORMATION

Part I. Financial Information
Item 1. Financial Statements:
e.Digital Corporation and subsidiary

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2006	March 31, 2006
	(Unaudited)
	$	$
ASSETS
Current
Cash and cash equivalents	304,599	1,058,723
Accounts receivable, trade	-	2,670
Inventory	145,452	-
Deposits and prepaid expenses	81,696	31,667
Total current assets	531,747	1,093,060
Property and equipment, net of accumulated depreciation of $633,526 and $593,266, respectively	22,248	62,508
Total assets	553,995	1,155,568
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current
Accounts payable, trade	760,592	261,196
Other accounts payable and accrued liabilities	64,116	107,145
Accrued lease liability	515,000	515,000
Accrued employee benefits	176,303	117,108
Dividends	437,099	402,305
Customer deposits	82,774	793,750
Current maturity of convertible term note, less $34,514 of debt discount	81,798	-
Convertible subordinated promissory notes, less $1,103,031 for debt discount	-	396,969
Unsecured promissory notes	-	1,015,954
Total current liabilities	2,117,682	3,609,427
Long-term convertible term note, less $40,142 of debt discount	814,298	-
Total liabilities	2,931,980	3,609,427

Commitments and Contingencies

Stockholders' deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized
Series D Convertible Preferred stock 250,000 shares designated:
91,000 and 96,000 issued and outstanding, respectively. Liquidation preference of $1,347,099 and $1,334,321, respectively	910,000	960,000
Series EE Convertible and Redeemable Preferred stock 20,000 shares designated:
0 and 2,500 issued and outstanding, respectively. Liquidation preference of $0 and $277,342 respectively	-	250,000
Common stock, $0.001 par value, authorized 300,000,000, 235,275,662 and 200,431,000 shares outstanding, respectively	235,276	200,431
Additional paid-in capital	77,032,555	73,710,110
Dividends	(437,099)	(402,305)
Accumulated deficit	(80,118,717)	(77,172,095)
Total stockholders' deficit	(2,377,985)	(2,453,859)

Total liabilities and stockholders' deficit	553,995	1,155,568

See notes to interim consolidated financial statements

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended December 31		For the nine months ended December 31

	2006	2005	2006	2005

Revenues:	$	$	$	$
Products	1,302,312	106,362	1,336,434	3,056,111
Services	-	8,334	-	46,933
	1,302,312	114,696	1,336,434	3,103,044

Cost of revenues:
Products	362,768	105,550	391,978	2,506,450
Services	-	-	-	4,875
	362,768	105,550	391,978	2,511,325
Gross profit	939,544	9,146	944,456	591,719

Operating expenses:
Selling and administrative	366,559	205,383	1,179,613	940,767
Research and related expenditures	346,982	318,358	1,101,231	968,602
Total operating expenses	713,541	523,741	2,280,844	1,909,369

Operating profit (loss)	226,003	(514,594)	(1,336,388)	(1,317,650)

Other income (expense):
Interest income	1,431	317	11,928	7,764
Interest expense	(373,170)	(141,909)	(1,319,135)	(374,901)
Other	(10,697)	(300)	(241,876)	(1,600)
Other income (expense)	(382,436)	(141,892)	(1,549,083)	(368,737)

Loss and comprehensive loss for the period	(156,433)	(656,486)	(2,885,471)	(1,686,387)

Accrued dividends on the Series D and EE Preferred stock	(29,313)	(42,586)	(95,937)	(128,271)

Loss attributable to common stockholders	(185,746)	(699,072)	(2,981,408)	(1,814,658)

Loss per common share - basic and diluted	(0.00)	(0.00)	(0.01)	(0.01)

Weighted average common shares outstanding	220,870,444	175,260,876	209,257,848	175,192,603

See notes to interim consolidated financial statements

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the nine months ended December 31
	2006	2005

OPERATING ACTIVITIES	$	$
Loss for the period	(2,885,471)	(1,686,387)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	40,260	47,330
Accrued interest related to unsecured promissory notes	72,198	84,375
Value assigned to inducement warrants	230,709	-
Amortization of interest from warrants and common stock issued in connection with promissory notes	1,105,876	178,106
Gain on settlement of accounts payable debt	-	(84,270)
Stock-based compensation	163,227	-
Changes in assets and liabilities:
Accounts receivable, trade	2,670	44,547
Inventory	(145,452)	-
Prepaid expenses and other	(50,029)	92,581
Accounts payable, trade	499,396	85,410
Other accounts payable and accrued liabilities	(43,029)	(75,002)
Customer deposits	(710,976)	(149,375)
Accrued employee benefits	59,195	(1,679)
Cash (used in) operating activities	(1,661,426)	(1,464,364)

FINANCING ACTIVITIES
Payment on 15% Unsecured Note	(12,337)	(15,764)
Proceeds from 12% Convertible Subordinated Promissory Notes	-	350,000
Proceeds from exercise of warrants	919,639	-
Cash (used in) provided by financing activities	907,302	334,236
Net increase (decrease) in cash and cash equivalents	(754,124)	(1,130,128)
Cash and cash equivalents, beginning of period	1,058,723	1,289,253
Cash and cash equivalents, end of period	304,599	159,125

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest and debt expense	105,337	112,424
Supplemental schedule of noncash investing and financing activities:
Deemed dividends on Series D and EE preferred stock	95,937	128,271
Stock based compensation expense	163,227	-
Value assigned to inducement warrants	230,709	-
Common stock issued on conversion of preferred stock	361,154	905,823
Unsecured notes exchanged for convertible term note	970,752
Common stock issued on note exchange	77,500

See notes to interim consolidated financial statements

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION
e.Digital Corporation is a holding company that operates through a wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. The Company has innovated a proprietary secure digital video/audio technology platform ("DVAP") and produces the eVU™ mobile entertainment device for the travel and recreational industries. The Company also believes it has a potentially important portfolio of patents for licensing related to the use of flash memory in portable devices.

These unaudited consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States and with the instructions to Form 10-Q and Article 10 of Regulation S-X on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. These interim consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company's financial position at December 31, 2006, and the results of operations and cash flows for the periods presented, consisting only of normal and recurring adjustments. All significant intercompany transactions have been eliminated in consolidation. Operating results for the three and nine months ended December 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2007. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended March 31, 2006 filed on Form 10-K.

The Company has incurred significant losses and negative cash flow from operations in each of the last three years and has an accumulated deficit of $80,118,717 at December 31, 2006. At December 31, 2006, the Company had a working capital deficiency of $1,585,935. Substantial portions of the losses are attributable to marketing costs for new technology and substantial expenditures on research and development of technologies. The Company's operating plans require additional funds that may take the form of debt or equity financings. There can be no assurance that any additional funds will be available. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and obtaining additional financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) controlling overhead and expenses; (b) expanding sales and marketing to new business customers and new markets and (c) raising, if necessary, additional capital and/or obtaining third party financing.

There can be no assurance the Company can successfully accomplish these steps and it is uncertain it will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. In the event the Company is unable to continue as a going concern, management may elect or be required to seek protection from creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated interim financial statements.

2. RECENT ACCOUNTING PRONOUNCEMENTS
On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. (“SAB 108”) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for our fiscal 2007. We are not yet in a position to determine what, if any, effects SAB No. 108 will have on our financial statements.

In June 2006, the EITF reached a consensus on EITF 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” (“EITF 06-3”). EITF 06-3 provides that taxes imposed by a governmental authority on a revenue producing transaction between a seller and a customer should be shown in the income statement on either a gross or a net basis, based on the entity’s accounting policy, which should be disclosed pursuant to APB Opinion No. 22, “Disclosure of Accounting Policies.” If such taxes are significant, and are presented on a gross basis, the amounts of those taxes should be disclosed. EITF 06-3 will be effective beginning with our fourth quarter of current year fiscal 2007. We are currently evaluating the impact EITF 06-3 will have on the presentation of our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing this new standard to determine its effects, if any, on results of operations or financial position.

3. LOSS PER SHARE
Stock options, warrants, convertible debt and convertible preferred stock exercisable into 33,899,228 shares of common stock were outstanding as at December 31, 2006. These securities were not included in the computation of diluted loss per share because they are antidilutive, but they could potentially dilute earnings per share in future periods.

The loss attributable to common stockholders was increased during the nine months ended December 31, 2006 and 2005 by accrued dividends of $95,937 and $128,271, respectively. The loss attributable to common stockholders was increased during the three months ended December 31, 2006 and 2005 by accrued dividends of $29,313 and $42,586, respectively.

4. STOCK -BASED COMPENSATION
The Company has adopted stock plans as summarized in Note 5 below. The Company adopted SFAS No. 123 (Revised 2004), “Share -Based Payment”, effective April 1, 2006. SFAS 123R requires the recognition of fair value of stock compensation as an expense in the calculation of net income. The Company recognizes stock compensation expense ratably over the vesting period of individual option grants. The Company has no employee awards with market or performance conditions. All stock compensation recorded during the period ended December 31, 2006 has been accounted for as an equity instrument. Prior to April 1, 2006 the Company followed the Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations for stock compensation.

Options or stock awards issued to non-employees who are not directors of the Company are recorded at their estimated fair value at the measurement date in accordance with SFAS No. 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services, and are periodically revalued as the options vest and are recognized as expense over the related service period on a graded vesting method. Stock options issued to consultants with performance conditions are measured and recognized when the performance is complete.

The Company elected the modified prospective transition method for adopting SFAS 123R. Under this method, the provisions of SFAS 123R apply to all stock-based awards granted or other awards granted that are subsequently reclassified into equity. The fair values of options issued in prior periods are not revised for comparative purposes and the financial statements of prior interim and fiscal periods do not reflect any restated amounts. The unrecognized expense of awards not yet vested as of April 1, 2006, the date of SFAS 123R adoption, is now being recognized as an expense in the calculation of net income using the same valuation method (Black-Scholes) and assumptions disclosed in the Company’s previous filings.

In November, 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. SFAS 123(R)-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards”. The Company is considering whether to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of stock-based compensation pursuant to SFAS 123(R). The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool (APIC pool) related to the tax effects of employee stock-based compensation, and to determine the subsequent impact on the APIC pool and statements of cash flows of the tax effects of employee stock-based compensation awards that are outstanding upon adoption of SFAS 123(R).

The Company’s stock options have various restrictions that reduce option value, including vesting provisions and restrictions on transfer, among others, and are often exercised prior to their contractual maturity. The Company plans to issue shares on each option exercise and has no plans to repurchase option shares. The Company recorded $58,259 and $163,227 of stock compensation expense in its unaudited Statement of Operations for the three and nine months ended December 31, 2006, respectively. A total of $44,316 and $110,337 was included in selling and administrative costs and $13,943 and $52,890 was included in research and related expenditures for the three and nine months ended December 31, 2006, respectively. A total of $42,440 and $146,114 for the three and nine months ended December 31, 2006, respectively, of this expense relates to prior year awards vesting after April 1, 2006. For the three and nine months ended December 31, 2006, $15,819 and 17,113 relates to options granted after the adoption of SFAS 123R to consultants. No options were granted to employees during the nine months ended December 31, 2006. The weighted-average estimated fair value of unvested options was $0.07 at April 1, 2006 and the weighted-average estimated fair value of options granted during the nine months ended December 31, 2006 was $0.09 per share, using the Black-Scholes option pricing model with the following weighted average assumptions (annualized percentages):

Three and Nine Months Ended December 31, 2006
Volatility	82% - 91.0%
Risk-free interest rate	4.4% - 4.7%
Forfeiture rate	0.0%
Dividend yield	0.0%
Expected life in years	4 - 5

The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on the historical volatility of the common stock over the period commensurate with the expected life of the options. The expected life is based on observed and expected time to post-vesting exercise. The expected forfeiture rate is zero for consultant options.

Since the Company has a net operating loss carryforward as of December 31, 2006, no excess tax benefit for the tax deductions related to stock-based awards was recognized for the three and the nine months ended December 31, 2006. Additionally, no incremental tax benefits were recognized from stock options exercised in the three and nine months ended December 31, 2006 which would have resulted in a reclassification to reduce net cash provided by operating activities with an offsetting increase in net cash provided by financing activities.

As of December 31, 2006 total estimated compensation cost of options granted but not yet vested was approximately $201,000 and is expected to be recognized over the weighted average period of 1.1 years.

SFAS 123R requires the Company to present pro forma information for the comparative period prior to the adoption as if the Company had accounted for all employee stock options under the fair value method of the original SFAS 123. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation to the prior-year periods.

	Three Months Ended December 31, 2005	Nine Month Ended December 31, 2005
Net loss attributable to common shareholders	$(656,486)	$(1,686,387)
Plus: Stock-based employee compensation expense included in reported net loss	-	-
Less: Total stock-based employee compensation expense determined using fair value based method	21,199	98,346
Pro forma net loss attributable to common stockholders	$(677,685)	$(1,784,733)
Net loss per common share - basic and diluted - pro forma	($0.00)	($0.01)
Net loss per common share - basic and diluted - as reported	($0.00)	($0.01)

During the three and nine months ended December 31, 2005, under APB 25, the Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2005: dividend yield of zero percent for each period; expected volatility of 75 percent; risk-free interest rates of 3.9 percent; and expected life of 2.5 years.

The amortization of stock compensation under SFAS 123R for the period after its adoption, and under APB 25 or SFAS 123 (pro forma disclosure) for the period prior to the adoption of SFAS 123R was done in accordance with FASB Interpretation (“FIN”) No. 28.

5. OPTIONS AND WARRANTS
Options
The Company has stock options outstanding under two stock option plans. The 1994 Stock Option Plan entitled certain directors, key employees and consultants of the Company to purchase common shares of the Company. The 1994 Plan covered a maximum aggregate of 14,000,000 shares, as amended and expired on August 18, 2004. At December 31, 2006 there were options outstanding on 3,636, 666 common shares pursuant to the 1994 Plan.

The 2005 Equity-Based Compensation Plan was approved by the stockholders on August 5, 2005 and covers a maximum of 10,000,000 common shares. The Company may grant incentive options, nonstatutory options, stock appreciation rights or restricted stock awards to employees, directors or consultants. At December 31, 2006 there were options outstanding on 8,090,000 common shares pursuant to the 2005 Plan with options on 1,910,000 shares available for future grant under the 2005 Plan.

The following table summarizes stock option activity for the period:

	Shares	Weighted average exercise price
	#	$
Outstanding March 31, 2006	11,071,666	0.19
Granted (2)	900,000	0.16
Canceled/expired	(245,000)	0.81
Exercised	-	-
Outstanding December 31, 2006 (1)	11,726,666	0.17
Exercisable at December 31, 2006	6,298,330	0.20

(1)	Options outstanding are exercisable at prices ranging from $0.09 to $0.55 and expire over the period from 2006 to 2011 with an average life of 3.4 years.
(2)
Includes 750,000 shares exercisable at $0.16 per share to an intellectual property consultant assisting in monetizing the Company’s patent portfolio. A total of 100,000 options vested at grant and the balance of 650,000 are performance based vesting only on the achievement of milestones including significant patent license fees.

Share warrants
The following table summarizes information about warrant activity during the period ended December 31, 2006:
	Shares	Weighted average exercise price
	#	$
Outstanding March 31, 2006	14,082,500	0.09
Warrants issued	2,331,572	0.15
Warrants canceled/expired	-	-
Warrants exercised	(11,080,250)	0.09
Outstanding December 31, 2006	5,333,822	0.11

In August and September 2006, as an inducement for early warrant exercise, the Company offered to holders of outstanding “A” and “B” Warrants a new warrant exercisable for 25% of the shares issued exercisable at $.15 per share through August 31, 2009 (“New Warrant”). A total of 9,218,750 warrants were exercised for cash proceeds of $786,719 and debt reduction of $89,062 and the Company issued 2,304,692 New Warrants.

In August and September 2006, as an inducement for early warrant exercise of Series EE Warrants, the Company offered holders a New Warrant equal to 12% of the shares issued upon exercise. A total of 224,000 warrants were exercised for cash proceeds of $17,920 and the Company issued 26,880 New Warrants.

The Company recorded a non-cash other expense in the statement of operations for $230,709 representing the fair value of the 2,331,572 New Warrants issued as an inducement for early exercise. Fair value was determine using the Black-Scholes option pricing model assuming no expected dividends, 120% volatility, expected life of 3 years and a risk-free interest rate of 4.85%.

During the period ended December 31, 2006 a total of 1,637,500 other warrants were exercised for cash proceeds of $115,000 and debt reduction of $16,000. No inducement was granted in connection with these warrant exercises.
The Company has outstanding share warrants as of December 31, 2006, granted in connection with private placements entitling the holders to purchase one common share for each warrant held as follows (subject to certain future antidilution price protection):

Description	Number of Common Shares	Exercise Price Per Share $	Expiration Date
Warrant	2,846,000	0.08	November 30, 2007
Warrant	78,125	0.10	February 28, 2009
Warrant	78,125	0.09	February 4, 2007
Warrant	2,331,572	0.15	August 31, 2009
Total	5,333,822	0.11	Average

6. PROMISSORY NOTES
12% Convertible Subordinated Promissory Notes
In October 2005, the Company’s 12% Subordinated Promissory Notes were modified by extending the maturity date to December 31, 2006 and to increase the maximum allowable note amount from $1,000,000 to $1,500,000 and all $500,000 of additional notes were sold. Noteholders acquiring 12% Subordinated Promissory Notes on or after October 26, 2005 receive a royalty equal to (i) the principal of the 12% Subordinated Promissory Note purchased divided by (ii) $500,000 multiplied by (iii) Twenty Dollars ($20.00) for each eVU device sold during the calendar years of 2006, 2007 and 2008. The outstanding 12% Subordinated Promissory Notes were also amended such that the principal amount was convertible and on February 24, 2006 the conversion price was adjusted from $0.19 per share to $0.08 per share pursuant to an antidilution adjustment. A debt discount of $1,225,590 was recorded to reflect the value of the reduced conversion price of the debt and the value of repricing 2,000,000 warrants and was amortized over the remaining term of the notes or accelerated on note conversion.

During the period September through December 2006, the $1,300,000 balance of notes was converted into 16,250,000 common shares.

The Company recorded in other income and expenses royalty expense related to the $500,000 of notes as described above of $9,880 for both the three and nine months ended December 31, 2006.

Unsecured Promissory Notes
At March 31, 2006 the Company had two short-term 15% unsecured promissory notes outstanding. The following table summarized activity for the nine months ended December 31, 2006:

Balance at March 31, 2006 (notes amended effective June 30, 2006 to be due on December 31, 2006)	$1,015,954
Principal exchanged in August 2006 as exercise price of warrants	(105,062)
Principal payments	(12,337)
Accrued, unpaid interest	72,198
Balance exchanged for new three year term note (1)	(970,752)
$-

(1) On December 12, 2006 the Company exchanged the balance of the two short-term 15% Unsecured Promissory Notes due December 31, 2006 for (i) a new 7.5% Convertible Subordinated Term Note, with principal and interest payable monthly, in the principal amount of $970,752 due November 30, 2009 and (ii) 500,000 shares of common stock representing consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes due December 31, 2006 were cancelled.

7.5% Convertible Subordinated Term Note
On December 12, 2006 the Company issued a new 7.5% Convertible Subordinated Term Note in the principal amount of $970,752 due November 30, 2009 in exchange for the 15% Unsecured Promissory Notes described above. The note provides for monthly principal and interest installments of $6,000 starting December 2006, increasing to $15,000 starting in February 2007, $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, the Company may, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares will be valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the note is convertible by the holder at $0.30 per common share beginning February 1, 2007 and the Company may elect to call the note for mandatory conversion if the closing sale price of the Company’s common stock is at least $0.40 per share for ten consecutive trading days. The Company may also prepay the note in full or in minimum parts of $50,000 on ten-day notice. The note may be subordinate to certain future senior indebtedness.

The Company evaluated the note exchange under FASB No. 15 “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and determined that no gain or loss should be recorded as a result of the exchange. The fair value of the 500,000 shares issued of $77,500 is a debt discount being amortized over the term of the note using the interest method.

The following table summarizes the balance of the note at December 31, 2006:

7.5% convertible subordinated term note	$970,752

Less unamortized debt discount	(74,656)
Subtotal	896,096
Less current portion	(81,798)
$814,298

7. STOCKHOLDERS’ EQUITY
The following table summarizes stockholders’ equity transactions during the nine-month period ended December 31, 2006:

					Additional
	Preferred stock		Common stock		Paid-in		Accumulated
	Shares	Amounts	Shares	Amounts	Capital	Dividends	Deficit
Balance, March 31, 2006	98,500	$1,210,000	200,431,000	$200,431	$73,710,110	$(402,305)	$(77,172,095)
Accrued dividends on Series D Preferred Stock	-	-	-	-	-	(85,737)	-
Accrued dividends on Series EE Preferred Stock	-	-	-	-	-	(10,210)	-
Non-cash stock based compensation	-	-	-	-	163,227	-	-
Conversion of Preferred Stock	(7,500)	(300,000)	4,514,412	4,514	356,640	61,153	(61,153)
Stock issued on exercise of warrants	-	-	11,080,250	11,080	1,013,620	-	-
Stock issued on conversion of debt	-	-	18,750,000	18,750	1,481,250	-	-
Stock issued in connection with note addendum	-	-	500,000	500	77,000	-	-
Value assigned to inducement warrants	-	-	-	-	230,709	-	-
Loss for the period	-	-	-	-	-	-	(2,885,471)
Balance, December 31, 2006	91,000	910,000	235,275,662	$235,275	$77,032,555	$(437,099)	$(80,118,717)

8. PREFERRED STOCK
Convertible Non-Redeemable Series D
On December 30, 2002, the Company issued 205,000 shares of 12% Series D non-redeemable convertible preferred stock (the "Series D Stock") with a stated value of $10 per share. Dividends of 12% per annum are payable, with certain exceptions, either in cash or in shares of common stock at the Company's election. The conversion price for each share of Series D Stock is $0.08 subject to certain adjustments if the Company issues shares at prices lower than $0.08. The Series D Stock shall be subject to automatic conversion on December 31, 2007. As of December 31, 2006 the 91,000 shares of the Series D Stock would have been convertible into 16,838,740 shares common stock. The Series D stock shall be subject to automatic conversion on December 31, 2007.

Convertible Redeemable Series EE
On November 30, 2004, the Company issued 18,500 shares of 8% Series EE Convertible Preferred Stock (the "Series EE Stock") at a per share price of $100 for an aggregate amount of $1,850,000. The Series EE Stock was subject to automatic conversion in November 2006 and no shares were outstanding at December 31, 2006. During the nine months ended December 31, 2006 a total of 2,500 shares of Series EE Stock were converted into 3,607,289 shares of common stock.

9. LITIGATION
In May 2006, the Company announced that a complaint had been filed against the Company and certain of its officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent our company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order the Company placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with our contract manufacturer, Maycom Co., Ltd. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. The Company recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 the Company received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. The Company recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in its third fiscal 2007 quarter.

The Company has answered the complaint and is pursuing certain counterclaims. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortuous interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. The foregoing and other findings of the Court may be subject to appeal by either party. The Company believes it has substantive and multiple defenses and intends to vigorously challenge the remaining matters and pursue existing and possible additional counterclaims. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether the Company will or will not prevail in its defense against digEcor’s remaining claims. The Company is also unable to determine at this time the impact this complaint and matter may have on its financial position or results of operations. The Company does not expect this litigation to affect its eVU business. The Company has an accrual of $80,000 as an estimate of our obligation related to the remaining general damage claim and the Company intends to seek restitution from Maycom for any damages it may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of our proprietary eVU mobile product. Moreover, the Company does not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

10. COMMITMENTS AND CONTINGENCIES
The Company depends on contract manufacturers to (i) allocate sufficient capacity to its manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, the Company's business, financial condition and operating results may be materially and adversely affected. Any failure in performance by either of these manufacturers for any reason could have a material adverse affect on the Company's business. Production and pricing by such manufacturers is subject to the risk of price fluctuations and periodic shortages of components. The Company does not have supply agreements with component suppliers and, accordingly, it is dependent on the future ability of its manufacturers to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect the Company's ability to deliver products on a timely and competitive basis in the future.

In March 2006 the Company entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet with an aggregate payment of $5,805 excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month.

11. MAJOR CUSTOMERS AND SUPPLIERS
The Company operates in one major line of business, the development, manufacture and marketing of electronic products. Sales to two customer comprised 53% and 46% of revenue for the nine months ended December 31, 2006. Sales to one customer comprised 99% of revenue for the nine months ended December 31, 2005.

The Company currently has one contract manufacturer for its eVU mobile entertainment device and depends on this manufacturer to (i) allocate sufficient capacity to meet manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, the Company’s business, financial condition and operating results may be materially and adversely affected. Production and pricing by such manufacturer is subject to the risk of price fluctuations and periodic shortages of components. The Company does not have supply agreements with component suppliers and, accordingly, it is dependent on the ability of its manufacturer to purchase components. Failure or delay by component suppliers could adversely affect the Company’s ability to deliver products on a timely and competitive basis in the future.

12. INCOME TAX
At December 31, 2006, a 100% valuation allowance has been provided to offset the net deferred tax assets arising from available net operating loss carryforwards as management believes it is not more likely than not that the deferred tax asset will be realized.

The Company has U.S. federal net operating loss carryforwards available at March 31, 2006 of approximately $55,250,000 [2005 - $53,300,000] which will begin to expire in 2006. The Company has state net operating loss carryforwards of $17,600,000 [2005 - $16,400,000] which will begin to expire in 2006. The difference between federal and state net operating loss carryforwards is due to certain percentage limitations of California loss carryforwards and to expired California carryforwards.

13. SUBSEQUENT EVENT
On January 2, 2007, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. Under the agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from the Company in an aggregate amount of $8.5 million from time to time over a 25 month period. The Company sold 4,166,666 shares of common stock to Fusion Capital under the agreement at a purchase price of $0.12 per share for total proceeds of $500,000. Under the terms of the common stock purchase agreement, Fusion Capital received a commitment fee consisting of 3,500,000 shares and an expense reimbursement of 200,000 shares of our common stock.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED AND FROM HISTORICAL RESULTS DEPENDING UPON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED BELOW AND UNDER THE SUB-HEADING, "BUSINESS RISKS." SEE ALSO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2006.

Cautionary Note on Forward Looking Statements

In addition to the other information in this report, the factors listed below should be considered in evaluating our business and prospects. This prospectus contains a number of forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below and elsewhere herein, that could cause actual results to differ materially from historical results or those anticipated. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Readers are cautioned to consider the specific factors described below and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that may arise after the date hereof.

General
We are a holding company that operates through our wholly-owned California subsidiary of the same name and is incorporated under the laws of Delaware. We have innovated a proprietary secure digital video/audio technology platform (“DVAP”) that can be applied to produce complex portable electronic products. In 2003 our DVAP was applied to an in-flight entertainment (“IFE”) device, the digEplayer(TM), for one customer. Through December 31, 2006 we had delivered over 9,250 digEplayers for airline use. In February 2006 we introduced a new and improved DVAP device, the eVU (TM) mobile entertainment device. We commenced initial eVU trials with target customers in the first quarter of fiscal 2007 and in the third quarter of fiscal 2007 we began shipping commercial quantities to customers.

Our strategy is to market our eVU products and services to a growing base of U.S. and international companies in the airline, healthcare, military, and other travel and leisure industries who desire to market eVU to consumers at their facilities. We employ both direct sales to customers and sales through value added distributors (VARs) that provide marketing, logistic and/or content services to customers.

We also believe we have a potentially important portfolio of patents for licensing related to the use of flash memory in portable devices and we are investigating monetizing our patent portfolio. We have engaged an intellectual property consultant and are consulting with outside legal firms and are evaluating the licensing potential of our patents to the cell phone, PDA/Pocket PC, portable A/V recorder, digital camera, camcorder and other portable device industries.

Our future revenue is expected to be derived from the sale or lease of DVAP products and accessories to customers, warranty and technical support services and content fees and related services. We also are experienced and available to customize DVAP products for customers with special applications. We also expect that we can obtain license revenue in the future from our flash memory patent portfolio.

Our business and technology is high risk in nature. There can be no assurance we can successfully introduce the eVU to market or produce future revenues from existing or new products or services. We continue to be subject to the risks normally associated with any new business activity, including unforeseeable expenses, delays and complications. Accordingly, there is no guarantee that we can or will report operating profits in the future.

As of January 31, 2007 we had an order backlog of approximately $0.5 million for eVU units and accessories. We believe the majority of the backlog will ship to customers in the fourth quarter ending March 31, 2007. Backlog orders are subject to modification, cancellation or rescheduling by our customers. Future shipments may also be delayed due to production delays, component shortages and other production and delivery related issues.

Overall Performance
We have incurred significant operating losses and negative cash flow from operations in the current period and in each of the last three fiscal years and these losses have been material. We have an accumulated deficit of $80,118,717 and a working capital deficit of $1,585,935 at December 31, 2006. Our operating plans require additional funds which may take the form of debt or equity financings. There can be no assurance that any additional funds will be available to our company on satisfactory terms and conditions, if at all. Our company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and obtaining additional financing.

Management of our company has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) controlling overhead and expenses; (b) expanding sales and marketing to business customers and markets and (c) raising additional capital and/or obtaining third party financing.

We improved our financial position in the most recent quarter ended December 31, 2006 through:

•
The conversion in the third quarter of fiscal 2007 of the $1,300,000 balance of our 12% Subordinated Promissory Notes due December 31, 2006 into 16,250,000 shares of common stock. One director converted $50,000 of the Subordinated Notes into 625,000 shares. At December 31, 2006 no such notes remained outstanding.

•
The exchange on December 12, 2006 of two short-term 15% Unsecured Promissory Notes due December 31, 2006 with Davric Corporation for (i) a new 7.5% Convertible Subordinated Term Note, with principal and interest payable monthly, in the principal amount of $970,752 due November 30, 2009 and (ii) 500,000 shares of common stock representing consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes due December 31, 2006 were cancelled.

•
Delivery of a delayed 1,250 unit digEplayer order resulting in $713,750 of revenue through the reduction of $713,750 in our customer deposit obligations and reversal of a $603,750 impairment charge recorded in March 2006.

For the nine months ended December 31, 2006:

•
Our revenues were $1,336,434. Sales to two customer accounted for 53% and 46% of our revenues and our results have been highly dependent on the timing and quantity of eVU orders by this customer and the potential of other airline customers. During the quarter we recognized $0.7 million in digEplayer revenue [see Note 9 Litigation]. Although we expect growing orders for eVU players in future quarters we do not expect future digEplayer orders. The failure to obtain eVU orders or delays of future orders could have a material impact on our operations.

•
We recorded a gross profit of $944,456 compared to a gross profit of $591,719 for the comparable nine months of the prior year. Gross profit increased due to the shipment of eVU units accompanied with the recognition of the digEplayer revenue where the costs were previously recorded as an impairment expense in the prior year. We anticipate improved eVU margins once the product is in full production with our contract manufacturer and volumes of scale are realized.

•
Operating expenses were $2.3 million, an increase from $1.9 million for the first nine months of fiscal 2006 consisting primarily from the adoption of SFAS 123R in which the company recognized approximately $163,227 as stock-based compensation expense and approximately $177,863 for preproduction and engineering costs incurred in the development of the eVU product.

•
Other income and expenses were a net expense of $1.5 million consisting primarily of non-cash interest of $1.1 million related to amortization of warrants issued with debt and $230,709 as warrant inducement expense.

•	Our net loss increased to $2.9 million from $1.8 million for the prior nine months ended December 31, 2005.

Our monthly cash operating costs have been on average approximately $185,000 per month for the period ending December 31, 2006. However, we may increase expenditure levels in future periods to support and expand our revenue opportunities and continue advanced product and technology research and development. The introduction of the eVU will also require additional expenditures, the amount and timing not currently estimable by management. Accordingly, our losses are expected to continue until such time as we are able to realize revenues and margins sufficient to cover our costs of operations. We may also face unanticipated technical or manufacturing obstacles and face warranty and other risks in our business See Part II, Item 1A (Risk Factors) below.

Critical Accounting Policies
Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, estimates are evaluated, including those related to revenue recognition, allowance for doubtful accounts, and intangible assets, taxes, impairment of long-lived assets, product warranty, stock-based compensation, and contingencies and litigation. These estimates are based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. There has been no material change to our critical accounting policies and estimates from the information provided in our Form 10-K for March 31, 2006, except for the adoption of SFAS No. 123(R).

We do not have off-balance sheet arrangements, financings, or relationships with unconsolidated entities or other persons, also known as "special purposes entities" (SPEs).

Results of Operations

Nine months ended December 31, 2006 compared to nine months ended December 31, 2005
For the nine months ended December 31, 2006, we reported total revenues of $1,336,434, a 57% decrease from total revenues of $3,103,044 for the nine months of fiscal 2006. Product revenues for nine months ending December 31, 2006 were also $1,336,434, a 56% decrease from product revenues of $3,056,111 for the nine months ending December 31, 2005. The decrease in product revenue for the first nine months ending December 31, 2006, resulted from the digEplayer order delay described further in Note 9 above, no new orders for digEplayers and limited revenues from eVU due to its very recent introduction. We expect growing orders for eVU players in future quarters but do not expect future digEplayer orders as our customer has announced an alternative supplier has been selected for a replacement product.

We had no service revenues for the nine months ended December 31, 2006 as we focused on our internally developed eVU product. We had services revenues of $46,933 for the comparable nine months of the prior year.

Cost of sales includes manufacturing costs for products sold, operation costs associated with product support and other costs associated with the delivery of engineering support and services. Cost of sales for the nine months ended December 31, 2006 consisted of $391,798 of product costs and $0 of service costs, consisting primarily of manufacturing costs associated with the production of eVU units that were shipped in the period. In fiscal 2006, the company recorded an impairment charge related to the cost paid for digEplayers not received. Subsequently the units have been shipped and accepted by our customer digEcor. However, since the cost of this was previously recorded as impairment there are no cost of sales for those units in the current period. Cost of sales for the nine months ended December 31, 2005 consisted of $2,506,450 of product costs and $4,875 of service costs, consisting mostly of research and development labor funded in part by OEM development agreements.

Gross profit for the first nine months of fiscal 2007 was $944,456 compared to a gross profit of $591,719 for the first nine months of fiscal 2006. Gross profit as a percent of sales for the first nine months of fiscal 2007 was 71% compared to 19% for the same period last year. The increase in the gross profit is due in part to the recognition of the digEplayers as revenue which was previously classified as impaired in fiscal year 2006. Gross profit percentage is highly dependent on sales, price, volume, purchasing costs and overhead allocations. Gross margins may vary significantly from period to period. At the present time, warranty costs are not significant.

Selling, general and administrative expenses include payroll, employee benefits, and other costs associated with financing, customer support functions, facilities, stock-based compensation and depreciation expenses. Selling, general and administrative costs for the nine months ended December 31, 2006, was $1,179,613 compared to $940,767 for the first nine months of fiscal 2006. The increase of $238,846 can be attributed to an increase of stock-based compensation expense of $110,337 and an increase of $143,340 in legal services. Recent quarterly selling and administrative expenses have been relatively constant as we maintained staffing levels and had no significant outside selling costs. However in the future we may incur additional legal costs associated with current litigation and additional costs to comply with Section 404 of the Sarbanes-Oxley Act. We anticipate quarterly selling and administrative expenses to be constant as we are focused on business customer opportunities.

Research and development expenses include payroll, employee benefits, and other costs associated with product development. Research and development expenses also include third-party development and programming costs. Research and related expenditures for the nine months ended December 31, 2006 were $1,101,231, as compared to $968,602 for the nine months ended December 31, 2005. The increase of $132,629 can be attributed to the increase in preproduction costs of $24,335, an increase of $35,613 for consulting and engineering services, an increase of $52,890 for stock-based compensation and an increase of $17, 750 in postage and shipping costs associated with the production of the eVU product. Research and development costs are subject to significant quarterly variations depending on the use of outside services, the assignment of engineers to development projects, reimbursement by OEM contracts and the availability of financial resources.

We reported an operating loss of $1,336,388 for the nine months ended December 31, 2006 as compared to an operating loss of $1,317,650 for the nine months ended December 31, 2005. The increase in operating loss resulted from the increase in gross profit for the nine month period offset by the increase of $371,475 in operating expenses. We believe, but we cannot guarantee, that our strategy of investing in digital video/audio platform developments with supply or royalty provisions will provide positive margins in future periods. The timing and amount of product sales and the recognition of contract service revenues impact our operating losses. Accordingly, there is uncertainty about future operating results and the results for the nine months are not necessarily indicative of operating results for future periods or the fiscal year.

We reported a loss for the nine months of the current fiscal year of $2,885,471 as compared to a loss of $1,686,387 for the prior year’s nine months. For the nine months ended December 31, 2006, we incurred interest expense of $1,319,135 as compared to $374,901 for the comparable period in the prior year. This included non-cash amortization of debt discount of $1,105,876 and $178, 107 for the nine months ended December 31, 2006 and 2005, respectively. We also recorded a warrant inducement expense for $230,709 representing the fair value of the 2,331,572 New Warrants issued as an inducement for early exercise.

The loss available to common stockholders for the nine months ended December 31, 2006 and 2005 was $2,981,408 and $1,814,658 respectively. Included in the loss available to common stockholders for the nine months ending December 31, 2006 and 2005 was accrued dividends of $95,937 and $128,271 respectively on preferred stock.

Three months ended December 31, 2006 compared to three months ended December 31, 2005
For the third quarter of fiscal 2007, we reported total revenues of $1,302,312 a 1,035% increase from total revenues of $114,696 for the third quarter of fiscal 2006. Included in the third quarter revenue are the 1,250 digEplayers which were shipped and accepted by digEcor [See Note 9. Litigation]. Product revenues for the quarter ending December 31, 2006 increased to $1,302,312 compared to $106,362 for the third quarter ending December 31, 2005.

Service revenues for the third quarter of fiscal 2007 were $0 compared to $8,334 for the comparable period of the prior year.

Cost of sales for the three months ended December 31, 2006 consisted of $362,768 of product costs primarily for manufacturing costs associated with the production of in-flight entertainment devices that were shipped in the period. Cost of sales for the three months ended December 31, 2005 consisted of $105,550 of product costs and $0 of service costs.

Gross profit for the third quarter of fiscal 2007 was $939,544 compared to a gross profit of $9,146 for the third quarter of fiscal 2006. Gross profit as a percent of sales for the first quarter of fiscal 2007 was 72% compared to 8% for the same period last year. The gross profit increase was due primarily due to the digEcor sale as described above where costs of the product were expensed in fiscal 2006.

Selling, general and administrative costs for the three months ended December 31, 2006, was $366,559 compared to $205,383 for the third quarter of fiscal 2006. The $161,176 increase can be attributed to an increase of $44,316 for stock-based compensation expense, an increase of $40,758 in professional services, an increase of $12,355 in travel and entertainment. Included in the third quarter of fiscal 2006 was a decrease of $84,270 for accounts payable write offs. No write offs were generated in for the comparable period of fiscal 2007.

Research and related expenditures for the three months ended December 31, 2006 were $346,982, as compared to $318,358 for the three months ended December 31, 2005.

We reported an operating profit of $226,003 for the three months ended December 31, 2006, as compared to an operating loss of $514,594 for the three months ended December 31, 2005. The 144% decrease in operating loss resulted primarily from the increase of revenue from the digEplayer order in which an impairment was recorded in the prior year offset by an increase in total operating expense.

We reported interest expense of $373,170 for the three months ended December 31, 2006 versus $141,909 for the prior comparable period. This included non-cash amortization of debt discount of $321,497 and $60,031 for the three months ended December 31, 2006 and 2005, respectively.

We reported a loss for the third quarter of fiscal 2007 of $156,433 as compared to a loss of $656,486 for the prior third quarter of fiscal 2006. The loss attributable to common stockholders for the three months ended December 31, 2006 and 2005 was $185,746 and $699,072, respectively. Included in the loss available to common stockholders for the period ending December 31, 2006 were accrued dividends on the preferred stock of $29,313. Included in the loss available to common stockholders for the period ending December 31, 2005 were accrued dividends on the preferred stock of $42,586.

Liquidity and Capital Resources
At December 31, 2006, we had a working capital deficit of $1,585,935 compared to a working capital deficit of $2,516,367 at March 31, 2006. Cash used in operating activities for the nine month period ended December 31, 2006 was $1,661,426 resulting primarily from the $2,885,471 loss for the period, a decrease of $2,670 in accounts receivable, an increase of $50,029 in prepaid expenses, an increase of $145,452 in inventory, an increase of $499,396 in accounts payable, a decrease of $43,029 in other accounts payable and accrued liabilities and a decrease of $710,976 in customer deposits.

During the nine months ended December 31, 2006, we purchased no additional property and equipment.

For the nine months ended December 31, 2006 and 2005, cash provided by and used in financing activities was $907,302 and $334,236, respectively with cash provided from the exercise of warrants and used for principal payments on notes.

We normally secure payment prior to delivery so accounts receivables have not been significant during the current year. However we may grant terms in the future and therefore receivables may vary dramatically due to the timing of product shipments and contract arrangements.

At December 31, 2006, we had cash and cash equivalents of $304,599. Other than cash and cash equivalents, we have no material unused sources of liquidity at this time. We have no material commitments for capital expenditures or resources. Based on our cash position and assuming currently planned expenditures and level of operation, we believe we will require approximately $1.5 million of additional funds for the next twelve months of operations. Actual results could differ significantly from management plans. We believe we may be able to obtain some additional funds from future product margins from product sales but actual future margins to be realized, if any, and the timing of shipments and the amount and quantities of shipments, orders and reorders are subject to many factors and risks, many outside our control. Accordingly we will need to seek equity or debt financing in the next twelve months for working capital and we may need to seek equity or debt financing for payment of existing debt obligations and other obligations reflected on our balance sheet.

On January 2, 2007, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company. Under the agreement, Fusion Capital is obligated, under certain conditions, to purchase shares from us in an aggregate amount of $8.5 million from time to time over a 25 month period. We have sold 4,166,666 shares of common stock to Fusion Capital under the agreement at a purchase price of $0.12 per share for total proceeds of $500,000. Under the terms of the common stock purchase agreement, Fusion Capital received a commitment fee consisting of 3,500,000 shares and an expense reimbursement of 200,000 shares of our common stock.

We cannot guarantee that the agreement with Fusion Capital will be sufficient or available to fund our ongoing operations. The extent to which we are able to rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our products or services or the licensing of our intellectual property. Additionally, we will not have the right to commence any additional sales of our shares to Fusion Capital under the common stock purchase agreement until after the Securities and Exchange Commission has declared the registration statement filed by us on January 30,2007 effective. After the Securities and Exchange Commission has declared such registration statement effective, generally we have the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $80,000 and $1.0 million depending on certain conditions. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to raise additional funds through the sale of our products or services or the licensing of our intellectual property, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $8.5 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. There can be no guarantee that we will be able to raise additional capital, if required.

Should additional funds not be available, we may be required to curtail or scale back staffing or operations. Failure to obtain additional financings will have a material adverse affect on our Company. Potential sources of such funds include exercise of outstanding warrants and options, or debt financing or additional equity offerings. However, there is no guarantee that warrants and options will be exercised or that debt or equity financing will be available when needed. Any future financing may be dilutive to existing stockholders.

As of December 31, 2006, our contractual obligations and commercial commitments are summarized below:

Cash Contractual Obligations by Period	Total	Less than 1 year	1 - 2 years	2 - 3 years	Over 3 years

7.5% Unsecured Promissory Notes (1)	1,120,165	162,000	360,000	598,165	-
Operating Lease (2)	340,842	17,417	71,061	73,192	179,175
Total cash obligations	$1,461,007	$179,417	$431,061	$671,357	$179,175

(1)	7.5% unsecured note and estimated future interest payments to maturity at November 30, 2009.
(2)	Office sublease agreement.

Future Commitments and Financial Resources
We have an accrued lease liability of $515,000 that arose in the normal course of business for equipment delivered to the Company. This amount is approximately ten years old. The accrued lease liability reflects management’s best estimate of amounts due for matters in dispute. Settlement of this liability may either be more or less than the amount recorded in the audited consolidated financial statements and accordingly may be subject to measurement uncertainty in the near term.

In the future, if our operations increase significantly, we may require additional funds. We also may require additional capital to finance future developments, acquisitions or expansion of facilities. We currently have no plans, arrangements or understandings regarding any acquisitions.

In March 2006, we entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet at 16770 West Bernardo Drive, San Diego, California with an aggregate payment of $5,805 excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month.

We believe this facility is adequate to meet our needs for the next twelve months given current plans. However should we expand our operations, we may be required to obtain additional space or alternative space. We believe there is adequate availability of office space in the general vicinity to meet our future needs.

Item 3. Quantitative and Qualitative Disclosure about Market Risk
Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in market prices, including interest rate risk and other relevant market rate or price risks.

Our exposure to market risk for changes in interest rates relates primarily to our investment in cash and cash equivalents of $304,599 and our debt of $970,752, consisting of a 7.5% Convertible Subordinated Promissory Note and accrued interest. We do not use derivative financial instruments in our investment portfolio and due to the nature of our investments, do not expect our operating results or cash flows to be significantly affected by potential changes in interest rates. At December 31, 2006, the market value of these investments, which were all classified as cash and cash equivalents and certificate of deposit, and debt approximated cost.

Item 4. Controls and Procedures
We maintain disclosure controls and procedures [as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended the "Exchange Act] that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Interim Chief Accounting Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

We carried out an evaluation under the supervision and with the participation of management, including our Chief Executive Officer and Interim Chief Accounting Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2006, the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Interim Chief Accounting Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of December 31, 2006.

There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended December 31, 2006 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

We are a non-accelerated filer and are required to comply with the internal control reporting and disclosure requirements of Section 404 of the Sarbanes-Oxley Act for fiscal years ending on or after July 15, 2007. Although we are working to comply with these requirements, we have only fifteen employees and these employees work at one location. The small number of employees is expected to make compliance with Section 404 - especially with segregation of duty control requirements - very difficult and cost ineffective, if not impossible. While the Securities and Exchange Commission had indicated it expects to issue supplementary regulations easing the burden of Section 404 requirements for small entities like us, such regulations have not yet been issued.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings
In May 2006, we announced that a complaint had been filed against our company and certain of our officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent our company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order we placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with our contract manufacturer, Maycom Co., Ltd.. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. We recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 we received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. We recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in our third fiscal 2007 quarter.

We have answered the complaint and are pursuing certain counterclaims. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortuous interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. The foregoing and other findings of the Court may be subject to appeal by either party. We believe we have substantive and multiple defenses and intend to vigorously challenge the remaining matters and pursue existing and possible additional counterclaims. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether we will or will not prevail in our defense against digEcor’s remaining claims. We are also unable to determine at this time the impact this complaint and matter may have on our financial position or results of operations. We do not expect this litigation to affect our eVU business. We have an accrual of $80,000 as an estimate of our obligation related to the remaining general damage claim and we intend to seek restitution from Maycom for any damages we may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of our proprietary eVU mobile product. Moreover, we do not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

Item 1A. Risk Factors
Set forth below and elsewhere in this report and in other documents we file with the Securities and Exchange Commission are risks and uncertainties that could cause our actual results to differ materially from the results contemplated by the forward-looking statements contained in this report and other public statements we make. See "Cautionary Note on Forward Looking Statements" within this document. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The risk factors described below do not contain any material changes from the Risk Factors described under Item 1A of Part I of our Annual Report on Form 10-K for March 31, 2006, except as follows:

▪	We updated our risk factor related to limited customers to reflect the fact that we do not expect future orders for the digEplayer.

▪	We updated our risk factor related to additional financing to reference the recent financing transaction entered into with Fusion Capital.

▪	We updated our risk factor related to reliance on manufacturers and component suppliers to reflect reliance on one manufacturer for our eVU product.

▪
We updated our risk factors related to risks of trading in our common stock to underscore the potential dilutive effects of future sales of shares of common stock by stockholders and by the Company, including Fusion Capital and subsequent sale of common stock by the holders of warrants and options and that such dilution could have an adverse effect on the market price of our shares.

▪
We added a new risk factor under "Risks Related to Intellectual Property and Government Regulation" regarding risks associated with the requirement to implement Section 404 of the Sarbanes-Oxley Act in future periods.

Financial Risks

We Have a History of Losses and May Incur Future Losses. We have incurred significant operating losses in prior fiscal years and as of the fiscal year ended March 31, 2006 we had an accumulated deficit of $77.2 million. We had losses of approximately $3.1 million, $2.4 million and $2.5 million in fiscal years 2006, 2005 and 2004, respectively. To date, we have not achieved profitability and given the level of operating expenditures and the uncertainty of revenues and margins, we expect to continue to incur losses and negative cash flows in future periods. The failure to obtain sufficient revenues and margins to support operating expenses could harm our business.

Unless We Obtain Adequate Financing and Increase Our Revenues We May Be Unable to Continue as a Going Concern. We have experienced substantial reduction in cash, inconsistent revenues and increased costs that adversely affected our results of operations and cash flows. We have suffered recurring losses from operations. This factor, in combination with (i) reliance upon debt and new equity financing to fund the continuing, losses from operations and cash flow deficits, (ii) material net losses and cash flow deficits from operations during fiscal year 2007 to date, fiscal year 2006 and in prior years and (iii) the possibility that we may be unable to meet our debts as they come due, raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain adequate financing and achieve a level of revenues, adequate to support our capital and operating requirements, as to which no assurance can be given. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence. Our auditors have included in their report an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

We Need to Obtain Additional Financing to Continue Operating our Business. We believe that cash on hand and proceeds from existing development and production contracts and product sales, are not sufficient to meet cash requirements for the next twelve months. We anticipate the need to raise additional funds to:

•	Finance working capital requirements
•	Pay for increased operating expenses or shortfalls in anticipated revenues
•	Fund research and development costs
•	Develop new technology, products or services
•	Respond to competitive pressures
•	Support strategic and industry relationships
•	Fund the production and marketing of our products and services

We cannot guarantee that the agreement with Fusion Capital will be sufficient or available to fund our ongoing operations. We only have the right to receive $80,000 every four business days under the agreement with Fusion Capital unless our stock price equals or exceeds $0.10, in which case we can sell greater amounts to Fusion Capital as the price of our common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any business day that the market price of our common stock is less than $0.08. We registered 19,166,666 shares for sale by Fusion Capital from time to time pursuant to this prospectus. We have sold 4,166,666 shares to Fusion capital for proceeds of $500,000. Accordingly, the selling price of our common stock that may yet be sold to Fusion Capital will have to average at least $0.53 per share for us to receive the maximum proceeds of $8.5 million. Assuming a purchase price of $0.17 per share (the closing sale price of the common stock on January 26, 2007) and the purchase by Fusion Capital of the full 19,166,666 shares under the common stock purchase agreement, proceeds to us would only be $3,050,000, including the $500,000 already sold to Fusion Capital.

The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our products or services or the licensing of our intellectual property. Specifically, Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any business days that the market price of our common stock is less than $0.08. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to raise additional funds through the sale of our products or services or the licensing of our intellectual property, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $8.5 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans.

We cannot assure you that such additional financing will be available on terms favorable to us, or at all. If adequate funds are not available to us then we may not be able to continue operations or take advantage of opportunities. If we raise additional funds through the sale of equity, including common stock, the percentage ownership of our stockholders will be reduced.

We do not Anticipate Paying Dividends. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings to fund the development and growth of our business. An investment in our common stock, therefore, may be more suitable for an investor that is seeking capital appreciation rather than current yield and, as a consequence, may be more speculative. Accordingly, investors should not purchase our common stock with an expectation of receiving regular dividends.

We Expect Our Operating Results to Fluctuate Significantly. Our quarterly and annual operating results have fluctuated significantly in the past and we expect that they will continue to fluctuate in the future. This fluctuation is a result of a variety of factors, including the following:

•	Market acceptance of our products by business customers and end users
•	Uncertainties with respect to future customer product orders, their timing and the margins to be received, if any
•	Fluctuations in operating costs
•	Changes in research and development costs
•	Changes in general economic conditions
•	Changes in technology
•	Short product lifecycles

We May Experience Product Delays, Cost Overruns and Errors Which Could Adversely Affect our Operating Performance and Ability to Remain Competitive. We have experienced development delays and cost overruns associated with product development in the past. We may experience additional delays and cost overruns on future projects. Future delays and cost overruns could adversely affect our financial results and could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our technology and the products produced for our customers could contain errors that could cause delays, order cancellations, contract terminations, and adverse publicity, reduced market acceptance of products, or lawsuits by our customers or others who have acquired our products, including customers branded products.

We Need to Obtain Additional Financing to Continue Operating our Business. We believe that cash on hand and proceeds from existing development and production contracts and product sales, are not sufficient to meet cash requirements for the next twelve months. We anticipate the need to raise additional funds to:

•	Finance working capital requirements
•	Pay for increased operating expenses or shortfalls in anticipated revenues
•	Fund research and development costs
•	Develop new technology, products or services
•	Respond to competitive pressures
•	Support strategic and industry relationships
•	Fund the production and marketing of our products and services

We cannot assure you that such additional financing will be available on terms favorable to us, or at all. If adequate funds are not available to us then we may not be able to continue operations or take advantage of opportunities. If we raise additional funds through the sale of equity, including common stock, the percentage ownership of our stockholders will be reduced.

Unless We Obtain Adequate Financing and Increase Our Revenues We May Be Unable to Continue as a Going Concern. We have experienced substantial reduction in cash, inconsistent revenues and increased costs that adversely affected our results of operations and cash flows. We have suffered recurring losses from operations. This factor, in combination with (i) reliance upon debt and new equity financing to fund the continuing, losses from operations and cash flow deficits, (ii) material net losses and cash flow deficits from operations during fiscal year 2007 to date, fiscal year 2006 and in prior years and (iii) the possibility that we may be unable to meet our debts as they come due, raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain adequate financing and achieve a level of revenues, adequate to support our capital and operating requirements, as to which no assurance can be given. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence. Our auditors have included in their report an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

Risks Related to Sales, Marketing and Competition

We May Be Unable to Successfully Compete in the Electronic Products Market Which is Highly Competitive and Subject to Rapid Technological Change. We compete in the market for electronic products which is intensely competitive and subject to rapid technological change. The market is also impacted by evolving industry standards, rapid price changes and rapid product obsolescence. Our competitors include a number of large foreign and domestic companies, many of which have substantially greater financial, marketing, personnel and other resources. Our current competitors or new market entrants could introduce new or enhanced technologies or products with features that render the company's technology or products obsolete or less marketable, or could develop means of producing competitive products at a lower cost. Our ability to compete successfully will depend in large measure on our ability to maintain our capabilities in connection with upgrading products and quality control procedures and to adapt to technological changes and advances in the industry. Competition could result in price reductions, reduced margins, and loss of customers or contracts, any of which could harm our business. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully enhance our products or develop new products that are compatible with the products of the electronics industry.

We Rely on a Limited Number of Customers for Revenue. Historically, a substantial portion of our revenues have been derived primarily from a limited number of customers. Two customers accounted for approximately 53% and 46% of revenues for the period ended December 31, 2006. We do not expect future orders from digEcor, and if we are unable to obtain sufficient new customers for our new eVU product, reduced sales may have a material adverse effect on our operations. In May 2006, the company and certain of its officers were sued by digEcor. We are unable to determine at this time the impact this litigation and matter may have on our financial position or results of operations.

If We Are Unsuccessful in Achieving Market Acceptance of Our Products, It Could Harm Our Business. Our failure and the failure of our customers to penetrate projected markets would have a material adverse effect upon our operations and prospects. Market acceptance of our products and those of our customers will depend in part upon our ability to demonstrate and maintain the advantages of our technology over competing products.

We Have Limited Marketing Capabilities and Resources Which Makes It Difficult For Us to Create Awareness of and Demand for Our Products and Technology. We have limited marketing capabilities and resources and are primarily dependent upon in-house executives for the marketing of our products, as well as our licensing business. Selling products and attracting new business customers requires ongoing marketing and sales efforts and expenditure of funds to create awareness of and demand for our technology. We cannot assure that our marketing efforts will be successful or result in future development contracts or other revenues.

The Success of Our Business Depends on Emerging Markets and New Products. In order for demand for our technology, services and products to grow, the markets for portable digital devices, such as digital recorders and digital video/music players and other portable consumer devices, must develop and grow. If sales for these products do not grow, our revenues could decline. To remain competitive, we intend to develop new applications for our technology and develop new technology and products. If new applications or target markets fail to develop, or if our technology, services and products are not accepted by the market, our business, financial condition and results of operations could suffer.

Development of New or Improved Products, Processes or Technologies May Render Our Technology Obsolete and Hurt Our Business. The electronics, contract manufacturing and computer software markets are characterized by extensive research and development and rapid technological change resulting in very short product life cycles. Development of new or improved products, processes or technologies may render our technology and developed products obsolete or less competitive. We will be required to devote substantial efforts and financial resources to enhance our existing products and methods of manufacture and to develop new products and methods. There can be no assurance we will succeed with these efforts. Moreover, there can be no assurance that other products will not be developed which may render our technology and products obsolete.

Risks Related to Operations

We Depend on One Contract Manufacturer and Various Component Suppliers and Our Business Has Been and Will Be Harmed By Any Interruption of Supply or Failure of Performance. We rely on one supplier for manufacturing eVU products. We do not currently anticipate future production of the previous digEplayer product. We depend on our contract manufacturer to (i) allocate sufficient capacity to our manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If the manufacturer is unable to satisfy these requirements, our business, financial condition and operating results may be materially and adversely affected. Any failure in performance by our manufacturer for any reason could have a material adverse affect on our business. Production and pricing by such manufacturer is subject to the risk of price fluctuations and periodic shortages of components. We have no supply agreements with component suppliers and, accordingly, we are dependent on the future ability of our manufacturer to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect our ability to deliver products on a timely and competitive basis in the future. Our operations in the past have been negatively impacted by delays by manufacturers and component suppliers and may be so impacted in the future.

If We Lose Key Personnel or Are Unable to Attract and Retain Additional Highly Skilled Personnel Required For the Expansion of Our Activities Our Business Will Suffer. Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our strategy. The loss of the services of any of our senior level management, or certain other key employees, may harm our business. Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

Because Some of Our Management are Part-Time and Have Certain Conflicts of Interest, Our Business Could Be Harmed. Our Vice President, Robert Putnam, is also investor relations of American Technology Corporation. As a result of his involvement with American Technology Corporation, Mr. Putnam has in the past, and is expected in the future to devote a substantial portion of his time to other endeavors and only part-time services to e.Digital. Certain conflicts of interest now exist and will continue to exist between e.Digital and Mr. Putnam due to the fact that he has other employment or business interests to which he devotes some attention and he is expected to continue to do so. It is conceivable that the respective areas of interest of e.Digital and American Technology Corporation could overlap or conflict.

Risks Related to Intellectual Property and Government Regulation

Failing to Protect Our Proprietary Rights to Our Technology Could Harm Our Ability to Compete, as well as Our Results of Our Operations. Our success and ability to compete substantially depends on our internally developed software, technologies and trademarks, which we protect through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even when they are approved, our patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third-party owners, which may not be possible on commercially reasonable terms or at all. We generally enter into confidentiality or license agreements with our employees, consultants and strategic and industry partners, and generally control access to and distribution of our software, technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We have licensed, and we may license in the future, certain proprietary rights to third parties. While we attempt to ensure that our business partners maintain the quality of our brand, they may take actions that could impair the value of our proprietary rights or our reputation. In addition, these business partners may not take the same steps we have taken to prevent misappropriation of our solutions or technologies.

We May Face Intellectual Property Infringement Claims That May Be Difficult to Defend and Costly to Resolve, Which Could Harm Our Business. Although we do not believe we infringe the proprietary rights of any third parties, we cannot assure you that third parties will not assert such claims against us in the future or that such claims will not be successful. We could incur substantial costs and diversion of management resources to defend any claims relating to proprietary rights, which could harm our business. In addition, we are obligated under certain agreements to indemnify the other party for claims that we infringe on the proprietary rights of third parties. If we are required to indemnify parties under these agreements, our business could be harmed. If someone asserts a claim relating to proprietary technology or information against us, we may seek licenses to this intellectual property. We may not be able to obtain licenses on commercially reasonable terms, or at all. The failure to obtain the necessary licenses or other rights may harm our business.

Risks Related To Government Regulation, Content And Intellectual Property Government Regulation May Subject Us to Liability and Require Us to Change The Way We Do Business. Our business is subject to rapidly changing laws and regulations. Although our operations are currently based in California, the United States government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy law, copyright law, proposed encryption laws, content regulation and import/export regulations. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm us by subjecting us to liability or forcing us to change how we do business.

Failure to Achieve and Maintain Effective Internal Controls in accordance with Section 404 of the Sarbanes-Oxley Act Could Have a Material Adverse Effect On Our Business. As a public company, we will be required to document and test our internal financial control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which will require annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors that both addresses management's assessments and provides for the independent auditor's assessment of the effectiveness of our internal controls. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet our deadline for compliance with Section 404, and we may also identify inaccuracies or deficiencies in our financial reporting that could require revisions to or restatement of prior period results. Testing and maintaining internal controls also will involve significant costs and can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404, and our independent auditors may not be able or willing to issue a favorable assessment of our conclusions. Failure to achieve and maintain an effective internal control environment could harm our operating results and could cause us to fail to meet our reporting obligations and could require that we restate our financial statements for prior periods, any of which could cause investors to lose confidence in our reported financial information and cause a decline, which could be material, in the trading price of our common stock.

Risks Related to Trading in Our Common Stock

Investing in a Technology Stock (Such as Ours) May Involve Greater Risk Than Other Investments Due to Market Conditions, Stock Price Volatility and Other Factors. The trading price of our common stock has been subject to significant fluctuations to date, and will likely be subject to wide fluctuations in the future due to:

•	Quarter-to-quarter variations in operating results
•	Announcements of technological innovations by us, our customers or competitors
•	New products or significant design achievements by us or our competitors
•	General conditions in the markets for the our products or in the electronics industry
•	The price and availability of products and components
•	Changes in operating factors including delays of shipments, orders or cancellations
•	General financial market conditions
•	Market conditions for technology stocks
•	Litigation or changes in operating results or estimates by analysts or others
•	Or other events or factors

In addition, potential dilutive effects of future sales of shares of common stock by stockholders and by the Company, including Fusion Capital and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the market price of our shares.

We do not endorse and accept any responsibility for the estimates or recommendations issued by stock research analysts or others from time to time or comments on any electronic chat boards. The public stock markets in general and technology stocks in particular, have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many high technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Low-Price Stocks and Stocks Traded on the OTC Electronic Bulletin Board are Subject to Special Regulations and may have Increased Risk. Our shares of common stock are traded on the OTC Electronic Bulletin Board, an electronic, screen-based trading system operated by the National Association of Securities Dealers, Inc. ("NASD"). Securities traded on the OTC Electronic Bulletin Board are, for the most part, thinly traded and are subject to special regulations not imposed on securities listed or traded on the NASDAQ system or on a national securities exchange. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. Sales of substantial amounts of our outstanding common stock in the public market could materially adversely affect the market price of our common stock. To date, the price of our common stock has been extremely volatile with the sale price fluctuating from an intra-day low of $0.07 to a high of $0.22 in the last twelve months. In addition, our common stock is subject to Rules 15g-1-15g-6 promulgated under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell their securities in the secondary market. The Commission has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock in the account and information on the limited market in penny stocks.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a)	NONE
(b)	NONE
(c)	NONE

Item 3. Defaults Upon Senior Securities
NONE

Item 4. Submission of Matters to a Vote of Security Holders
NONE

Item 5. Other Information
(a) NONE
(b) NONE

Item 6. Exhibits
Exhibit 31.1 - Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, President (Principal Executive Officer).

Exhibit 31.2 - Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by Robert Putnam, Interim Accounting Officer (Principal Accounting Officer).

Exhibit 32.1 - Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, President (Principal Executive Officer) and Robert Putnam, Interim Accounting Officer (Principal Accounting Officer).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

e.DIGITAL CORPORATION

Date: February 13, 2007	By:	/s/ ROBERT PUTNAM
Robert Putnam, Interim Chief Accounting Officer (Principal Accounting and Financial Officer and duly authorized to sign on behalf of the Registrant)

Exhibit 31.1
CERTIFICATION

I, William Blakeley, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d-15 (e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 13, 2007

/s/ William Blakeley
William Blakeley
President and Chief Technical Officer (Principal Executive Officer)

Exhibit 31.2
CERTIFICATION

I, Robert Putnam, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d-15 (e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 13, 2007

/s/ Robert Putnam
Robert Putnam
Interim Chief Accounting Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of e.Digital Corporation (the "Company"), that, to his or her knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended December 31, 2006, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 13, 2007

/s/ Robert Putnam

Robert Putnam,
Interim Chief Accounting Officer
(Principal Financial Officer)

Date: February 13, 2007

/s/ William Blakeley

William Blakeley,
President and Chief Technical Officer,
(Principal Executive Officer)

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

             January 8, 2007 (January 2, 2007) Date of Report (Date
                           of earliest event reported)
                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                            16770 West Bernardo Drive
                           San Diego, California 92127
                    (Address of principal executive offices)

                                 (858) 304-3016
              (Registrant's telephone number, including area code)

================================================================================

Item 1.01.Entry into a Material Definitive Agreement.

      On January 2, 2007, we entered into a common stock purchase agreement (the
"Purchase Agreement") with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"). Pursuant to the Purchase Agreement, we
have sold to Fusion Capital $250,000 of our common stock at a purchase price of
$0.12 per share and we have agreed to sell to Fusion Capital $250,000 of our common stock at a purchase price of $0.12 per share on the date that a registration statement related to the transaction is filed with the SEC. Subject to earlier termination at our discretion, we may sell an additional $8.0 million of our common stock to Fusion Capital from time to time over a 25-month period after the SEC has declared effective the registration statement related to the transaction. We agreed to issue to Fusion Capital 200,000 shares of our common stock as an expense reimbursement and 3,500,000 shares of our common stock as a commitment fee for entering into the Purchase Agreement.

      Concurrently with entering into the Purchase Agreement, we entered into a registration rights agreement with Fusion Capital (the "Registration Rights
Agreement"). Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the Purchase Agreement. After the SEC has declared effective the registration statement, generally we have the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $80,000 and $1 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion
Capital. The purchase price of the shares will be determined based upon the market price, as defined in the Purchase Agreement, of our shares without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.08. The agreement may be terminated by us at any time at our discretion without any additional cost to us.

      The issuance of the 2,083,333 shares of common stock for the cash of
$250,000, the issuance of the 200,000 expense reimbursment shares and the
3,500,000 commitment shares and the additional 2,083,333 shares issuable for cash of $250,000 at the registration statement date are issued or issuable as exempt under section 4(2) of the Securities Act of 1933, as amended.

      The foregoing description of the Purchase Agreement and the Registration
Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

      The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

      At September 30, 2006 the Company had $1,300,000 of convertible 12%
Subordinated Promissory Notes due December 31, 2006, as amended ("Subordinated
Notes") outstanding. As reported on Form 8-K filed December 12, 2006, $600,000 was converted into 7,500,000 shares of common stock. On or before December 29,
2006, the balance of $700,000 was converted by three holders and the Company has issued 8,750,000 shares of common stock. At December 29, 2006 all convertible
12% Subordinated Promissory Notes due December 31, 2006 had been converted and are no longer an obligation of the Company. A legend was placed on each of the stock certificates that were issued except for shares meeting the requirements of SEC Rule 144(k).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1  Common Stock Purchase Agreement, dated as of January 2, 2007, by and between e.Digital Corporation and Fusion Capital Fund II, LLC.

10.2  Registration Rights Agreement, dated as of January 2, 2007, by and between
      e.Digital corporation and Fusion Capital Fund II, LLC.

99.1  Press Release dated January 8, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       E.DIGITAL CORPORATION

                                       By:  /s/ Robert Putnam
                                            --------------------------------
Date: January 8, 2007                      Robert Putnam, Senior Vice
                                           President and Secretary (Interim
                                           Principal Financial Officer and
                                           duly authorized to sign on behalf
                                           of the Registrant)

                                                                  Execution Copy
                         COMMON STOCK PURCHASE AGREEMENT

      COMMON STOCK PURCHASE AGREEMENT (the "Agreement"),  dated as of January 2,
2007  by  and  between  e.Digital  Corporation,   a  Delaware  corporation  (the
"Company"),  and Fusion  Capital  Fund II, LLC, an  Illinois  limited  liability company (the "Buyer").  Capitalized  terms used herein and not otherwise defined herein are defined in Section 10 hereof.

                                    WHEREAS:

      Subject  to the terms and  conditions  set  forth in this  Agreement,  the
Company  wishes  to sell to the  Buyer,  and the  Buyer  wishes  to buy from the
Company,  up to Eight Million Five Hundred Thousand Dollars  ($8,500,000.00)  of
the Company's common stock, par value $0.001 per share (the "Common Stock"). The shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares."

      NOW THEREFORE, the Company and the Buyer hereby agree as follows:

      1.    PURCHASE OF COMMON STOCK.

      Subject  to the terms and  conditions  set  forth in this  Agreement,  the
Company has the right to sell to the Buyer,  and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:

      (a) Initial Purchases;  Commencement of Base and Block Purchases of Common
Stock.  Within one Business Day after the  execution of this  Agreement and also again on the Filing Date (as defined in Section  4(a)  hereof),  the Buyer shall buy from the  Company on each such date  2,083,333  Purchase  Shares  (each such purchase an "Initial  Purchase" and such Purchase  Shares are referred to herein as "Initial  Purchase  Shares")  for a total  purchase  price Two Hundred  Fifty
Thousand Dollars  ($250,000.00)  or $0.12 per share.  The two Initial  Purchases hereunder shall be Five Hundred Thousand Dollars  ($500,000.00) in aggregate and the Buyer shall receive  4,166,666  shares in the aggregate  relating to the two
Initial  Purchases.  The Initial Purchase Shares shall be issued in certificated form and  (subject to Section 5 hereof)  shall bear the  restrictive  legend set forth in Section  4(e)  hereof.  Thereafter,  the  purchase and sale of Purchase
Shares  hereunder  shall  occur  from time to time upon  written  notices by the
Company to the Buyer on the terms and  conditions as set forth herein  following the satisfaction of the conditions (the "Commencement") as set forth in Sections
6 and 7 below (the date of satisfaction of such  conditions,  the  "Commencement
Date").

      (b) The  Company's  Right to Require  Purchases.  Any time on or after the
Commencement  Date,  the Company shall have the right but not the  obligation to direct the Buyer by its delivery to the Buyer of Base Purchase Notices from time to time to buy Purchase  Shares (each such  purchase a "Base  Purchase")  in any amount up to Eighty Thousand Dollars  ($80,000.00) per Base Purchase Notice (the
"Base Purchase  Amount") at the Purchase Price on the Purchase Date. The Company
may deliver multiple Base Purchase Notices to the Buyer so long as at least Four
(4) Business Days have passed since the most recent Base Purchase was completed.
Notwithstanding  the forgoing,  any time on or after the Commencement  Date, the
Company shall also have the right but not the  obligation by its delivery to the
Buyer of Block  Purchase  Notices  from time to time to direct  the Buyer to buy
Purchase Shares (each such purchase a "Block  Purchase") in any amount up to One
Million Dollars  ($1,000,000.00) per Block Purchase Notice at the Block Purchase
Price on the Purchase Date as provided herein. For a Block Purchase Notice to be valid the following  conditions must be met: (1) the Block Purchase Amount shall not exceed One Hundred Thousand Dollars ($100,000.00) per Block Purchase Notice,
(2) the Company must deliver the Purchase Shares before 11:00 a.m.  eastern time on the  Purchase  Date and (3) the Sale  Price of the  Common  Stock must not be
below  $0.10   (subject  to  equitable   adjustment   for  any   reorganization,
recapitalization,  non-cash dividend,  stock split or other similar transaction)
during the Purchase Date, the date of the delivery of the Block Purchase  Notice and during the Business Day prior to the delivery of the Block Purchase  Notice.
The Block  Purchase  Amount may be increased to up to Two Hundred Fifty Thousand
Dollars  ($250,000.00) per Block Purchase Notice if the Sale Price of the Common
Stock  is  not  below  $0.20   (subject   to   equitable   adjustment   for  any
reorganization,  recapitalization,  non-cash  dividend,  stock  split  or  other similar  transaction)  during the Purchase Date, the date of the delivery of the
Block  Purchase  Notice and during the Business Day prior to the delivery of the
Block Purchase Notice.  The Block Purchase Amount may be increased to up to Five
Hundred  Thousand  Dollars  ($500,000.00)  per Block Purchase Notice if the Sale
Price of the Common Stock is not below $0.40  (subject to  equitable  adjustment for any  reorganization,  recapitalization,  non-cash  dividend,  stock split or other similar transaction) during the Purchase Date, the date of the delivery of the Block  Purchase  Notice and during the Business Day prior to the delivery of the Block Purchase  Notice.  The Block Purchase Amount may be increased to up to
One Million Dollars  ($1,000,000.00) per Block Purchase Notice if the Sale Price
of the Common Stock is not below $0.80 (subject to equitable  adjustment for any reorganization,  recapitalization,  non-cash  dividend,  stock  split  or  other similar  transaction)  during the Purchase Date, the date of the delivery of the
Block  Purchase  Notice and during the Business Day prior to the delivery of the
Block Purchase  Notice.  As used herein,  the term "Block  Purchase Price" shall mean the lesser of (i) the lowest Sale Price of the Common Stock on the Purchase
Date or (ii) the lowest  Purchase  Price during the  previous ten (10)  Business
Days prior to the date that the valid Block Purchase  Notice was received by the
Buyer.  However,  if at any  time  during  the  Purchase  Date,  the date of the delivery of the Block  Purchase  Notice or during the  Business Day prior to the delivery of the Block  Purchase  Notice,  the Sale Price of the Common  Stock is
below the applicable Block Purchase  threshold price,  such Block Purchase shall be void and the Buyer's  obligations  to buy Purchase  Shares in respect of that
Block Purchase Notice shall be terminated.  Thereafter,  the Company shall again have the right to submit a Block Purchase Notice as set forth herein by delivery of a new Block  Purchase  Notice  only if the Sale Price of the Common  Stock is above the  applicable  Block  Purchase  threshold  price  during the date of the delivery of the Block  Purchase  Notice and during the Business Day prior to the delivery of the Block Purchase  Notice.  The Company may deliver  multiple Block
Purchase  Notices to the Buyer so long as at least three (3) Business  Days have passed since the most recent Block Purchase was completed.

      (c) Payment  for  Purchase  Shares.  The Buyer shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such  Purchase  Shares via wire  transfer of  immediately  available funds on the same Business Day that the Buyer  receives such Purchase  Shares if they are received by the Buyer before 11:00 a.m.  eastern time or if received by the Buyer after 11:00 a.m.  eastern  time,  the next  Business  Day. The Company shall not issue any  fraction of a share of Common Stock upon any  purchase.  If the  issuance  would  result in the  issuance of a fraction of a share of Common
Stock,  the Company  shall round such  fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in  lawful  money of the  United  States of  America  or wire  transfer  of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.
Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business  Day,  the same shall  instead be due on the next succeeding day that is a Business Day.

                                      -2-

      (d) Purchase  Price Floor.  The Company and the Buyer shall not effect any sales under this Agreement on any Purchase Date where the Purchase Price for any purchases of Purchase  Shares would be less than the Floor Price.  "Floor Price"
means  $0.08,  which shall be  appropriately  adjusted  for any  reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

      (e) Records of  Purchases.  The Buyer and the Company  shall each maintain records  showing the remaining  Available  Amount at any give time and the dates and  Purchase  Amounts  for each  purchase  or  shall  use  such  other  method, reasonably satisfactory to the Buyer and the Company.

(f) Taxes.  The Company shall pay any and all  transfer,  stamp or similar taxes that may be payable  with  respect to the issuance and delivery of any shares of
Common Stock to the Buyer made under this Agreement.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

      The Buyer  represents  and  warrants  to the  Company  that as of the date hereof and as of the Commencement Date:

      (a)  Investment  Purpose.  The Buyer is entering  into this  Agreement and acquiring  the  Commitment  Shares,  (as defined in Section 4(e)  hereof)  (this
Agreement,  the  Purchase  Shares and the  Commitment  Shares  are  collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards,  or for resale in connection  with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the  Securities for any minimum or other specific term.

      (b) Accredited  Investor Status. The Buyer is an "accredited  investor" as that term is defined in Rule 501(a)(3) of Regulation D.

      (c) Reliance on Exemptions.  The Buyer understands that the Securities are being  offered  and  sold to it in  reliance  on  specific  exemptions  from the registration requirements of United States federal and state securities laws and that the  Company  is relying  in part upon the truth and  accuracy  of, and the
Buyer's   compliance   with,  the   representations,   warranties,   agreements,
acknowledgments  and  understandings  of the Buyer set forth  herein in order to determine the  availability  of such exemptions and the eligibility of the Buyer to acquire the Securities.

      (d) Information.  The Buyer has been furnished with all materials relating to the business,  finances and operations of the Company and materials  relating to the offer and sale of the Securities that have been  reasonably  requested by the Buyer,  including,  without  limitation,  the SEC  Documents  (as defined in
Section  3(f)  hereof).  The  Buyer  understands  that  its  investment  in  the
Securities  involves  a high  degree of risk.  The Buyer (i) is able to bear the economic risk of an investment in the  Securities  including a total loss,  (ii)
has such knowledge and  experience in financial and business  matters that it is capable of  evaluating  the merits and risks of the proposed  investment  in the
Securities  and (iii) has had an  opportunity  to ask  questions  of and receive answers from the officers of the Company concerning the financial  condition and business of the  Company  and others  matters  related to an  investment  in the
Securities.  Neither such  inquiries nor any other due diligence  investigations conducted by the Buyer or its representatives  shall modify, amend or affect the
Buyer's right to rely on the Company's  representations and warranties contained in Section 3 below. The Buyer has sought such  accounting,  legal and tax advice as it has  considered  necessary to make an informed  investment  decision  with respect to its acquisition of the Securities.

                                      -3-

      (e) No Governmental  Review.  The Buyer  understands that no United States federal  or state  agency or any other  government  or  governmental  agency has passed on or made any  recommendation  or  endorsement  of the Securities or the fairness  or  suitability  of the  investment  in the  Securities  nor have such authorities  passed  upon  or  endorsed  the  merits  of  the  offering  of  the
Securities.

      (f) Transfer or Sale. The Buyer understands that except as provided in the
Registration  Rights  Agreement  (as defined in Section  4(a)  hereof):  (i) the
Securities have not been and are not being  registered under the 1933 Act or any state  securities  laws,  and may not be offered  for sale,  sold,  assigned  or transferred  unless (A) subsequently  registered  thereunder or (B) an exemption exists  permitting such Securities to be sold,  assigned or transferred  without such registration;  (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance  with the terms of Rule 144 and further,  if Rule
144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person  through whom the sale is made) may be deemed to be an underwriter  (as that term is  defined in the 1933 Act) may  require  compliance with some other exemption under the 1933 Act or the rules and regulations of the
SEC thereunder;  and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      (g)  Validity;  Enforcement.  This  Agreement  has been  duly and  validly authorized,  executed  and  delivered  on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable  against the Buyer in accordance with its terms,  subject as to enforceability to general  principles of equity and to applicable bankruptcy, insolvency,  reorganization,  moratorium, liquidation and other  similar laws  relating to, or affecting  generally,  the  enforcement  of applicable creditors' rights and remedies.

      (h) Residency. The Buyer is a resident of the State of Illinois.

      (i) No Prior  Short  Selling.  The Buyer  represents  and  warrants to the
Company  that at no time  prior  to the  date of this  Agreement  has any of the
Buyer, its agents,  representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Section  242.200 of Regulation SHO of the Securities  Exchange Act of
1934,  as  amended  (the  "1934  Act"))  of the  Common  Stock  or (ii)  hedging transaction,  which  establishes a net short position with respect to the Common
Stock.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The  Company  represents  and  warrants  to the Buyer  that as of the date hereof and as of the Commencement Date:

      (a) Organization  and  Qualification.  The Company and its  "Subsidiaries"
(which for  purposes of this  Agreement  means any entity in which the  Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar  equity  interests)  are  corporations  duly organized and validly existing in good standing under the laws of the  jurisdiction  in which they are incorporated,  and have the requisite corporate power and authority to own their properties  and to carry on their business as now being  conducted.  Each of the
Company and its  Subsidiaries  is duly qualified as a foreign  corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business  conducted by it makes such qualification necessary,  except to the extent  that the failure to be so  qualified  or be in good  standing  could not  reasonably  be  expected  to have a Material  Adverse
Effect. As used in this Agreement,  "Material Adverse Effect" means any material adverse  effect on any of: (i) the  business,  properties,  assets,  operations,
results  of   operations   or  financial   condition  of  the  Company  and  its
Subsidiaries,  if any, taken as a whole, or (ii) the authority or ability of the
Company to perform its obligations  under the Transaction  Documents (as defined in Section 3(b) hereof).  The Company has no Subsidiaries except as set forth on
Schedule 3(a).

                                      -4-

      (b)  Authorization;   Enforcement;  Validity.  (i)  The  Company  has  the
requisite   corporate  power  and  authority  to  enter  into  and  perform  its obligations under this Agreement,  the Registration Rights Agreement and each of the other agreements  entered into by the parties on the  Commencement  Date and attached hereto as exhibits to this Agreement  (collectively,  the  "Transaction
Documents"), and to issue the Securities in accordance with the terms hereof and thereof,  (ii) the  execution and delivery of the  Transaction  Documents by the
Company and the consummation by it of the transactions  contemplated  hereby and thereby, including without limitation, the issuance of the Commitment Shares and the  reservation  for issuance and the issuance of the Purchase  Shares issuable under  this  Agreement,  have been duly  authorized  by the  Company's  Board of
Directors and no further  consent or  authorization  is required by the Company, its Board of Directors or its  shareholders,  (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other
Transaction  Document  upon  its  execution  on  behalf  of the  Company,  shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general  principles of equity or applicable  bankruptcy,  insolvency,
reorganization,   moratorium,  liquidation  or  similar  laws  relating  to,  or affecting  generally,  the  enforcement of creditors'  rights and remedies.  The
Board of Directors of the Company has approved  the  resolutions  (the  "Signing
Resolutions")  substantially  in the form as set forth as Exhibit  C-1  attached hereto to authorize this Agreement and the transactions contemplated hereby. The
Signing  Resolutions  are  valid,  in full  force and  effect  and have not been modified or  supplemented in any respect other than by the resolutions set forth in Exhibit C-2 attached hereto regarding the registration  statement referred to in Section 4 hereof.  The Company has  delivered to the Buyer a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company.  No other approvals or consents of the Company's Board of Directors and/or shareholders is necessary under  applicable  laws and the Company's  Certificate of  Incorporation  and/or
Bylaws to authorize the  execution and delivery of this  Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

      (c) Capitalization. As of the date hereof, the authorized capital stock of the Company  consists of (i) 300,000,000  shares of Common Stock, of which as of the date hereof, 235,275,662 shares are issued and outstanding, none are held as treasury  shares,  13,636,666  shares are reserved for issuance  pursuant to the
Company's stock option plans of which only approximately 1,910,000 shares remain available for future  grants and 8,570,109  shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the
Company's stock option plans and  convertible  preferred  stock)  exercisable or exchangeable  for, or convertible  into, shares of Common Stock and (ii) 250,000 shares of Series D  Preferred  Stock,  $0.001  par value with a $14.80 per share liquidation preference,  of which as of the date hereof 91,000 shares are issued and  outstanding  and no  other  Preferred  Stock  is  outstanding.  All of such outstanding  shares have been, or upon issuance will be,  validly issued and are fully paid and  nonassessable.  Except as  disclosed  in Schedule  3(c),  (i) no shares of the Company's  capital  stock are subject to preemptive  rights or any other similar rights or any liens or  encumbrances  suffered or permitted by the
Company,  (ii) there are no  outstanding  debt  securities,  (iii)  there are no
outstanding  options,   warrants,  scrip,  rights  to  subscribe  to,  calls  or
commitments  of any  character  whatsoever  relating to, or securities or rights convertible  into,  any  shares of  capital  stock of the  Company or any of its
Subsidiaries, or contracts, commitments, understandings or arrangements by which the  Company  or  any of  its  Subsidiaries  is or may  become  bound  to  issue additional  shares of capital stock of the Company or any of its Subsidiaries or options,  warrants,  scrip,  rights to subscribe to, calls or commitments of any

                                      -5-

character  whatsoever relating to, or securities or rights convertible into, any shares of capital  stock of the Company or any of its  Subsidiaries,  (iv) there are  no  agreements  or  arrangements  under  which  the  Company  or any of its
Subsidiaries is obligated to register the sale of any of their  securities under the 1933 Act  (except  the  Registration  Rights  Agreement),  (v)  there are no outstanding  securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions,  and there are no contracts, commitments,  understandings  or arrangements by which the Company or any of its
Subsidiaries  is or may become  bound to redeem a security of the Company or any of its  Subsidiaries,  (vi) there are no  securities or  instruments  containing anti-dilution  or similar  provisions  that will be triggered by the issuance of the  Securities  as described in this  Agreement  and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar  plan or  agreement.  The  Company has  furnished  to the Buyer true and correct copies of the Company's Certificate of Incorporation,  as amended and as in effect on the date  hereof  (the  "Certificate  of  Incorporation"),  and the
Company's  By-laws,  as  amended  and as in  effect  on  the  date  hereof  (the
"By-laws"),  and summaries of the terms of all  securities  convertible  into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

      (d)  Issuance  of  Securities.   The  Commitment  Shares  have  been  duly
authorized  and,  upon  issuance  in  accordance  with  the  terms  hereof,  the
Commitment Shares shall be (i) validly issued, fully paid and non-assessable and
(ii) free from all taxes,  liens and charges with respect to the issue  thereof.
19,166,666  shares of Common  Stock have been duly  authorized  and reserved for issuance upon purchase under this Agreement.  Upon issuance and payment therefor in  accordance  with the terms and  conditions of this  Agreement,  the Purchase
Shares shall be validly issued,  fully paid and  nonassessable and free from all taxes,  liens and charges  with respect to the issue  thereof,  with the holders being entitled to all rights accorded to a holder of Common Stock.

      (e) No Conflicts.  Except as disclosed in Schedule  3(e),  the  execution, delivery and  performance  of the  Transaction  Documents by the Company and the
consummation by the Company of the transactions  contemplated hereby and thereby
(including, without limitation, the reservation for issuance and issuance of the
Purchase  Shares)  will not (i)  result in a  violation  of the  Certificate  of
Incorporation,  any Certificate of  Designations,  Preferences and Rights of any
outstanding  series of  preferred  stock of the  Company or the  By-laws or (ii)
conflict  with,  or constitute a default (or an event which with notice or lapse of time or both would become a default)  under,  or give to others any rights of
termination,   amendment,   acceleration  or  cancellation  of,  any  agreement,
indenture or  instrument  to which the Company or any of its  Subsidiaries  is a party, or result in a violation of any law, rule, regulation, order, judgment or decree  (including  federal and state  securities  laws and  regulations and the rules and regulations of the Principal  Market  applicable to the Company or any of its  Subsidiaries) or by which any property or asset of the Company or any of its  Subsidiaries  is  bound  or  affected,  except  in the  case of  conflicts, defaults, terminations, amendments, accelerations,  cancellations and violations under  clause  (ii),  which  could not  reasonably  be  expected  to result in a
Material  Adverse  Effect.  Except as  disclosed in Schedule  3(e),  neither the
Company nor its  Subsidiaries is in violation of any term of or in default under

                                      -6-

its Certificate of  Incorporation,  any Certificate of Designation,  Preferences
and  Rights of any  outstanding  series of  preferred  stock of the  Company  or
By-laws or their  organizational  charter or  by-laws,  respectively.  Except as disclosed in Schedule 3(e),  neither the Company nor any of its  Subsidiaries is in  violation  of any term of or is in  default  under  any  material  contract, agreement, mortgage,  indebtedness,  indenture,  instrument, judgment, decree or order or any  statute,  rule or  regulation  applicable  to the  Company  or its
Subsidiaries,   except  for  possible  conflicts,   defaults,   terminations  or
amendments  which could not  reasonably  be expected to have a Material  Adverse
Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted,  in violation of any law,  ordinance,  regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required  under the 1933 Act or applicable  state  securities  laws,  the
Company is not  required to obtain any  consent,  authorization  or order of, or make any filing or registration  with, any court or  governmental  agency or any regulatory  or  self-regulatory  agency in order for it to  execute,  deliver or perform  any  of its  obligations  under  or  contemplated  by  the  Transaction
Documents in accordance with the terms hereof or thereof. Except as disclosed in
Schedule 3(e), all consents,  authorizations,  orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement  Date.  Except as listed in Schedule  3(e),  since  January 1, 2006,  the Company  has not  received  nor delivered any notices or  correspondence  from or to the Principal  Market.  The
Principal  Market  has not  commenced  any  delisting  proceedings  against  the
Company.

      (f) SEC Documents;  Financial Statements.  Except as disclosed in Schedule
3(f),  since  January  1,  2006,  the  Company  has  timely  filed all  reports, schedules, forms, statements and other documents required to be filed by it with the SEC  pursuant  to the  reporting  requirements  of the  1934 Act (all of the foregoing filed prior to the date hereof and all exhibits  included  therein and financial  statements  and  schedules  thereto  and  documents  incorporated  by reference therein being hereinafter  referred to as the "SEC Documents").  As of their  respective  dates (except as they have been correctly  amended),  the SEC
Documents  complied in all material  respects with the  requirements of the 1934
Act and the rules and regulations of the SEC promulgated  thereunder  applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC  (except as they may have been  properly  amended),  contained  any untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary in order to make the statements  therein,  in light of the  circumstances  under which they were made, not  misleading.  As of their  respective  dates  (except  as they  have  been  properly  amended),  the financial statements of the Company included in the SEC Documents complied as to form in all material  respects with applicable  accounting  requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally  accepted  accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii)
in the case of  unaudited  interim  statements,  to the extent  they may exclude footnotes or may be condensed or summary  statements)  and fairly present in all material respects the financial  position of the Company as of the dates thereof and the  results of its  operations  and cash flows for the  periods  then ended
(subject,  in the  case  of  unaudited  statements,  to  normal  year-end  audit adjustments).  Except as listed in Schedule  3(f),  the Company has  received no notices or  correspondence  from the SEC since January 1, 2006.  The SEC has not commenced  any  enforcement  proceedings  against  the  Company  or  any  of its subsidiaries.

      (g) Absence of Certain  Changes.  Except as  disclosed  in Schedule  3(g), since  September  30,  2006,  there has been no material  adverse  change in the business, properties,  operations,  financial condition or results of operations of the Company or its  Subsidiaries.  The  Company has not taken any steps,  and does not currently expect to take any steps, to seek protection  pursuant to any
Bankruptcy  Law  nor  does  the  Company  or any of its  Subsidiaries  have  any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.  The Company is financially solvent and is generally able to pay its debts as they become due.

                                      -7-

      (h) Absence of Litigation.  There is no action, suit, proceeding,  inquiry or  investigation  before or by any  court,  public  board,  government  agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its  Subsidiaries,  threatened  against or affecting the Company,  the
Common Stock or any of the Company's Subsidiaries or any of the Company's or the
Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding,  inquiry or investigation before or by any court, public board, government agency,  self-regulatory organization or body which, as of the date of this  Agreement,  is pending or threatened in writing  against or affecting the Company, the Common Stock or any of the Company's  Subsidiaries or
any of the  Company's or the  Company's  Subsidiaries'  officers or directors in their capacities as such, is set forth in Schedule 3(h).

      (i) Acknowledgment  Regarding Buyer's Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to the  Transaction  Documents  and the  transactions  contemplated hereby and  thereby.  The  Company  further  acknowledges  that the Buyer is not acting as a  financial  advisor or  fiduciary  of the Company (or in any similar capacity)  with  respect  to the  Transaction  Documents  and  the  transactions contemplated  hereby and thereby and any advice given by the Buyer or any of its representatives  or agents in connection with the Transaction  Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the
Company's decision to enter into the Transaction Documents has been based solely on the  independent  evaluation  by the  Company  and  its  representatives  and advisors.

      (j)  No  General  Solicitation.  Neither  the  Company,  nor  any  of  its
affiliates,  nor any person  acting on its or their  behalf,  has engaged in any form of general  solicitation  or general  advertising  (within  the  meaning of
Regulation  D under  the 1933 Act) in  connection  with the offer or sale of the
Securities.

       (k) Intellectual Property Rights. The Company and its Subsidiaries own or
possess adequate rights or licenses to use all material trademarks, trade names, service  marks,  service mark  registrations,  service  names,  patents,  patent
rights,    copyrights,    inventions,    licenses,    approvals,    governmental
authorizations,  trade secrets and rights  necessary to conduct their respective businesses as now conducted.  Except as set forth on Schedule 3(k),  none of the
Company's  material  trademarks,   trade  names,  service  marks,  service  mark
registrations,  service names, patents, patent rights,  copyrights,  inventions,
licenses,   approvals,   government  authorizations,   trade  secrets  or  other
intellectual  property  rights have expired or terminated,  or, by the terms and conditions thereof,  could expire or terminate within two years from the date of this  Agreement.  The Company and its  Subsidiaries do not have any knowledge of any infringement by the Company or its  Subsidiaries of any material  trademark, trade name rights, patents,  patent rights,  copyrights,  inventions,  licenses, service names, service marks, service mark registrations,  trade secret or other similar  rights of others,  or of any such  development  of similar or identical trade  secrets or technical  information  by others and,  except as set forth on
Schedule  3(k),  there is no claim,  action or proceeding  being made or brought against, or to the Company's knowledge, being threatened against, the Company or its  Subsidiaries  regarding  trademark,  trade name,  patents,  patent  rights, invention,  copyright,  license,  service  names,  service  marks,  service mark registrations,  trade secret or other  infringement,  which could  reasonably be expected to have a Material Adverse Effect.

      (l)  Environmental  Laws.  The  Company  and its  Subsidiaries  (i) are in
compliance with any and all applicable  foreign,  federal,  state and local laws and  regulations  relating to the  protection  of human  health and safety,  the
environment  or  hazardous  or  toxic   substances  or  wastes,   pollutants  or
contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable  Environmental Laws to conduct their  respective  businesses  and  (iii) are in  compliance  with all terms and conditions of any such permit, license or approval, except where, in each of the three  foregoing  clauses,  the  failure to so comply  could not  reasonably  be expected to have, individually or in the aggregate, a Material Adverse Effect.

                                      -8-

      (m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property  owned by them which is material to the business of the Company and its
Subsidiaries, in each case free and clear of all liens, encumbrances and defects except  such as are  described  in  Schedule  3(m) or such as do not  materially affect the value of such  property  and do not  interfere  with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.
Any real property and facilities  held under lease by the Company and any of its
Subsidiaries  are held by them under valid,  subsisting and  enforceable  leases with such  exceptions as are not material and do not interfere with the use made and proposed to be made of such  property  and  buildings by the Company and its
Subsidiaries.

      (n)  Insurance.  The Company and each of its  Subsidiaries  are insured by insurers of recognized  financial  responsibility  against such losses and risks and in such  amounts as  management  of the  Company  believes to be prudent and customary  in the  businesses  in which the  Company  and its  Subsidiaries  are engaged.  Neither  the  Company  nor any such  Subsidiary  has been  refused any insurance  coverage  sought or applied  for and neither the Company nor any such
Subsidiary  has any  reason  to  believe  that it will not be able to renew  its existing  insurance  coverage  as and when such  coverage  expires  or to obtain similar  coverage  from  similar  insurers as may be  necessary  to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise,  or the earnings,  business or operations of the Company and its Subsidiaries, taken as a whole.

      (o)  Regulatory  Permits.  The  Company and its  Subsidiaries  possess all material  certificates,  authorizations  and permits  issued by the  appropriate federal,  state or foreign  regulatory  authorities  necessary to conduct  their respective  businesses,  and neither the  Company  nor any such  Subsidiary  has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

      (p) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other  material  tax  returns,  reports and declarations  required by any  jurisdiction  to which it is subject  (unless and only to the extent that the Company and each of its  Subsidiaries  has set aside on its books  provisions  reasonably  adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental  assessments and charges  that are  material  in amount,  shown or  determined  to be due on such returns,  reports and  declarations,  except those being contested in good faith and has set aside on its books provision  reasonably adequate for the payment of all taxes for periods  subsequent to the periods to which such returns,  reports or declarations  apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any  jurisdiction,  and the officers of the
Company know of no basis for any such claim.

      (q) Transactions With Affiliates. Except as set forth on Schedule 3(q) and other than the grant or exercise of stock  options  disclosed on Schedule  3(c), none of the  officers,  directors,  or  employees  of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as  employees,  officers and  directors),  including  any contract, agreement or other  arrangement  providing for the  furnishing of services to or by,  providing for rental of real or personal  property to or from, or otherwise requiring payments to or from any officer,  director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any  officer,  director,  or any such  employee  has an  interest or is an officer, director, trustee or partner.

                                      -9-

      (r)  Application  of  Takeover  Protections.  The Company and its board of directors have taken or will take prior to the  Commencement  Date all necessary action, if any, in order to render  inapplicable any control share  acquisition, business  combination,  poison pill (including any  distribution  under a rights agreement) or other similar  anti-takeover  provision  under the  Certificate of
Incorporation  or the laws of the state of its  incorporation  which is or could become  applicable to the Buyer as a result of the transactions  contemplated by this Agreement,  including,  without  limitation,  the Company's issuance of the
Securities and the Buyer's ownership of the Securities.

      (s)  Foreign  Corrupt  Practices.  Neither  the  Company,  nor  any of its
Subsidiaries,  nor any director, officer, agent, employee or other person acting on behalf of the  Company or any of its  Subsidiaries  has, in the course of its actions  for, or on behalf of, the  Company,  used any  corporate  funds for any unlawful contribution,  gift,  entertainment or other unlawful expenses relating to  political  activity;  made any direct or  indirect  unlawful  payment to any foreign or  domestic  government  official  or employee  from  corporate  funds;
violated  or is in  violation  of any  provision  of the  U.S.  Foreign  Corrupt
Practices Act of 1977, as amended; or made any unlawful bribe,  rebate,  payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      4.    COVENANTS.

      (a) Filing of Form 8-K and Registration Statement. The Company agrees that it shall,  within the time required under the 1934 Act file a Report on Form 8-K disclosing this Agreement and the transaction  contemplated  hereby. The Company shall also file within ten (10) Business Days (the "Filing  Date") from the date hereof a new  registration  statement  covering only the sale of the  Commitment
Shares,  the Signing Shares and 19,166,666  Purchase  Shares (which includes the
4,166,666  Initial  Purchase  Shares)  in  accordance  with  the  terms  of  the
Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof ("Registration Rights Agreement"). After such registration statement is declared  effective by the SEC, the Company agrees and acknowledges  that any sales by the Company to the Buyer  pursuant to this  Agreement  are sales of the
Company's  equity  securities in a transaction that is registered under the 1933
Act.

      (b) Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial sale of the  Commitment  Shares  and any  Purchase  Shares  to the Buyer  under  this
Agreement and (ii) any subsequent sale of the Commitment  Shares or any Purchase
Shares by the Buyer,  in each case,  under  applicable  securities or "Blue Sky"
laws of the  states  of the  United  States  in  such  states  as is  reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.

      (c) Listing.  The Company shall promptly  secure the listing of all of the
Purchase  Shares,  the Signing Shares and  Commitment  Shares upon each national securities exchange and automated quotation system, if any, upon which shares of
Common Stock are then listed  (subject to official notice of issuance) and shall maintain,  so long as any other shares of Common Stock shall be so listed,  such listing of all such securities from time to time issuable under the terms of the
Transaction   Documents.   The  Company  shall   maintain  the  Common   Stock's
authorization for quotation on the Principal Market. Neither the Company nor any
of its Subsidiaries  shall take any action that would be reasonably  expected to result in the  delisting  or  suspension  of the Common  Stock on the  Principal
Market.  The Company  shall  promptly,  and in no event later than the following
Business  Day,  provide to the Buyer copies of any notices it receives  from the
Principal  Market  regarding the continued  eligibility  of the Common Stock for listing on such automated quotation system or securities  exchange.  The Company shall pay all fees and expenses in connection  with  satisfying its  obligations under this Section.

                                      -10-

      (d) Limitation on Short Sales and Hedging  Transactions.  The Buyer agrees that  beginning  on the  date  of  this  Agreement  and  ending  on the  date of termination of this  Agreement as provided in Section  11(k),  the Buyer and its agents,  representatives and affiliates shall not in any manner whatsoever enter into or effect,  directly or  indirectly,  any (i) "short sale" (as such term is defined in  Section  242.200  of  Regulation  SHO of the 1934 Act) of the Common
Stock or (ii) hedging  transaction,  which establishes a net short position with respect to the Common Stock.

      (e)  Issuance of  Commitment  Shares;  Limitation  on Sales of  Commitment
Shares.  Immediately  upon the  execution of this  Agreement,  the Company shall issue to the Buyer as  consideration  for the Buyer entering into this Agreement
3,500,000  shares of Common Stock (the "  Commitment  Shares").  The  Commitment
Shares and the Initial Purchase Shares shall be issued in certificated  form and
(subject to Section 5 hereof) shall bear the following restrictive legend:

      THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED
      UNDER  THE  SECURITIES  ACT OF  1933,  AS  AMENDED,  OR  APPLICABLE  STATE
      SECURITIES  LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY
      NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED OR ASSIGNED IN THE ABSENCE OF
      AN  EFFECTIVE   REGISTRATION   STATEMENT  FOR  THE  SECURITIES  UNDER  THE
      SECURITIES ACT OF 1933, AS AMENDED,  OR APPLICABLE  STATE SECURITIES LAWS,
      UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS
      AMENDED,  OR (2) AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT
      REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES
      LAWS.

        The  Buyer  agrees  that  the  Buyer  shall  not  transfer  or sell  the
Commitment  Shares  until  the  earlier  of (a) 500  Business  Days (25  Monthly
Periods)  from the date hereof or (b) the date on which this  Agreement has been terminated,  provided,  however,  that such restrictions shall not apply: (i) in connection  with any  transfers to or among  affiliates  (as defined in the 1934
Act),  (ii) in connection with any pledge in connection with a bona fide loan or margin account,  (iii) in the event that the  Commencement  does not occur on or before May 1, 2007,  due to the failure of the Company to satisfy the conditions set forth in Section 7 or (iv) if an Event of Default has occurred, or any event which,  after  notice  and/or  lapse of time,  would become an Event of Default, including any failure by the Company to timely issue Purchase  Shares under this
Agreement.  Notwithstanding  the  forgoing,  the Buyer may  transfer  Commitment
Shares to a third  party in order to  settle a sale made by the Buyer  where the
Buyer  reasonably  expects the Company to deliver  Purchase  Shares to the Buyer under  this  Agreement  so long as the  Buyer  maintains  ownership  of the same overall number of shares of Common Stock by "replacing" the Commitment Shares so transferred with Purchase Shares when the Purchase Shares are actually issued by the Company to the Buyer.

      (g) Due  Diligence.  The Buyer shall have the right,  from time to time as the Buyer may reasonably deem appropriate,  to perform  reasonable due diligence on the Company during normal  business  hours.  The Company and its officers and employees shall provide  information and reasonably  cooperate with the Buyer in connection  with any reasonable  request by the Buyer related to the Buyer's due diligence of the Company,  including,  but not limited to, any such request made by the Buyer in  connection  with (i) the filing of the  registration  statement described  in Section 4(a) hereof and (ii) the  Commencement.  Each party hereto agrees not to disclose any  Confidential  Information  of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection  with, or in furtherance  of, the  transactions  contemplated hereby. Each party hereto  acknowledges that the Confidential  Information shall remain the  property of the  disclosing  party and agrees that it shall take all reasonable  measures  to protect  the  secrecy of any  Confidential  Information disclosed by the other party.

                                      -11-

      5.    TRANSFER AGENT INSTRUCTIONS.

      Immediately  upon the  execution  of this  Agreement,  the  Company  shall deliver  to the  Transfer  Agent a letter in the form as set forth as  Exhibit E attached  hereto with respect to the issuance of the Commitment  Shares.  On the
Commencement  Date,  the  Company  shall  cause  any  restrictive  legend on the
Commitment  Shares, the Initial Purchase Shares and the 200,000 shares of Common
Stock issued to the Buyer upon signing that certain Term Sheet between the Buyer and the Company and dated as of December 19, 2006 (the  "Signing  Shares") to be removed  and all of the  remaining  Purchase  Shares  to be  issued  under  this
Agreement  shall be issued  without  any  restrictive  legend  unless  the Buyer expressly consents otherwise.  The Company shall issue irrevocable  instructions to the Transfer  Agent,  and any subsequent  transfer  agent,  to issue Purchase
Shares  in the name of the  Buyer  for the  Purchase  Shares  (the  "Irrevocable
Transfer  Agent  Instructions").  The  Company  warrants  to the  Buyer  that no instruction  other than the Irrevocable  Transfer Agent  Instructions  expressly referred to in this Agreement will be given by the Company to the Transfer Agent with  respect to the  Purchase  Shares and that the  Commitment  Shares  Signing
Shares and the Purchase  Shares shall  otherwise be freely  transferable  on the books and records of the Company as and to the extent provided in this Agreement and the Registration  Rights Agreement subject to the provisions of Section 4(e)
in the case of the Commitment Shares.

      6.    CONDITIONS  TO THE  COMPANY'S  RIGHT TO COMMENCE  SALES OF SHARES OF
            COMMON STOCK UNDER THIS AGREEMENT.

      The right of the  Company  hereunder  to  commence  sales of the  Purchase
Shares is subject to the satisfaction of each of the following  conditions on or before the Commencement Date (the date that the Company may begin sales):

      (a)   The Buyer shall have executed each of the Transaction  Documents and delivered the same to the Company;

      (b)   A registration  statement covering the sale of all of the Commitment
            Shares,  Signing Shares and Purchase Shares shall have been declared effective  under  the  1933  Act by the SEC and no stop  order  with respect to the registration statement shall be pending or threatened by the SEC.

      7.    CONDITIONS TO THE BUYER'S  OBLIGATION TO MAKE PURCHASES OF SHARES OF
            COMMON STOCK.

      The obligation of the Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the
Commencement  Date (the date that the  Company  may begin  sales)  and once such conditions  have  been  initially  satisfied,  there  shall  not be any  ongoing obligation to satisfy such conditions after the Commencement has occurred:

      (a) The Company shall have executed each of the Transaction  Documents and delivered the same to the Buyer;

                                      -12-

      (b) The Company shall have issued to the Buyer the  Commitment  Shares and shall  have  removed  the  restrictive  transfer  legend  from  the  certificate representing the Commitment  Shares, the Initial Purchase Shares and the Signing
Shares;

      (c) The Common Stock shall be  authorized  for  quotation on the Principal
Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the  Principal  Market and the  Purchase  Shares and the
Commitment Shares shall be approved for listing upon the Principal Market;

      (d) The Buyer shall have  received  the  opinions of the  Company's  legal counsel dated as of the Commencement Date substantially in the form of Exhibit A attached hereto;

      (e) The  representations  and  warranties of the Company shall be true and correct  in all  material  respects  (except  to the  extent  that  any of  such representations and warranties is already qualified as to materiality in Section
3 above, in which case, such  representations  and warranties  shall be true and correct  without further  qualification)  as of the date when made and as of the
Commencement  Date as though made at that time (except for  representations  and warranties  that  speak  as of a  specific  date)  and the  Company  shall  have performed, satisfied and complied with the covenants,  agreements and conditions required by the  Transaction  Documents to be  performed,  satisfied or complied with by the Company at or prior to the  Commencement  Date. The Buyer shall have received a  certificate,  executed by the CEO,  President or CFO of the Company, dated as of the Commencement  Date, to the foregoing effect in the form attached hereto as Exhibit B;

      (f) The Board of Directors of the Company  shall have adopted  resolutions in the form attached hereto as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

      (g) As of the  Commencement  Date,  the Company shall have reserved out of its  authorized and unissued  Common Stock,  solely for the purpose of effecting purchases  of  Purchase  Shares  hereunder,  19,166,666  shares of Common  Stock including the Initial Purchase Shares;

      (h) The Irrevocable Transfer Agent Instructions, in form acceptable to the
Buyer shall have been  delivered to and  acknowledged  in writing by the Company and the Company's Transfer Agent;

      (i) The Company shall have delivered to the Buyer a certificate evidencing the  incorporation  and good  standing  of the  Company in the State of Delaware issued by the  Secretary  of State of the State of  Delaware as of a date within ten (10)  Business  Days of the  Commencement  Date and the  Company  shall have delivered to the Buyer a certificate  evidencing good standing of the Company in the  State of  California  issued  by the  Secretary  of  State of the  State of
California as of a date within ten (10) Business Days of the Commencement Date;

      (j) The Company shall have  delivered to the Buyer a certified copy of the
Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;

      (k)  The  Company  shall  have   delivered  to  the  Buyer  a  secretary's
certificate  executed  by  the  Secretary  of  the  Company,  dated  as  of  the
Commencement Date, in the form attached hereto as Exhibit D;

                                      -13-

      (l) A  registration  statement  covering the sale of all of the Commitment
Shares,  the  Signing  Shares  and  Purchase  Shares  shall  have been  declared effective  under the 1933 Act by the SEC and no stop order  with  respect to the registration  statement  shall be pending or  threatened by the SEC. The Company shall have  prepared and  delivered  to the Buyer a final and  complete  form of prospectus,  dated and current as of the  Commencement  Date,  to be used by the
Buyer in connection with any sales of any Commitment  Shares, the Signing Shares or any  Purchase  Shares,  and to be filed by the Company one Business Day after the  Commencement  Date.  The  Company  shall  have made all  filings  under all applicable  federal  and state  securities  laws  necessary  to  consummate  the issuance of the Commitment  Shares,  the Signing Shares and the Purchase  Shares
pursuant to this Agreement in compliance with such laws;

      (m) No Event of Default has  occurred,  or any event  which,  after notice and/or lapse of time, would become an Event of Default has occurred;

      (n) On or prior to the  Commencement  Date,  the  Company  shall  take all necessary action, if any, and such actions as reasonably requested by the Buyer, in  order  to  render  inapplicable  any  control  share  acquisition,  business combination,  shareholder rights plan or poison pill (including any distribution under a rights  agreement) or other similar  anti-takeover  provision  under the
Certificate of Incorporation or the laws of the state of its incorporation which is or could  become  applicable  to the  Buyer as a result  of the  transactions contemplated by this Agreement,  including,  without  limitation,  the Company's issuance of the Securities and the Buyer's ownership of the Securities; and

      (o) The  Company  shall  have  provided  the  Buyer  with the  information requested by the Buyer in connection with its due diligence  requests made prior to, or in connection  with, the  Commencement,  in accordance  with the terms of
Section 4(g) hereof.

      8.    INDEMNIFICATION.

      In consideration of the Buyer's  execution and delivery of the Transaction
Documents and acquiring the  Securities  hereunder and in addition to all of the
Company's other obligations under the Transaction  Documents,  the Company shall defend,  protect,  indemnify  and  hold  harmless  the  Buyer  and  all  of  its affiliates,  shareholders, officers, directors, employees and direct or indirect investors  and any of the  foregoing  person's  agents or other  representatives
(including,   without   limitation,   those  retained  in  connection  with  the
transactions contemplated by this Agreement)  (collectively,  the "Indemnitees")
from and against any and all actions,  causes of action, suits, claims,  losses, costs,  penalties,  fees,  liabilities  and damages,  and expenses in connection therewith  (irrespective of whether any such Indemnitee is a party to the action for  which  indemnification  hereunder  is  sought),  and  including  reasonable attorneys' fees and disbursements (the "Indemnified  Liabilities"),  incurred by any  Indemnitee  as a result  of,  or  arising  out of, or  relating  to (a) any misrepresentation  or  breach  of any  representation  or  warranty  made by the
Company in the  Transaction  Documents or any other  certificate,  instrument or document  contemplated  hereby  or  thereby,  (b) any  breach  of any  covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or
(c) any cause of action,  suit or claim brought or made against such  Indemnitee and arising out of or resulting  from the  execution,  delivery,  performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,  other than with respect to Indemnified
Liabilities  which  directly and primarily  result from the gross  negligence or willful  misconduct  of  the  Indemnitee.  To  the  extent  that  the  foregoing undertaking  by the Company  may be  unenforceable  for any reason,  the Company shall make the maximum  contribution to the payment and  satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                                      -14-

      9.    EVENTS OF DEFAULT.

      An "Event of Default"  shall be deemed to have occurred at any time as any of the following events occurs:

      (a)  while  any  registration  statement  is  required  to  be  maintained effective  pursuant  to the  terms of the  Registration  Rights  Agreement,  the effectiveness of such registration  statement lapses for any reason  (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for sale of all of the  Registrable  Securities (as defined in the  Registration
Rights  Agreement)  in  accordance  with the  terms of the  Registration  Rights
Agreement,  and such lapse or unavailability  continues for a period of ten (10)
consecutive  Business Days or for more than an aggregate of thirty (30) Business
Days in any 365-day period;

      (b) the  suspension  from  trading or  failure  of the Common  Stock to be listed on the Principal  Market for a period of three (3)  consecutive  Business
Days;

      (c) the delisting of the Company's Common Stock from the Principal Market, provided,  however, that the Common Stock is not immediately  thereafter trading on the New York Stock  Exchange,  the Nasdaq Global  Market,  the Nasdaq Capital
Market, or the American Stock Exchange;

      (d) the failure  for any reason by the  Transfer  Agent to issue  Purchase
Shares to the Buyer within five (5) Business Days after the applicable  Purchase
Date which the Buyer is entitled to receive;

      (e) the Company breaches any representation,  warranty,  covenant or other term or  condition  under any  Transaction  Document if such breach could have a
Material Adverse Effect and except,  in the case of a breach of a covenant which is reasonably  curable,  only if such breach  continues for a period of at least five (5) Business Days;

      (f) if any Person  commences a proceeding  against the Company pursuant to or within the meaning of any Bankruptcy Law ;

      (g) if the Company  pursuant  to or within the  meaning of any  Bankruptcy
Law; (A) commences a voluntary  case,  (B) consents to the entry of an order for relief against it in an involuntary  case, (C) consents to the  appointment of a
Custodian of it or for all or  substantially  all of its  property,  (D) makes a general assignment for the benefit of its creditors,  (E) becomes insolvent,  or
(F) is generally unable to pay its debts as the same become due;

      (h) a court of competent  jurisdiction enters an order or decree under any
Bankruptcy  Law that (A) is for relief  against  the  Company in an  involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary; or

      (i) a material  adverse  change in the business,  properties,  operations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                                      -15-

In addition  to any other  rights and  remedies  under  applicable  law and this
Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default  has  occurred  and is  continuing,  or if any event which, after notice and/or lapse of time, would become an Event of Default,  has occurred  and is  continuing,  or so long as the  Purchase  Price is  below  the
Purchase Price Floor, the Buyer shall not be obligated to purchase any shares of
Common Stock under this  Agreement.  If pursuant to or within the meaning of any
Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding  against the Company, a Custodian is appointed for the Company or for all or  substantially  all of its  property,  or the  Company  makes  a  general assignment for the benefit of its creditors,  (any of which would be an Event of
Default as described  in Sections  9(f),  9(g) and 9(h)  hereof) this  Agreement shall  automatically  terminate  without any liability or payment to the Company without  further  action or notice by any Person.  No such  termination  of this
Agreement  under  Section  11(k)(i)  shall  affect the  Company's or the Buyer's obligations  under this  Agreement  with  respect to pending  purchases  and the
Company and the Buyer shall complete their  respective  obligations with respect to any pending purchases under this Agreement.

      10.   CERTAIN DEFINED TERMS.

      For  purposes  of this  Agreement,  the  following  terms  shall  have the following meanings:

      (a) "1933 Act" means the Securities Act of 1933, as amended.

      (b) "Available Amount" means initially Eight Million Five Hundred Thousand
Dollars  ($8,500,000)  in the  aggregate  which  amount  shall be reduced by the
Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to
Section 1 hereof.

      (c) "Bankruptcy  Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

      (d) "Base Purchase  Notice" shall mean an irrevocable  written notice from the  Company  to the Buyer  directing  the Buyer to buy up to the Base  Purchase
Amount in Purchase  Shares as specified by the Company therein at the applicable
Purchase Price on the Purchase Date.

      (e) "Block  Purchase  Amount"  shall mean such  Block  Purchase  Amount as specified  by the Company in a Block  Purchase  Notice  subject to Section  1(b)
hereof.

      (f) "Block Purchase Notice" shall mean an irrevocable  written notice from the Company to the Buyer directing the Buyer to buy the Block Purchase Amount in
Purchase  Shares as specified by the Company therein at the Block Purchase Price as of the Purchase Date subject to Section 1 hereof.

                                      -16-

      (d) "Business Day" means any day on which the Principal Market is open for trading  including any day on which the Principal Market is open for trading for a period of time less than the customary time.

      (e) "Closing Sale Price" means,  for any security as of any date, the last closing trade price for such security on the Principal Market as reported by the
Principal  Market,  or, if the Principal Market is not the principal  securities exchange or trading  market for such  security,  the last closing trade price of such security on the principal  securities exchange or trading market where such security is listed or traded as reported by the Principal Market.

      (f) "Confidential  Information" means any information  disclosed by either party to the other party, either directly or indirectly,  in writing,  orally or by inspection of tangible objects  (including,  without  limitation,  documents,
prototypes,   samples,   plant   and   equipment),   which  is   designated   as
"Confidential,"   "Proprietary"   or  some  similar   designation.   Information
communicated  orally  shall  be  considered  Confidential  Information  if  such information is confirmed in writing as being Confidential Information within ten
(10) business days after the initial  disclosure.  Confidential  Information may also  include  information  disclosed to a  disclosing  party by third  parties.
Confidential  Information shall not, however,  include any information which (i)
was publicly  known and made  generally  available in the public domain prior to the time of disclosure by the disclosing  party; (ii) becomes publicly known and made  generally  available  after  disclosure  by the  disclosing  party  to the receiving party through no action or inaction of the receiving  party;  (iii) is already in the  possession of the  receiving  party at the time of disclosure by the  disclosing  party as shown  by the  receiving  party's  files  and  records immediately  prior to the time of disclosure;  (iv) is obtained by the receiving party from a third party without a breach of such third party's  obligations  of confidentiality;  (v) is independently  developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent  evidence in the receiving party's  possession;
or (vi) is required by law to be disclosed by the receiving party, provided that the receiving  party gives the  disclosing  party prompt  written notice of such requirement  prior to such  disclosure  and  assistance  in  obtaining  an order protecting the information from public disclosure.

      (g)  "Custodian"  means any  receiver,  trustee,  assignee,  liquidator or similar official under any Bankruptcy Law.

      (h)  "Maturity  Date" means the date that is 500 Business Days (25 Monthly
Periods) from the Commencement Date.

      (i)  "Monthly  Period"  means  each  successive  20  Business  Day  period commencing with the Commencement Date.

      (j) "Person" means an individual or entity including any limited liability
company,  a  partnership,   a  joint  venture,   a  corporation,   a  trust,  an
unincorporated  organization  and a  government  or  any  department  or  agency thereof.

      (k)  "Principal  Market"  means the Nasdaq OTC  Bulletin  Board;  provided however,  that in the event the Company's  Common Stock is ever listed or traded on the Nasdaq  Global  Market,  the Nasdaq  Capital  Market,  the New York Stock
Exchange or the American Stock Exchange,  than the "Principal Market" shall mean such other market or exchange on which the Company's Common Stock is then listed or traded.

      (l) "Purchase Amount" means, with respect to any particular  purchase made hereunder,  the portion of the  Available  Amount to be  purchased  by the Buyer pursuant to Section 1 hereof as set forth in a valid Base  Purchase  Notice or a valid Block Purchase Notice which the Company delivers to the Buyer.

      (m)  "Purchase  Date" means with respect to any  particular  purchase made hereunder,  the Business Day after receipt by the Buyer of a valid Base Purchase
Notice or a valid Block Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1 hereof.

      (n)  "Purchase  Price" means the lower of the (A) the lowest Sale Price of the Common  Stock on the  Purchase  Date and (B) the  arithmetic  average of the three (3) lowest Closing Sale Prices for the Common Stock during the twelve (12)
consecutive Business Days ending on the Business Day immediately  preceding such
Purchase   Date  (to  be   appropriately   adjusted   for  any   reorganization,
recapitalization, non-cash dividend, stock split or other similar transaction).

                                      -17-

      (o) "Sale Price" means,  any trade price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

      (q) "SEC" means the United States Securities and Exchange Commission.

      (r) "Transfer  Agent" means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

      11.   MISCELLANEOUS.

      (a) Governing  Law;  Jurisdiction;  Jury Trial.  The corporate laws of the
State of Delaware shall govern all issues  concerning the relative rights of the
Company and its shareholders.  All other questions  concerning the construction, validity,  enforcement  and  interpretation  of this  Agreement  and  the  other
Transaction  Documents  shall be governed by the  internal  laws of the State of
Illinois,  without  giving  effect  to any  choice  of law  or  conflict  of law provision or rule (whether of the State of Illinois or any other  jurisdictions)
that would cause the application of the laws of any jurisdictions other than the
State of  Illinois.  Each party  hereby  irrevocably  submits  to the  exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the  adjudication  of any  dispute  hereunder  or under  the  other  Transaction
Documents  or in  connection  herewith  or  therewith,  or with any  transaction contemplated  hereby or discussed herein,  and hereby  irrevocably  waives,  and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or  proceeding  is  brought in an  inconvenient  forum or that the venue of such suit,  action or proceeding is improper.  Each party hereby  irrevocably  waives personal  service of process and  consents to process  being  served in any such suit,  action or  proceeding  by  mailing a copy  thereof  to such  party at the address for such notices to it under this Agreement and agrees that such service shall  constitute  good and  sufficient  service of process and notice  thereof.
Nothing  contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY
RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST,  A JURY TRIAL FOR THE ADJUDICATION
OF ANY  DISPUTE  HEREUNDER  OR IN  CONNECTION  HEREWITH  OR ARISING  OUT OF THIS
AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      (b) Counterparts.  This Agreement may be executed in two or more identical counterparts,  all of which shall be considered  one and the same  agreement and shall  become  effective  when  counterparts  have been signed by each party and delivered  to the other  party;  provided  that a facsimile  signature  shall be considered  due execution  and shall be binding upon the signatory  thereto with the same force and effect as if the signature were an original,  not a facsimile signature.

      (c)  Headings.  The  headings of this  Agreement  are for  convenience  of reference  and shall not form part of, or affect  the  interpretation  of,  this
Agreement.

      (d)  Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction  or the  validity  or  enforceability  of  any  provision  of  this
Agreement in any other jurisdiction.

                                      -18-

      (e) Entire  Agreement.  With the  exception  of the  Mutual  Nondisclosure
Agreement  between the parties  dated as of November  16, 2006,  this  Agreement supersedes  all other prior oral or written  agreements  between the Buyer,  the
Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein,  and this Agreement,  the other Transaction  Documents and the instruments  referenced  herein contain the entire  understanding of the parties with respect to the matters  covered  herein and therein and,  except as specifically  set forth  herein or  therein,  neither  the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company  acknowledges and agrees that is has not relied on, in any manner whatsoever,  any  representations  or statements,  written or oral, other than as expressly set forth in this Agreement.

      (f) Notices.  Any notices,  consents or other  communications  required or permitted to be given under the terms of this  Agreement  must be in writing and will be  deemed  to  have  been  delivered:  (i)  upon  receipt  when  delivered personally;  (ii) upon receipt when sent by facsimile (provided  confirmation of transmission is mechanically or electronically generated and kept on file by the sending  party);  or (iii) one  Business  Day after  deposit  with a  nationally recognized  overnight  delivery service,  in each case properly addressed to the party to  receive  the  same.  The  addresses  and  facsimile  numbers  for such communications shall be:

      If to the Company:
            e.Digital Corporation
            16770 West Bernardo Drive
            San Diego, California 92127
            Telephone:  858-304-3016
            Facsimile:  858-304-3023
            Attention:  Chief Financial Officer

      With a copy to:
            McConnell, Dunning & Barwick LLP
            15 Enterprise, Suite 360
            Aliso Viejo, California 92656
            Telephone:   949-900-4400
            Facsimile:   949-900-4401
            Attention:   Curt C. Barwick, Esq.

      If to the Buyer:
            Fusion Capital Fund II, LLC
            222 Merchandise Mart Plaza, Suite 9-112
            Chicago, IL 60654
            Telephone:  312-644-6644
            Facsimile:  312-644-6244
            Attention:  Steven G. Martin

      If to the Transfer Agent:
            Interwest Transfer Co.
            1981 E. 4800 S., Suite 100
            Salt Lake City, UT  84117
            Telephone:  801-272-9294
            Facsimile:  801.277.3147
            Attention:  Kurt Hughes

                                      -19-

or at such other address and/or facsimile number and/or to the attention of such other person as the  recipient  party has  specified by written  notice given to each other  party three (3)  Business  Days prior to the  effectiveness  of such change.  Written  confirmation  of receipt  (A) given by the  recipient  of such notice,  consent or other  communication,  (B)  mechanically  or  electronically generated by the sender's  facsimile  machine  containing  the time,  date,  and recipient facsimile number or (C) provided by a nationally  recognized overnight delivery service,  shall be rebuttable evidence of personal service,  receipt by facsimile or receipt from a nationally  recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

      (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective  successors and assigns.  The
Company shall not assign this Agreement or any rights or  obligations  hereunder without  the  prior  written  consent  of the  Buyer,  including  by  merger  or consolidation.  The Buyer may not assign its  rights or  obligations  under this
Agreement.

      (h) No Third Party  Beneficiaries.  This  Agreement  is  intended  for the benefit of the parties  hereto and their  respective  permitted  successors  and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      (i) Publicity.  The Buyer shall have the right to approve before  issuance any press  release,  SEC  filing or any other  public  disclosure  made by or on behalf of the Company  whatsoever with respect to, in any manner, the Buyer, its purchases  hereunder  or any  aspect  of  this  Agreement  or  the  transactions contemplated  hereby;  provided,  however,  that the Company  shall be entitled, without  the prior  approval  of the Buyer,  to make any press  release or other public  disclosure  (including  any filings  with the SEC) with  respect to such transactions  as is required by applicable  law and  regulations  so long as the
Company and its counsel consult with the Buyer in connection with any such press release or other public  disclosure  at least two (2) Business Days prior to its release.  The  Buyer  must be  provided  with a copy  thereof  at least  two (2)
Business  Days prior to any release or use by the Company  thereof.  The Company agrees and  acknowledges  that its failure to fully  comply with this  provision constitutes a material  adverse effect on its ability to perform its obligations under this Agreement.

      (j) Further  Assurances.  Each party shall do and perform,  or cause to be done and  performed,  all such  further acts and things,  and shall  execute and deliver all such other agreements,  certificates,  instruments and documents, as the other  party may  reasonably  request  in order to carry out the  intent and
accomplish  the  purposes  of  this  Agreement  and  the   consummation  of  the
transactions contemplated hereby.

      (k) Termination. This Agreement may be terminated only as follows:

            (i) By the Buyer any time an Event of  Default  exists  without  any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy  Law, the Company  commences a voluntary case or any Person  commences a  proceeding  against the  Company,  a Custodian is appointed for the Company or for all or substantially all of its property, or  the  Company  makes  a  general  assignment  for  the  benefit  of its creditors,  (any of which  would be an Event of  Default as  described  in
      Sections 9(f),  9(g) and 9(h) hereof) this Agreement  shall  automatically terminate  without any liability or payment to the Company without further action or notice by any  Person.  No such  termination  of this  Agreement under this  Section  11(k)(i)  shall  affect the  Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the
      Company and the Buyer shall complete  their  respective  obligations  with respect to any pending purchases under this Agreement.

                                      -20-

            (ii) In the event that the Commencement shall not have occurred, the
      Company shall have the option to terminate  this  Agreement for any reason or for no reason without liability of any party to any other party.

            (iii) In the event that the Commencement  shall not have occurred on or before May 1, 2007,  due to the failure to satisfy the  conditions  set forth in  Sections 6 and 7 above with  respect  to the  Commencement,  the nonbreaching  party shall have the option to terminate  this  Agreement at the close of business on such date or thereafter  without liability of any party to any other party.

            (iv) If by the  Maturity  Date for any  reason or for no reason  the full  Available  Amount  under this  Agreement  has not been  purchased as provided  for in Section 1 of this  Agreement,  by the Buyer  without  any liability or payment to the Company.

            (v) At any time after the Commencement  Date, the Company shall have the option to terminate  this Agreement for any reason or for no reason by delivering notice (a "Company  Termination  Notice") to the Buyer electing to terminate this Agreement without any liability or payment to the Buyer.
      The  Company  Termination  Notice  shall  not be  effective  until one (1)
      Business Day after it has been received by the Buyer.

            (vi) This Agreement shall  automatically  terminate on the date that the Company  sells and the Buyer  purchases the full  Available  Amount as provided herein, without any action or notice on the part of any party.

Except as set forth in  Sections  11(k)(i)  (in  respect  of an Event of Default under  Sections  9(f),  9(g) and 9(h)) and  11(k)(vi),  any  termination of this
Agreement  pursuant to this  Section  11(k) shall be effected by written  notice from the Company to the Buyer, or the Buyer to the Company,  as the case may be, setting forth the basis for the  termination  hereof.  The  representations  and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification  provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 11, shall  survive the  Commencement  and any termination of this Agreement. No termination of this Agreement shall affect the
Company's or the Buyer's rights or obligations (i) under the Registration Rights
Agreement which shall survive any such  termination or (ii) under this Agreement with respect to pending  purchases and the Company and the Buyer shall  complete their respective  obligations  with respect to any pending  purchases under this
Agreement.

      (l) No Financial Advisor,  Placement Agent,  Broker or Finder. The Company
represents  and  warrants  to the Buyer that it has not  engaged  any  financial advisor,  placement agent,  broker or finder in connection with the transactions contemplated  hereby.  The Buyer  represents and warrants to the Company that it has not engaged any  financial  advisor,  placement  agent,  broker or finder in connection  with the  transactions  contemplated  hereby.  The Company  shall be responsible for the payment of any fees or commissions, if any, of any financial advisor,  placement  agent,  broker or finder  relating to or arising out of the transactions  contemplated  hereby.  The Company  shall pay,  and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses)  arising in connection with any such claim.

      (m) No Strict  Construction.  The language used in this  Agreement will be deemed to be the language  chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                      -21-

      (n) Remedies,  Other  Obligations,  Breaches and  Injunctive  Relief.  The
Buyer's remedies  provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement,  at law or in equity  (including  a decree of specific  performance  and/or  other  injunctive relief),  no remedy of the Buyer  contained  herein  shall be deemed a waiver of compliance  with the  provisions  giving rise to such remedy and nothing  herein shall limit the Buyer's  right to pursue  actual  damages for any failure by the
Company to comply with the terms of this  Agreement.  The  Company  acknowledges that a breach by it of its obligations  hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate.  The
Company  therefore  agrees that,  in the event of any such breach or  threatened breach,  the  Buyer  shall be  entitled,  in  addition  to all  other  available remedies,  to an  injunction  restraining  any breach,  without the necessity of showing economic loss and without any bond or other security being required.

      (0)  Enforcement  Costs.  If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding;  or (ii) an attorney is retained to represent the Buyer in any
bankruptcy,   reorganization,   receivership  or  other  proceedings   affecting
creditors'  rights  and  involving  a claim  under this  Agreement;  or (iii) an attorney is retained to represent the Buyer in any other proceedings  whatsoever in connection with this  Agreement,  then the Company shall pay to the Buyer, as incurred by the Buyer,  all reasonable costs and expenses  including  attorneys'
fees  incurred in  connection  therewith,  in addition to all other  amounts due hereunder.

      (p) Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power,  right or privilege  hereunder  shall operate as a waiver thereof, nor shall any single or partial  exercise of any such power,  right or privilege preclude  other or  further  exercise  thereof or of any other  right,  power or privilege.

                                     * * * * *

                                      -22-

      IN WITNESS  WHEREOF,  the Buyer and the  Company  have  caused this Common
Stock Purchase Agreement to be duly executed as of the date first written above.

                                    THE COMPANY:
                                    ------------

                                    e.Digital Corporation

                                    By: /s/Robert Putnam
                                        --------------------
                                    Name:  Robert Putnam
                                    Title: Senior Vice President

                                    BUYER:
                                    ------

                                    Fusion Capital Fund II, LLC
                                    By: Fusion Capital Partners, LLC
                                    By: Rockledge Capital Corporation

                                    By: /s/Josh Scheinfeld
                                        ----------------------
                                    Name:  Josh Scheinfeld
                                    Title: President

                                      -23-

                                    SCHEDULES

Schedule 3(a)     Subsidiaries
Schedule 3(c)     Capitalization
Schedule 3(e)     Conflicts
Schedule 3(f)     1934 Act Filings
Schedule 3(g)     Material Changes
Schedule 3(h)     Litigation
Schedule 3(k)     Intellectual Property
Schedule 3(m)     Liens
Schedule 3(q)     Certain Transactions

                                    EXHIBITS

Exhibit A         Form of Company Counsel Opinion
Exhibit B         Form of Officer's Certificate
Exhibit C         Form of Resolutions of Board of Directors of the Company
Exhibit D         Form of Secretary's Certificate
Exhibit E         Form of Letter to Transfer Agent

                              DISCLOSURE SCHEDULES

                          Schedule 3(a) - Subsidiaries

                         Schedule 3(c) - Capitalization

                          Schedule 3(e) - No Conflicts

                        Schedule 3(f) - 1934 Act Filings

                   Schedule 3(g) - Absence of Certain Changes

                           Schedule 3(h) - Litigation

                  Schedule 3(k) - Intellectual Property Rights

                              Schedule 3(m) - Title

                  Schedule 3(q) - Transactions with Affiliates

                                    EXHIBIT A
                                    ---------

                         FORM OF COMPANY COUNSEL OPINION

      Capitalized terms used herein but not defined herein, have the meaning set forth in the  Common  Stock  Purchase  Agreement.  Based on the  foregoing,  and subject to the assumptions and  qualifications  set forth herein,  we are of the opinion that:

            1. The Company is a corporation  existing and in good standing under the laws of the State of Delaware.  The Company is qualified to do business as a foreign corporation and is in good standing in the State of California.

            2. The Company has the corporate  power to execute and deliver,  and perform its obligations under, each Transaction Document to which it is a party.
The Company has the  corporate  power to conduct its business as, to the best of our knowledge, it is now conducted,  and to own and use the properties owned and used by it.

            3. The  execution,  delivery and  performance  by the Company of the
Transaction  Documents to which it is a party have been duly  authorized  by all necessary  corporate  action  on the  part of the  Company.  The  execution  and delivery of the  Transaction  Documents by the Company,  the  performance of the obligations  of  the  Company  thereunder  and  the  consummation  by it of  the transactions  contemplated therein have been duly authorized and approved by the
Company's Board of Directors and no further  consent,  approval or authorization of the  Company,  its Board of Directors or its  stockholders  is required.  The
Transaction  Documents  to which the Company is a party have been duly  executed and  delivered by the Company and are the valid and binding  obligations  of the
Company,  enforceable  against the Company in accordance with their terms except as such  enforceability  may be  limited  by  general  principles  of  equity or applicable bankruptcy,  insolvency,  liquidation or similar laws relating to, or affecting creditor's rights and remedies.

            4. The  execution,  delivery and  performance  by the Company of the
Transaction  Documents,  the  consummation  by the  Company of the  transactions contemplated thereby including the offering, sale and issuance of the Commitment
Shares,  and the Purchase  Shares in accordance with the terms and conditions of the Common Stock Purchase  Agreement,  and fulfillment and compliance with terms of the  Transaction  Documents,  does not and  shall  not:  (i)  conflict  with, constitute a breach of or default (or an event which,  with the giving of notice or  lapse of time or  both,  constitutes  or  could  constitute  a  breach  or a default),  under  (a) the  Certificate  of  Incorporation  or the  Bylaws of the
Company,  (b) any  material  agreement,  note,  lease,  mortgage,  deed or other material instrument to which to our knowledge the Company is a party or by which the Company or any of its assets are bound,  (ii) result in any violation of any statute,  law,  rule or regulation  applicable  to the Company,  or (iii) to our knowledge,  violate any order,  writ,  injunction  or decree  applicable  to the
Company or any of its subsidiaries.

            5.  The  issuance  of  the  Purchase  Shares,   Signing  Shares  and
Commitment  Shares  pursuant  to the terms  and  conditions  of the  Transaction
Documents has been duly authorized and the Signing Shares,  the Initial Purchase
Shares and Commitment Shares are validly issued,  fully paid and non-assessable, to our knowledge,  free of all taxes, liens,  charges,  restrictions,  rights of first refusal and preemptive  rights.  ________ shares of Common Stock have been properly reserved for issuance under the Common Stock Purchase  Agreement.  When issued and paid for in accordance with the Common Stock Purchase Agreement,  the
Purchase Shares shall be validly issued,  fully paid and non-assessable,  to our knowledge,  free of all taxes,  liens,  charges,  restrictions,  rights of first refusal and preemptive  rights. To our knowledge,  the execution and delivery of the Registration  Rights Agreement do not, and the performance by the Company of its  obligations  thereunder  shall  not,  give rise to any  rights of any other person for the registration  under the 1933 Act of any shares of Common Stock or other securities of the Company which have not been waived.

            6. As of the  date  hereof,  the  authorized  capital  stock  of the
Company  consists of _______ shares of common stock, par value $0.001 per share, of which to our knowledge  __________ shares are issued and outstanding.  Except as set forth on Schedule  3(c) of the Common Stock  Purchase  Agreement,  to our
knowledge,  there are no outstanding shares of capital stock or other securities convertible  into or exchangeable or exercisable for shares of the capital stock of the Company.

            7. Assuming the accuracy of the  representations and your compliance with the covenants made by you in the Transaction Documents,  the offering, sale and  issuance  of the  Commitment  Shares,  the  signing  Shares and the Initial
Purchase  Shares to you pursuant to the  Transaction  Documents  was exempt from registration  under the 1933 Act and the securities  laws and regulations of the
State of California.

            8. Other than that which has been  obtained and  completed  prior to the date hereof, no authorization,  approval,  consent, filing or other order of any federal or state governmental body,  regulatory agency, or stock exchange or market,  or any court,  or, to our knowledge,  any third party is required to be obtained  by the Company to enter into and  perform  its  obligations  under the
Transaction  Documents or for the Company to issue and sell the Purchase  Shares as contemplated by the Transaction Documents.

            9. The Common Stock is  registered  pursuant to Section 12(g) of the
1934 Act.  To our  knowledge,  since  January 1, 2006,  the  Company has been in compliance with the reporting  requirements of the 1934 Act applicable to it. To our  knowledge,  since January 1, 2006, the Company has not received any written notice  from the  Principal  Market  stating  that the  Company  has not been in compliance with any of the rules and regulations (including the requirements for continued listing) of the Principal Market.

      We  further  advise  you that to our  knowledge,  except as  disclosed  on
Schedule 3(h) in the Common Stock Purchase Agreement,  there is no action, suit, proceeding,  inquiry or  investigation  before or by any court,  public board or body, any governmental  agency, any stock exchange or market, or self-regulatory organization, which has been threatened in writing or which is currently pending against the Company,  any of its subsidiaries,  any officers or directors of the
Company or any of its  subsidiaries  or any of the  properties of the Company or any of its subsidiaries.

      In addition,  we have  participated in the preparation of the Registration
Statement (SEC File  #________)  covering the sale of the Purchase  Shares,  the
Commitment Shares including the prospectus dated ____________, contained therein and in  conferences  with  officers  and other  representatives  of the  Company
(including the Company's  independent auditors) during which the contents of the
Registration  Statement  and related  matters were  discussed  and reviewed and, although we are not passing  upon and do not assume any  responsibility  for the
accuracy,   completeness  or  fairness  of  the  statements   contained  in  the
Registration  Statement,  on the basis of the information  that was developed in the course of the performance of the services  referred to above,  considered in the  light of our  understanding  of the  applicable  law,  nothing  came to our attention that caused us to believe that the Registration  Statement (other than the financial  statements and schedules and the other  financial and statistical data  included  therein,  as to which we express no belief),  as of their dates, contained  any  untrue  statement  of a  material  fact or  omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B
                                    ---------

                          FORM OF OFFICER'S CERTIFICATE

         This Officer's Certificate  ("Certificate") is being delivered pursuant to Section 7(e) of that  certain  Common Stock  Purchase  Agreement  dated as of
_________,  ("Common  Stock  Purchase  Agreement"),  by  and  between  e.Digital
Corporation, a Delaware corporation (the "Company"), and Fusion Capital Fund II,
LLC (the  "Buyer").  Terms used herein and not otherwise  defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

         The undersigned,  ___________,  ______________  of the Company,  hereby certifies as follows:

            1. I am the  _____________  of the Company  and make the  statements contained in this Certificate;

            2. The  representations  and  warranties of the Company are true and correct in all  material  respects  (except to the extent that any of such representations  and warranties is already  qualified as to materiality in
      Section 3 of the Common  Stock  Purchase  Agreement,  in which case,  such representations  and  warranties  are true  and  correct  without  further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for  representations  and warranties that speak as of a specific date);

            3. The Company has performed, satisfied and complied in all material respects  with  covenants,  agreements  and  conditions  required  by  the
      Transaction  Documents to be performed,  satisfied or complied with by the
      Company at or prior to the Commencement Date.

            4. The  Company  has not taken  any  steps,  and does not  currently expect to take any steps,  to seek  protection  pursuant to any Bankruptcy
      Law nor does the Company or any of its Subsidiaries  have any knowledge or reason  to  believe  that its  creditors  intend to  initiate  involuntary bankruptcy or insolvency  proceedings.  The Company is financially solvent and is generally able to pay its debts as they become due.

      IN WITNESS  WHEREOF,  I have hereunder signed my name on this ___ day of

_________________.

                                    ----------------------
                                    Name:
                                    Title:

      The undersigned as Secretary of ________, a ________  corporation,  hereby certifies that ___________ is the duly elected, appointed,  qualified and acting
________ of  _________  and that the  signature  appearing  above is his genuine signature.

                                    -----------------------------------
                                    Secretary

                                   EXHIBIT C-1
                                   -----------

                           FORM OF COMPANY RESOLUTIONS
                         FOR SIGNING PURCHASE AGREEMENT

                          UNANIMOUS WRITTEN CONSENT OF

                              e.Digital Corporation

      Pursuant to Section ______ of the _________, the undersigned, being all of
the   directors  of  e.Digital   Corporation,   a  Delaware   corporation   (the
"Corporation")  do hereby consent to and adopt the following  resolutions as the action of the Board of Directors for and on behalf of the Corporation and hereby direct  that this  Consent be filed with the minutes of the  proceedings  of the
Board of Directors:

      WHEREAS,  there  has  been  presented  to the  Board of  Directors  of the
Corporation  a draft of the  Common  Stock  Purchase  Agreement  (the  "Purchase
Agreement")  by and  between the  Corporation  and Fusion  Capital  Fund II, LLC
("Fusion"),  providing  for the  purchase by Fusion of up to Eight  Million Five
Hundred Thousand  Dollars  ($8,500,000) of the  Corporation's  common stock, par value $0.001 (the "Common Stock"); and

      WHEREAS,  after  careful  consideration  of the  Purchase  Agreement,  the documents  incident  thereto and other factors  deemed  relevant by the Board of
Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in the transactions  contemplated by the Purchase Agreement, including, but not limited to, the issuance of 3,500,000 shares of Common Stock to Fusion as a commitment fee (the  "Commitment  Shares")
and the sale of  shares of Common  Stock to  Fusion up to the  available  amount under the Purchase Agreement (the "Purchase Shares").

                              Transaction Documents
                              ---------------------

      NOW,  THEREFORE,  BE IT RESOLVED,  that the transactions  described in the
Purchase  Agreement  are hereby  approved and  ___________________________  (the
"Authorized  Officers")  are  severally  authorized  to execute  and deliver the
Purchase Agreement,  and any other agreements or documents  contemplated thereby
including,   without   limitation,   a   registration   rights   agreement  (the
"Registration Rights Agreement") providing for the registration of the shares of the  Company's  Common Stock  issuable in respect of the  Purchase  Agreement on behalf  of  the  Corporation,  with  such  amendments,  changes,  additions  and deletions as the Authorized  Officers may deem to be appropriate  and approve on behalf of, the  Corporation,  such approval to be conclusively  evidenced by the signature of an Authorized Officer thereon; and

      FURTHER RESOLVED, that the terms and provisions of the Registration Rights
Agreement by and among the  Corporation  and Fusion are hereby  approved and the
Authorized  Officers  are  authorized  to execute and  deliver the  Registration
Rights Agreement  (pursuant to the terms of the Purchase  Agreement),  with such amendments,  changes, additions and deletions as the Authorized Officer may deem appropriate  and  approve on behalf of, the  Corporation,  such  approval  to be conclusively evidenced by the signature of an Authorized Officer thereon; and

      FURTHER  RESOLVED,  that the terms and  provisions of the Form of Transfer
Agent Instructions (the  "Instructions")  are hereby approved and the Authorized
Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement),  with such amendments,  changes, additions and deletions as the Authorized  Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

                         Execution of Purchase Agreement
                         -------------------------------

      FURTHER  RESOLVED,  that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the
Corporation having an aggregate value of up to $8,500,000.00; and

                            Issuance of Common Stock
                            ------------------------

      FURTHER  RESOLVED,  that the  Corporation  was authorized to issue 200,000 shares of Common Stock to Fusion pursuant to the Confidential Term Sheet between the Company and Fusion dated as of December 19, 2006 ("Signing Shares") and that upon  issuance  of the  Signing  Shares,  the  Signing  Shares  have  been  duly authorized,  validly  issued,  fully  paid and  nonassessable  with no  personal liability attaching to the ownership thereof; and

      FURTHER  RESOLVED,  that the  Corporation  is hereby  authorized  to issue
3,500,000  shares of Common Stock to Fusion  Capital Fund II, LLC as  Commitment
Shares and that upon issuance of the Commitment  Shares pursuant to the Purchase
Agreement, the Commitment Shares shall be duly authorized, validly issued, fully paid and  nonassessable  with no personal  liability  attaching to the ownership thereof; and

      FURTHER  RESOLVED,  that the  Corporation  is hereby  authorized  to issue shares of Common Stock upon the purchase of Purchase  Shares up to the available amount under the Purchase Agreement in accordance with the terms of the Purchase
Agreement  and that,  upon  issuance  of the  Purchase  Shares  pursuant  to the
Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully  paid  and  nonassessable  with no  personal  liability  attaching  to the ownership thereof; and

      FURTHER RESOLVED,  that the Corporation shall initially reserve 19,166,666 shares of Common  Stock for  issuance  as  Purchase  Shares  under the  Purchase
Agreement.

                               Approval of Actions
                               -------------------

      FURTHER  RESOLVED,  that,  without limiting the foregoing,  the Authorized
Officers are, and each of them hereby is,  authorized and directed to proceed on behalf of the  Corporation  and to take all such  steps as deemed  necessary  or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements  referred to herein and to perform its  obligations under such agreements; and

      FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is,  authorized,  empowered  and  directed  on  behalf of and in the name of the
Corporation,  to take or cause  to be taken  all  such  further  actions  and to execute and  deliver or cause to be  executed  and  delivered  all such  further
agreements,   amendments,   documents,    certificates,    reports,   schedules,
applications,  notices,  letters and  undertakings and to incur and pay all such fees and expenses as in their judgment  shall be necessary,  proper or desirable to carry into  effect  the  purpose  and intent of any and all of the  foregoing resolutions, and that all actions heretofore taken by any officer or director of the  Corporation  in  connection  with  the  transactions  contemplated  by  the agreements  described herein are hereby approved,  ratified and confirmed in all respects.

      IN WITNESS WHEREOF, the Board of Directors has executed and delivered this
Consent effective as of __________, 200__.

----------------------

----------------------

----------------------

being all of the directors of ____________

                                   EXHIBIT C-2
                                   -----------

          FORM OF COMPANY RESOLUTIONS APPROVING REGISTRATION STATEMENT

                          UNANIMOUS WRITTEN CONSENT OF

                              e.Digital Corporation

      Pursuant to Section ______ of the _________, the undersigned, being all of
the   directors  of  e.Digital   Corporation,   a  Delaware   corporation   (the
"Corporation")  do hereby consent to and adopt the following  resolutions as the action of the Board of Directors for and on behalf of the Corporation and hereby direct  that this  Consent be filed with the minutes of the  proceedings  of the
Board of Directors.

      WHEREAS,  there  has  been  presented  to the  Board of  Directors  of the
Corporation a Common Stock Purchase Agreement (the "Purchase  Agreement") by and
among the Corporation and Fusion Capital Fund II, LLC ("Fusion"),  providing for the  purchase by Fusion of up to Eight  Million Five  Hundred  Thousand  Dollars
($8,500,000.00) of the Corporation's common stock, par value $0.001 (the "Common
Stock"); and

      WHEREAS,  after  careful  consideration  of the  Purchase  Agreement,  the documents  incident  thereto and other factors  deemed  relevant by the Board of
Directors,  the Board of Directors  has approved the Purchase  Agreement and the transactions contemplated thereby and the Company has executed and delivered the
Purchase Agreement to Fusion; and

      WHEREAS, in connection with the transactions  contemplated pursuant to the
Purchase Agreement, the Company has agreed to file a registration statement with the  Securities  and Exchange  Commission  (the  "Commission")  registering  the
Commitment Shares (as defined in the Purchase Agreement) and the Purchase Shares
(as herein defined in the Purchase Agreement);

      WHEREAS,  the management of the  Corporation has prepared an initial draft of a Registration Statement on Form ___ (the "Registration  Statement") in order to  register  the  sale of the  Purchase  Shares,  the  Signing  Shares  and the
Commitment Shares (collectively, the "Shares"); and

      WHEREAS, the Board of Directors has determined to approve the Registration
Statement and to authorize the  appropriate  officers of the Corporation to take all such actions as they may deem appropriate to effect the offering.

      NOW,  THEREFORE,  BE IT RESOLVED,  that the officers and  directors of the
Corporation  be, and each of them hereby is,  authorized and directed,  with the assistance of counsel and accountants for the Corporation,  to prepare,  execute and file with the  Commission the  Registration  Statement,  which  Registration
Statement  shall be filed  substantially  in the form  presented to the Board of
Directors,  with such  changes  therein  as the Chief  Executive  Officer of the
Corporation or any Vice President of the Corporation shall deem desirable and in the best  interest  of the  Corporation  and its  shareholders  (such  officer's
execution   thereof   including   such  changes  shall  be  deemed  to  evidence
conclusively such determination); and

      FURTHER  RESOLVED,  that the officers of the  Corporation  be, and each of them hereby is,  authorized  and  directed,  with the  assistance of counsel and accountants  for  the  Corporation,  to  prepare,  execute  and  file  with  the
Commission all amendments,  including post-effective amendments, and supplements to the  Registration  Statement,  and  all  certificates,  exhibits,  schedules, documents and other instruments relating to the Registration  Statement, as such officers  shall deem  necessary or  appropriate  (such  officer's  execution and filing thereof shall be deemed to evidence conclusively such determination); and

      FURTHER RESOLVED,  that the execution of the Registration Statement and of any  amendments  and  supplements  thereto by the officers and  directors of the
Corporation  be,  and  the  same  hereby  is,  specifically   authorized  either
personally or by the Authorized  Officers as such  officer's or director's  true and lawful attorneys-in-fact and agents; and

      FURTHER  RESOLVED,  that the Authorized  Officers are hereby designated as
"Agent for  Service" of the  Corporation  in  connection  with the  Registration
Statement  and the  filing  thereof  with  the  Commission,  and the  Authorized
Officers  hereby are authorized to receive  communications  and notices from the
Commission with respect to the Registration Statement; and

      FURTHER  RESOLVED,  that the officers of the  Corporation  be, and each of them hereby is, authorized and directed to pay all fees, costs and expenses that may  be  incurred  by  the  Corporation  in  connection  with  the  Registration
Statement; and

      FURTHER  RESOLVED,  that it is desirable  and in the best  interest of the
Corporation  that the  Shares be  qualified  or  registered  for sale in various states;  that the  officers of the  Corporation  be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify  or  register  for sale all or such part of the  Shares as they may deem advisable;  that said  officers  be, and each of them hereby is,  authorized  to perform  on  behalf  of the  Corporation  any and all such acts as they may deem necessary or advisable in order to comply with the  applicable  laws of any such states, and in connection therewith to execute and file all requisite papers and documents,  including, but not limited to, applications,  reports, surety bonds, irrevocable  consents,  appointments  of  attorneys  for  service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in  connection  with the  foregoing  matters  shall conclusively  establish  their  authority  therefor from the Corporation and the approval and  ratification  by the  Corporation  of the papers and  documents so executed and the actions so taken; and

      FURTHER  RESOLVED,  that if,  in any  state  where  the  securities  to be registered or qualified for sale to the public,  or where the  Corporation is to be registered in connection with the public offering of the Shares, a prescribed form of  resolution  or  resolutions  is  required to be adopted by the Board of
Directors,  each such  resolution  shall be  deemed  to have been and  hereby is adopted,  and the Secretary is hereby  authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board of Directors; and

      FURTHER RESOLVED, that the officers of the Corporation with the assistance of counsel be, and each of them hereby is,  authorized  and directed to take all necessary steps and do all other things  necessary and appropriate to effect the listing of the Shares on the Nasdaq OTC Bulletin Board market, if any.

                               Approval of Actions
                               -------------------

      FURTHER  RESOLVED,  that,  without limiting the foregoing,  the Authorized
Officers are, and each of them hereby is,  authorized and directed to proceed on behalf of the Corporation and to take all such steps as are deemed  necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to take all such  action  referred  to herein  and to  perform  its  obligations incident to the registration, listing and sale of the Shares; and

      FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is,  authorized,  empowered  and  directed  on  behalf of and in the name of the
Corporation,  to take or cause  to be taken  all  such  further  actions  and to execute and  deliver or cause to be  executed  and  delivered  all such  further
agreements,   amendments,   documents,    certificates,    reports,   schedules,
applications,  notices,  letters and  undertakings and to incur and pay all such fees and expenses as in their judgment  shall be necessary,  proper or desirable to carry into  effect  the  purpose  and intent of any and all of the  foregoing resolutions, and that all actions heretofore taken by any officer or director of the  Corporation  in  connection  with  the  transactions  contemplated  by  the agreements  described herein are hereby approved,  ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Board of Directors has executed and delivered this
Consent effective as of __________, 200_.

----------------------

----------------------

----------------------

being all of the directors of ____________

                                    EXHIBIT D
                                    ---------

                         FORM OF SECRETARY'S CERTIFICATE

      This Secretary's  Certificate  ("Certificate") is being delivered pursuant to Section 7(k) of that  certain  Common Stock  Purchase  Agreement  dated as of
__________,  ("Common  Stock  Purchase  Agreement"),  by and  between  e.Digital
Corporation,  a Delaware corporation (the "Company") and Fusion Capital Fund II,
LLC (the  "Buyer"),  pursuant  to which the  Company may sell to the Buyer up to
Eight Million Five Hundred Thousand Dollars ($8,500,000) of the Company's Common
Stock,  par value $0.001 per share (the "Common  Stock").  Terms used herein and not  otherwise  defined  shall have the meanings  ascribed to them in the Common
Stock Purchase Agreement.

      The undersigned,  ____________, Secretary of the Company, hereby certifies as follows:

            1. I am the  Secretary  of  the  Company  and  make  the  statements contained in this Secretary's Certificate.

            2. Attached hereto as Exhibit A and Exhibit B are true,  correct and complete  copies of the Company's  bylaws  ("Bylaws")  and  Certificate of
      Incorporation  ("Articles"),  in each case,  as amended  through  the date hereof,  and no  action  has been  taken by the  Company,  its  directors, officers or  shareholders,  in  contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

            3.  Attached  hereto as  Exhibit C are true,  correct  and  complete copies of the  resolutions  duly  adopted by the Board of Directors of the
      Company  on  _____________,  at  which a quorum  was  present  and  acting throughout.  Such resolutions have not been amended, modified or rescinded and  remain in full force and  effect  and such  resolutions  are the only resolutions adopted by the Company's Board of Directors,  or any committee thereof,  or the  shareholders of the Company relating to or affecting (i)
      the entering into and performance of the Common Stock Purchase  Agreement, or the  issuance,  offering  and  sale  of the  Purchase  Shares  and  the
      Commitment  Shares  and (ii) and the  performance  of the  Company  of its obligation under the Transaction Documents as contemplated therein.

            4. As of the  date  hereof,  the  authorized,  issued  and  reserved capital stock of the Company is as set forth on Exhibit D hereto.

      IN WITNESS  WHEREOF,  I have hereunder signed my name on this ___ day of
___________________.

-------------------------
                                          Secretary

The  undersigned as ___________ of __________,  a ________  corporation,  hereby certifies that ____________ is the duly elected, appointed, qualified and acting
Secretary of _________,  and that the signature  appearing  above is his genuine signature.

-----------------------------------

                                    EXHIBIT E
                                    ---------

    FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE COMMITMENTS
                   SHARES AT SIGNING OF THE PURCHASE AGREEMENT

                              [COMPANY LETTERHEAD]

[DATE]

[TRANSFER AGENT]

------------------

------------------

------------------

Re: Issuance of Common Shares to Fusion Capital Fund II, LLC

Dear ________,

On behalf of e.Digital Corporation,  (the "Company"),  you are hereby instructed to issue as soon as possible  ________ shares of our common stock in the name of
Fusion Capital Fund II, LLC. The share certificate  should be dated [DATE OF THE
COMMON STOCK PURCHASE  AGREEMENT].  I have included a true and correct copy of a unanimous  written  consent  executed  by all of the  members  of the  Board  of
Directors of the Company  adopting  resolutions  approving the issuance of these shares. The shares should be issued subject to the following restrictive legend:

      THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED
      UNDER  THE  SECURITIES  ACT OF  1933,  AS  AMENDED,  OR  APPLICABLE  STATE
      SECURITIES  LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY
      NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED OR ASSIGNED IN THE ABSENCE OF
      AN  EFFECTIVE   REGISTRATION   STATEMENT  FOR  THE  SECURITIES  UNDER  THE
      SECURITIES ACT OF 1933, AS AMENDED,  OR APPLICABLE  STATE SECURITIES LAWS,
      UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS
      AMENDED,  OR (2) AN OPINION OF HOLDER'S COUNSEL, IN A CUSTOMARY FORM, THAT
      REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES
      LAWS.

The share  certificate  should be sent as soon as possible via overnight mail to the following address:

                  Fusion Capital Fund II, LLC
                  222 Merchandise Mart Plaza, Suite 9-112
                  Chicago, IL 60654
                  Attention: Steven Martin

Thank you very much for your help.  Please call me at ______________ if you have any questions or need anything further.

e.Digital Corporation

BY:_____________________________
      [name]
      [title]

                                                                  Execution Copy
                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this  "Agreement"),  dated as of January 2,
2007,  by and  between  e.Digital  Corporation,  a  Delaware  corporation,  (the
"Company"), and Fusion Capital Fund II, LLC (together with it permitted assigns, the "Buyer").  Capitalized  terms used herein and not otherwise  defined  herein shall  have the  respective  meanings  set forth in the  Common  Stock  Purchase
Agreement  by and between the  parties  hereto,  dated as of the date hereof (as amended,  restated,  supplemented  or otherwise  modified from time to time, the
"Purchase Agreement").

                                    WHEREAS:

      A. The Company has agreed, upon the terms and subject to the conditions of the  Purchase  Agreement,  to issue to the  Buyer (i) up to Eight  Million  Five
Hundred Thousand  Dollars  ($8,500,000) of the Company's common stock, par value
$0.001 per share (the "Common  Stock") (the  "Purchase  Shares"),  and (ii) such number of shares of Common Stock as is required  pursuant to Section 4(e) of the
Purchase Agreement (the "Commitment Shares"); and

      B. To induce the Buyer to enter into the Purchase  Agreement,  the Company has agreed to provide  certain  registration  rights under the Securities Act of
1933,  as  amended,  and the rules and  regulations  thereunder,  or any similar
successor  statute   (collectively,   the  "1933  Act"),  and  applicable  state
securities laws.

      NOW, THEREFORE,  in consideration of the premises and the mutual covenants contained  herein and other good and  valuable  consideration,  the  receipt and sufficiency of which are hereby  acknowledged,  the Company and the Buyer hereby agree as follows:

      1. DEFINITIONS.

            As used in this  Agreement,  the  following  terms  shall  have  the following meanings:

            a. "Investor" means the Buyer, any transferee or assignee thereof to whom a Buyer  assigns its rights under this  Agreement  and who agrees to become bound by the provisions of this  Agreement in accordance  with Section 9 and any transferee  or assignee  thereof to whom a  transferee  or assignee  assigns its rights under this  Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

            b. "Person" means any person or entity including any corporation,  a limited liability company,  an association,  a partnership,  an organization,  a business,  an individual,  a governmental or political  subdivision thereof or a governmental agency.

            c.  "Register,"   "registered,"  and   "registration"   refer  to  a
registration   effected  by  preparing  and  filing  one  or  more  registration statements of the Company in  compliance  with the 1933 Act and pursuant to Rule
415 under the 1933 Act or any successor rule  providing for offering  securities on a  continuous  basis  ("Rule  415"),  and  the  declaration  or  ordering  of effectiveness of such registration  statement(s) by the United States Securities and Exchange Commission (the "SEC").

            d.  "Registrable  Securities"  means the Purchase  Shares which have been, or which may from time to time be,  issued or issuable  upon  purchases of the  Available  Amount  under  the  Purchase  Agreement  (without  regard to any limitation or  restriction  on purchases)  the Signing Shares and the Commitment
Shares issued or issuable to the Investor and any shares of capital stock issued or issuable with respect to the Purchase  Shares,  the  Commitment  Shares,  the
Signing Shares or the Purchase  Agreement as a result of any stock split,  stock dividend,  recapitalization,  exchange or similar  event or  otherwise,  without regard to any limitation on purchases under the Purchase Agreement.

            e. "Registration  Statement" means the registration statement of the
Company covering only the sale of the Registrable Securities.

      2. REGISTRATION.

            a.  Mandatory  Registration.  The  Company  shall  within  ten  (10)
Business Days from the date hereof file with the SEC the Registration Statement.
The Registration Statement shall register only the Registrable Securities and no other  securities  of the Company.  The  Investor  and its counsel  shall have a reasonable opportunity to review and comment upon such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. Investor shall furnish all information reasonably requested by the Company for inclusion therein.  The Company shall use its best efforts to have the Registration  Statement or amendment  declared  effective by the SEC at the earliest  possible date.  The Company shall use  reasonable  best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investor may sell all of
the  Registrable   Securities  without  restriction   pursuant  to  Rule  144(k)
promulgated under the 1933 Act (or successor  thereto) or (ii) the date on which
(A) the Investor shall have sold all the Registrable Securities and no Available
Amount remains under the Purchase  Agreement (the  "Registration  Period").  The
Registration  Statement  (including any  amendments or  supplements  thereto and prospectuses  contained  therein)  shall not contain any untrue  statement  of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            b. Rule 424 Prospectus. The Company shall, as required by applicable securities  regulations,  from time to time file with the SEC,  pursuant to Rule
424 promulgated  under the 1933 Act, the prospectus and prospectus  supplements, if any, to be used in connection with sales of the Registrable  Securities under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus  prior to its filing with the SEC. The Investor shall use its reasonable best efforts to comment upon such prospectus  within one (1) Business Day from the date the Investor  receives the final version of such prospectus.

            c. Sufficient Number of Shares  Registered.  In the event the number of shares  available under the  Registration  Statement is insufficient to cover all of the  Registrable  Securities,  the Company  shall amend the  Registration
Statement or file a new registration statement (a "New Registration Statement"), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10)  Business  Days after the  necessity  therefor arises. The Company shall use it reasonable best efforts to cause such amendment and/or New  Registration  Statement to become  effective as soon as  practicable following the filing thereof.

                                       2

      3. RELATED OBLIGATIONS.

      With respect to the  Registration  Statement and whenever any  Registrable
Securities  are to be registered  pursuant to Section 2(b)  including on any New
Registration  Statement,  the Company shall use its  reasonable  best efforts to effect the  registration  of the  Registrable  Securities in accordance with the intended method of disposition thereof and, pursuant thereto,  the Company shall have the following obligations:

            a. The Company shall  prepare and file with the SEC such  amendments
(including  post-effective  amendments)  and  supplements  to  any  registration
statement  and  the  prospectus  used  in  connection  with  such   registration
statement,  which  prospectus  is to be filed  pursuant to Rule 424  promulgated under the 1933 Act, as may be  necessary to keep the  Registration  Statement or any New  Registration  Statement  effective at all times during the Registration
Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable  Securities of the Company covered by the Registration  Statement or any New Registration Statement until such time as all of such Registrable  Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

            b. The Company  shall permit the Investor to review and comment upon the Registration  Statement or any New Registration Statement and all amendments and  supplements  thereto at least two (2)  Business  Days prior to their filing with the SEC, and not file any document in a form to which  Investor  reasonably objects.  The Investor shall use its reasonable best efforts to comment upon the
Registration  Statement or any New Registration  Statement and any amendments or supplements  thereto  within two (2)  Business  Days from the date the  Investor receives the final version  thereof.  The Company shall furnish to the Investor, without  charge any  correspondence  from the SEC or the staff of the SEC to the
Company or its representatives relating to the Registration Statement or any New
Registration Statement.

            c. Upon request of the  Investor,  the Company  shall furnish to the
Investor,  (i)  promptly  after the same is prepared  and filed with the SEC, at least one copy of such  registration  statement  and any  amendment(s)  thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits,  (ii) upon the  effectiveness of any registration statement,  a copy of the prospectus included in such registration statement and all  amendments and  supplements  thereto (or such other number of copies as the
Investor  may  reasonably  request)  and (iii) such other  documents,  including copies of any  preliminary or final  prospectus,  as the Investor may reasonably request  from  time  to time in  order  to  facilitate  the  disposition  of the
Registrable Securities owned by the Investor.

            d. The Company shall use reasonable best efforts to (i) register and qualify the  Registrable  Securities  covered by a registration  statement under such other  securities  or "blue sky" laws of such  jurisdictions  in the United
States as the  Investor  reasonably  requests,  (ii)  prepare  and file in those
jurisdictions,   such  amendments  (including  post-effective   amendments)  and
supplements  to such  registrations  and  qualifications  as may be necessary to maintain the effectiveness  thereof during the Registration  Period,  (iii) take such other  actions as may be  necessary  to  maintain  such  registrations  and qualifications in effect at all times during the Registration  Period,  and (iv)
take all  other  actions  reasonably  necessary  or  advisable  to  qualify  the
Registrable Securities for sale in such jurisdictions;  provided,  however, that the  Company  shall not be required in  connection  therewith  or as a condition thereto to (x)  qualify to do business  in any  jurisdiction  where it would not otherwise be required to qualify but for this Section 3(d),  (y) subject  itself to general taxation in any such  jurisdiction,  or (z) file a general consent to service of process in any such  jurisdiction.  The Company shall promptly notify the Investor who holds  Registrable  Securities of the receipt by the Company of any  notification  with  respect  to  the  suspension  of  the  registration  or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any  jurisdiction  in the United  States or its receipt of actual  notice of the  initiation  or  threatening  of any  proceeding  for such purpose.

                                       3

            e. As promptly as practicable  after becoming aware of such event or facts,  the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made,  not  misleading,  and promptly  prepare a  supplement  or amendment to such  registration  statement  to correct such untrue  statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly  notify the Investor in writing (i) when a prospectus or any prospectus  supplement or  post-effective  amendment has been filed,  and when a registration  statement or any  post-effective  amendment  has become  effective
(notification  of such  effectiveness  shall be  delivered  to the  Investor  by facsimile on the same day of such  effectiveness and by overnight mail), (ii) of any  request  by the SEC  for  amendments  or  supplements  to any  registration statement  or  related  prospectus  or  related  information,  and  (iii) of the
Company's  reasonable   determination  that  a  post-effective  amendment  to  a
registration statement would be appropriate.

            f. The Company shall use its reasonable  best efforts to prevent the issuance  of  any  stop  order  or  other  suspension  of  effectiveness  of any
registration   statement,   or  the  suspension  of  the  qualification  of  any
Registrable  Securities  for sale in any  jurisdiction  and, if such an order or suspension  is issued,  to obtain the  withdrawal of such order or suspension at the earliest  possible moment and to notify the Investor of the issuance of such order  and the  resolution  thereof  or its  receipt  of  actual  notice  of the initiation or threat of any proceeding for such purpose.

            g. The Company shall (i) cause all the Registrable  Securities to be listed on each  securities  exchange  on which  securities  of the same class or series  issued by the  Company are then  listed,  if any, if the listing of such
Registrable  Securities is then permitted  under the rules of such exchange,  or
(ii) secure  designation and quotation of all the Registrable  Securities on the
Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

            h. The Company shall  cooperate  with the Investor to facilitate the timely  preparation  and delivery of  certificates  (not bearing any restrictive legend)  representing  the Registrable  Securities to be offered pursuant to any registration  statement and enable such certificates to be in such denominations or amounts as the Investor may  reasonably  request and registered in such names as the Investor may request.

            i. The  Company  shall at all  times  provide a  transfer  agent and registrar with respect to its Common Stock.

            j. If reasonably  requested by the  Investor,  the Company shall (i)
immediately  incorporate in a prospectus supplement or post-effective  amendment such information as the Investor believes should be included therein relating to
the  sale  and  distribution  of  Registrable  Securities,   including,  without
limitation,  information  with respect to the number of  Registrable  Securities being sold,  the purchase  price being paid  therefor and any other terms of the offering of the Registrable  Securities;  (ii) make all required filings of such prospectus  supplement  or  post-effective  amendment as soon as notified of the matters to be  incorporated  in such  prospectus  supplement  or  post-effective
amendment;   and  (iii)  supplement  or  make  amendments  to  any  registration statement.

                                       4

            k. The Company  shall use its  reasonable  best efforts to cause the
Registrable   Securities  covered  by  the  any  registration  statement  to  be registered with or approved by such other  governmental  agencies or authorities
as  may  be  necessary  to  consummate  the  disposition  of  such   Registrable
Securities.

l. Within one (1) Business Day after any  registration  statement which includes the  Registrable  Securities is ordered  effective by the SEC, the Company shall deliver,  and shall  cause legal  counsel  for the  Company to  deliver,  to the transfer  agent for such  Registrable  Securities  (with copies to the Investor)
confirmation that such registration statement has been declared effective by the
SEC in the form attached  hereto as Exhibit A.  Thereafter,  if requested by the
Buyer at any time, the Company shall require its counsel to deliver to the Buyer a written  confirmation  whether or not the  effectiveness of such  registration statement has lapsed at any time for any reason (including,  without limitation, the issuance of a stop order) and whether or not the  registration  statement is current  and  available  to the  Buyer  for  sale  of  all  of  the  Registrable
Securities.

            m. The Company shall take all other reasonable  actions necessary to expedite and facilitate  disposition  by the Investor of Registrable  Securities pursuant to any registration statement.

      4. OBLIGATIONS OF THE INVESTOR.

            a.  The  Company  shall  notify  the  Investor  in  writing  of  the information the Company reasonably requires from the Investor in connection with any registration statement hereunder.  The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such  documents in connection  with such  registration  as the
Company may reasonably request.

            b. The Investor  agrees to cooperate  with the Company as reasonably requested by the Company in connection  with the  preparation  and filing of any registration statement hereunder.

            c. The  Investor  agrees  that,  upon receipt of any notice from the
Company  of the  happening  of any  event  or  existence  of  facts  of the kind described  in Section  3(f) or the first  sentence of 3(e),  the  Investor  will immediately  discontinue  disposition of Registrable  Securities pursuant to any
registration   statement(s)  covering  such  Registrable  Securities  until  the
Investor's  receipt of the  copies of the  supplemented  or  amended  prospectus contemplated  by Section  3(f) or the first  sentence  of 3(e).  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase  Agreement in connection  with any sale of Registrable
Securities  with  respect to which an Investor  has entered  into a contract for sale  prior to the  Investor's  receipt  of a notice  from  the  Company  of the happening  of any  event of the kind  described  in  Section  3(f) or the  first sentence of 3(e) and for which the Investor has not yet settled.

                                       5

      5. EXPENSES OF REGISTRATION.

            All reasonable expenses,  other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to
Sections 2 and 3, including,  without limitation, all registration,  listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

      6. INDEMNIFICATION.

            a. To the fullest  extent  permitted by law, the Company  will,  and hereby does, indemnify,  hold harmless and defend the Investor,  each Person, if any, who controls the Investor, the members, the directors,  officers, partners, employees, agents,  representatives of the Investor and each Person, if any, who controls  the  Investor  within the  meaning  of the 1933 Act or the  Securities
Exchange  Act of 1934,  as  amended  (the "1934  Act")  (each,  an  "Indemnified
Person"), against any losses, claims, damages,  liabilities,  judgments,  fines, penalties,  charges,  costs,  attorneys'  fees,  amounts paid in  settlement  or expenses, joint or several, (collectively,  "Claims") incurred in investigating,
preparing  or  defending  any  action,   claim,   suit,   inquiry,   proceeding,
investigation  or appeal  taken  from the  foregoing  by or before  any court or governmental,  administrative  or  other  regulatory  agency,  body or the  SEC, whether pending or threatened,  whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar  as such  Claims  (or  actions  or  proceedings,  whether  commenced  or threatened,  in respect  thereof) arise out of or are based upon: (i) any untrue statement or alleged  untrue  statement of a material  fact in the  Registration
Statement,  any  New  Registration  Statement  or any  post-effective  amendment thereto  or in any  filing  made in  connection  with the  qualification  of the offering  under the securities or other "blue sky" laws of any  jurisdiction  in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged  omission  to state a material  fact  required  to be stated  therein or necessary  to make the  statements  therein  not  misleading,  (ii)  any  untrue statement or alleged untrue  statement of a material fact contained in the final prospectus  (as  amended or  supplemented,  if the Company  files any  amendment thereof or supplement  thereto with the SEC) or the omission or alleged omission to state  therein  any  material  fact  necessary  to make the  statements  made therein,  in light of the circumstances  under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including,  without  limitation,  any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable  Securities pursuant to the Registration Statement or any New Registration  Statement or (iv) any material violation by the Company of this  Agreement  (the matters in the  foregoing  clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse each Indemnified Person promptly as such  expenses are  incurred and are due and payable,  for any legal
fees  or  other  reasonable   expenses  incurred  by  them  in  connection  with
investigating  or  defending  any such  Claim.  Notwithstanding  anything to the contrary  contained  herein,  the  indemnification  agreement  contained in this
Section 6(a):  (i) shall not apply to a Claim by an  Indemnified  Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information  furnished in writing to the Company by such Indemnified Person expressly  for  use in  connection  with  the  preparation  of the  Registration
Statement,  any New  Registration  Statement  or any such  amendment  thereof or supplement  thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section  3(e);  (ii) with respect to any  superceded prospectus,  shall not inure to the  benefit  of any such  person  from whom the person  asserting any such Claim purchased the  Registrable  Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue  statement or omission of material fact  contained in the  superceded prospectus  was  corrected  in  the  revised  prospectus,  as  then  amended  or supplemented,  if such  revised  prospectus  was timely  made  available  by the
Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was
promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such  Indemnified  Person,  notwithstanding  such advice,  used it; (iii) shall not be available to the extent such Claim is based on a  failure  of the  Investor  to  deliver  or to  cause to be  delivered  the prospectus  made  available by the Company,  if such  prospectus was timely made available  by the Company  pursuant to Section  3(c) or Section  3(e);  and (iv)
shall not apply to amounts paid in settlement of any Claim if such settlement is effected  without the prior written consent of the Company,  which consent shall not be  unreasonably  withheld.  Such  indemnity  shall remain in full force and effect regardless of any  investigation  made by or on behalf of the Indemnified
Person and shall  survive the  transfer  of the  Registrable  Securities  by the
Investor pursuant to Section 9.

                                       6

            b.  In  connection  with  the  Registration  Statement  or  any  New
Registration  Statement,  the  Investor  agrees  to  severally  and not  jointly indemnify,  hold harmless and defend,  to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement,
each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act  (collectively  and  together  with an  Indemnified  Person,  an
"Indemnified  Party"),  against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise,  insofar as such  Claim  or  Indemnified  Damages  arise  out of or are  based  upon  any
Violation,  in each  case to the  extent,  and  only to the  extent,  that  such
Violation  occurs in reliance  upon and in conformity  with written  information about the Investor set forth on Exhibit B attached  hereto and  furnished to the
Company by the Investor  expressly for use in connection with such  registration statement;  and,  subject to Section 6(d), the Investor will reimburse any legal or other expenses  reasonably  incurred by them in connection with investigating or defending any such Claim;  provided,  however,  that the indemnity  agreement contained in this Section 6(b) and the  agreement  with respect to  contribution contained  in Section 7 shall not apply to  amounts  paid in  settlement  of any
Claim if such  settlement is effected  without the prior written  consent of the
Investor, which consent shall not be unreasonably withheld;  provided,  further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified  Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable  Securities pursuant to such registration  statement.  Such  indemnity  shall remain in full force and effect regardless of any  investigation  made by or on behalf of such Indemnified Party and shall  survive the transfer of the  Registrable  Securities  by the Investor pursuant to Section 9.

            c. Promptly  after receipt by an  Indemnified  Person or Indemnified
Party  under  this  Section  6 of notice of the  commencement  of any  action or proceeding  (including any governmental action or proceeding) involving a Claim, such  Indemnified  Person or  Indemnified  Party  shall,  if a Claim in  respect thereof is to be made  against  any  indemnifying  party  under this  Section 6, deliver to the indemnifying party a written notice of the commencement  thereof, and the  indemnifying  party shall have the right to participate in, and, to the extent the indemnifying  party so desires,  jointly with any other  indemnifying party similarly  noticed,  to assume control of the defense thereof with counsel mutually  satisfactory to the indemnifying  party and the Indemnified  Person or the  Indemnified  Party,  as  the  case  may  be;  provided,  however,  that  an
Indemnified  Person or Indemnified  Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying  party, if, in the  reasonable  opinion of counsel  retained  by the  indemnifying  party,  the representation  by such counsel of the Indemnified  Person or Indemnified  Party and the  indemnifying  party would be  inappropriate  due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party  represented  by such counsel in such  proceeding.  The  Indemnified
Party or Indemnified Person shall cooperate fully with the indemnifying party in connection  with any  negotiation  or defense of any such action or claim by the indemnifying  party and shall furnish to the indemnifying  party all information reasonably  available  to the  Indemnified  Party or  Indemnified  Person  which relates  to such  action  or  claim.  The  indemnifying  party  shall  keep  the
Indemnified  Party or  Indemnified  Person fully apprised at all times as to the

                                       7

status of the defense or any settlement  negotiations  with respect thereto.  No indemnifying  party shall be liable for any  settlement of any action,  claim or proceeding  effected without its written consent,  provided,  however,  that the indemnifying  party shall not  unreasonably  withhold,  delay or  condition  its consent.  No  indemnifying  party shall,  without the consent of the Indemnified
Party or Indemnified Person,  consent to entry of any judgment or enter into any settlement or other compromise  which does not include as an unconditional  term thereof the giving by the  claimant or plaintiff  to such  Indemnified  Party or
Indemnified  Person of a release from all  liability in respect to such claim or
litigation.   Following   indemnification   as  provided  for   hereunder,   the
indemnifying party shall be subrogated to all rights of the Indemnified Party or
Indemnified  Person with  respect to all third  parties,  firms or  corporations relating to the matter for which  indemnification  has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified  Person or Indemnified  Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

            d. The  indemnification  required by this Section 6 shall be made by periodic  payments of the amount thereof during the course of the  investigation or defense, as and when bills are received or Indemnified Damages are incurred.

            e. The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified
Person against the  indemnifying  party or others,  and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

      7. CONTRIBUTION.

            To the  extent  any  indemnification  by an  indemnifying  party  is prohibited or limited by law, the indemnifying  party agrees to make the maximum contribution  with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no seller of Registrable  Securities guilty of fraudulent  misrepresentation
(within  the  meaning of Section  11(f) of the 1933 Act)  shall be  entitled  to contribution  from any seller of  Registrable  Securities  who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable
Securities shall be limited in amount to the net amount of proceeds  received by such seller from the sale of such Registrable Securities.

      8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

            With a view to making available to the Investor the benefits of Rule
144  promulgated  under the 1933 Act or any other  similar rule or regulation of the SEC that may at any time  permit  the  Investor  to sell  securities  of the
Company to the public without  registration ("Rule 144"), the Company agrees, at the Company's sole expense, to:

            a. make and keep public  information  available,  as those terms are understood and defined in Rule 144;

            b.  file  with the SEC in a timely  manner  all  reports  and  other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such  requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                                       8

            c. furnish to the Investor so long as the Investor owns  Registrable
Securities,  promptly upon request,  (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the
1933 Act and the 1934 Act,  (ii) a copy of the most recent  annual or  quarterly report of the  Company  and such other  reports  and  documents  so filed by the
Company,  and (iii) such other  information  as may be  reasonably  requested to permit  the  Investor  to sell  such  securities  pursuant  to Rule 144  without registration.

            d. take such  additional  action as is  requested by the Investor to enable the  Investor to sell the  Registrable  Securities  pursuant to Rule 144, including,  without  limitation,  delivering all such legal opinions,  consents, certificates,  resolutions and  instructions to the Company's  Transfer Agent as may be requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor's  broker to effect such sale of securities  pursuant to Rule 144.

            The Company agrees that damages may be an inadequate  remedy for any breach of the terms and  provisions of this Section 8 and that  Investor  shall, whether or not it is pursuing  any  remedies  at law,  be entitled to  equitable relief in the form of a preliminary or permanent injunctions,  without having to post any bond or other  security,  upon any breach or  threatened  breach of any such terms or provisions.

      9. ASSIGNMENT OF REGISTRATION RIGHTS.

            The  Company  shall  not  assign  this  Agreement  or any  rights or obligations  hereunder  without  the  prior  written  consent  of the  Investor, including  by merger or  consolidation.  The  Investor may not assign its rights under this Agreement  without the written consent of the Company,  other than to an  affiliate  of the  Investor  controlled  by  Steven  G.  Martin or Joshua B.
Scheinfeld.

      10. AMENDMENT OF REGISTRATION RIGHTS.

            Provisions  of this  Agreement  may be  amended  and the  observance thereof may be waived (either  generally or in a particular  instance and either retroactively  or  prospectively),  only with the written consent of the Company and the Investor.

      11. MISCELLANEOUS.

            a. A Person  is  deemed  to be a holder  of  Registrable  Securities whenever  such  Person  owns or is  deemed  to own of  record  such  Registrable
Securities.  If  the  Company  receives  conflicting  instructions,  notices  or elections  from  two or  more  Persons  with  respect  to the  same  Registrable
Securities,  the  Company  shall act upon the basis of  instructions,  notice or election received from the registered owner of such Registrable Securities.

            b. Any notices,  consents,  waivers or other communications required or  permitted to be given under the terms of this  Agreement  must be in writing and will be deemed to have been  delivered:  (i) upon  receipt,  when  delivered personally;  (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending  party);  or (iii) one (1) Business Day after  deposit with a nationally recognized  overnight  delivery service,  in each case properly addressed to the party to  receive  the  same.  The  addresses  and  facsimile  numbers  for such communications shall be:

                                       9

      If to the Company:
            e.Digital Corporation
            16770 West Bernardo Drive
            San Diego, California 92127
            Telephone:  858-304-3016
            Facsimile:  858-304-3023
            Attention:  Chief Financial Officer

      With a copy to:
            McConnell, Dunning & Barwick LLP
            15 Enterprise, Suite 360
            Aliso Viejo, California 92656
            Telephone:  949-900-4400
            Facsimile:  949-900-4401
            Attention:  Curt C. Barwick, Esq

      If to the Investor:
            Fusion Capital Fund II, LLC
            222 Merchandise Mart Plaza, Suite 9-112
            Chicago, IL 60654
            Telephone:  312-644-6644
            Facsimile:  312-644-6244
            Attention:  Steven G.  Martin

or at such other address and/or facsimile number and/or to the attention of such other person as the  recipient  party has  specified by written  notice given to each other  party three (3)  Business  Days prior to the  effectiveness  of such change.  Written  confirmation  of receipt  (A) given by the  recipient  of such
notice,   consent,   waiver  or  other   communication,   (B)   mechanically  or
electronically  generated by the sender's facsimile machine containing the time, date,  recipient  facsimile  number  and an  image  of the  first  page  of such transmission  or (C)  provided by a  nationally  recognized  overnight  delivery service, shall be rebuttable evidence of personal service,  receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            c.  Failure of any party to exercise  any right or remedy under this
Agreement or otherwise,  or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            d. The  corporate  laws of the State of  Delaware  shall  govern all issues concerning the relative rights of the Company and its  stockholders.  All
other  questions   concerning  the  construction,   validity,   enforcement  and
interpretation  of this Agreement  shall be governed by the internal laws of the
State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other  jurisdictions)
that would cause the application of the laws of any jurisdictions other than the
State of  Illinois.  Each party  hereby  irrevocably  submits  to the  exclusive jurisdiction  of the state and federal courts  sitting the City of Chicago,  for the adjudication of any dispute hereunder or in connection  herewith or with any transaction  contemplated  hereby or discussed  herein,  and hereby  irrevocably waives,  and agrees not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the  jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient  forum or that the venue of such  suit,  action  or  proceeding  is  improper.  Each  party  hereby irrevocably  waives  personal  service of process and consents to process  being served in any such suit,  action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve  process in any  manner  permitted  by law.  If any  provision  of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or  unenforceability  shall not affect the  validity  or  enforceability  of the
remainder  of  this   Agreement  in  that   jurisdiction   or  the  validity  or
enforceability  of any  provision of this  Agreement in any other  jurisdiction.
EACH PARTY HEREBY  IRREVOCABLY  WAIVES ANY RIGHT IT MAY HAVE,  AND AGREES NOT TO
REQUEST,  A JURY  TRIAL FOR THE  ADJUDICATION  OF ANY  DISPUTE  HEREUNDER  OR IN
CONNECTION  HEREWITH  OR  ARISING  OUT OF  THIS  AGREEMENT  OR  ANY  TRANSACTION
CONTEMPLATED HEREBY.

                                       10

            e. This Agreement,  and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions,  promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This  Agreement and the
Purchase Agreement  supersede all prior agreements and understandings  among the parties hereto with respect to the subject matter hereof and thereof.

            f. Subject to the  requirements  of Section 9, this Agreement  shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

            g. The headings in this  Agreement are for  convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall  constitute one and the same agreement.  This Agreement,  once executed by a party,  may be delivered to the other party hereto by  facsimile  transmission  of a copy of this  Agreement bearing the signature of the party so delivering this Agreement.

            i.  Each  party  shall  do and  perform,  or  cause  to be done  and performed,  all such further acts and things,  and shall execute and deliver all such other  agreements,  certificates,  instruments and documents,  as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            j. The  language  used in this  Agreement  will be  deemed to be the language  chosen by the parties to express  their mutual  intent and no rules of strict construction will be applied against any party.

            k. This  Agreement is intended for the benefit of the parties hereto and  their  respective  permitted  successors  and  assigns,  and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                  * * * * * *

                                       11

      IN WITNESS  WHEREOF,  the parties  have caused  this  Registration  Rights
Agreement to be duly executed as of day and year first above written.

                                    THE COMPANY:
                                    ------------

                                    e.Digital Corporation

                                    By: /s/Robert Putnam
                                        --------------------
                                    Name:  Robert Putnam
                                    Title: Senior Vice President

                                    BUYER:
                                    ------

                                    Fusion Capital Fund II, LLC
                                    By: Fusion Capital Partners, LLC
                                    By: Rockledge Capital Corporation

                                    By: /s/Josh Scheinfeld
                                        ----------------------
                                    Name:  Josh Scheinfeld
                                    Title: President

                                       12

                                    EXHIBIT A
                                    ---------

                        TO REGISTRATION RIGHTS AGREEMENT
                        --------------------------------

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

_________, 2007

[TRANSFER AGENT]

-----------------

-----------------

Attention: ___________

RE: e.Digital Corporation

Ladies and Gentlemen:

       We are counsel to  e.Digital  Corporation,  a Delaware  corporation  (the
"Company"),  and have  represented  the Company in connection  with that certain
Common  Stock  Purchase  Agreement,  dated as of  ____________,  (the  "Purchase
Agreement"), entered into by and between the Company and Fusion Capital Fund II,
LLC (the "Buyer") pursuant to which the Company has agreed to issue to the Buyer shares of the Company's  Common  Stock,  par value $0.001 per share (the "Common
Stock"),  in an  amount  up to  Eight  Million  Five  Hundred  Thousand  Dollars
($8,500,000.00),  in  accordance  with the terms of the Purchase  Agreement.  In connection with the  transactions  contemplated by the Purchase  Agreement,  the
Company  has  registered  with the U.S.  Securities  & Exchange  Commission  the following shares of Common Stock:

      (1)   _________ shares of Common Stock to be issued upon purchase from the
            Company by the Buyer from time to time (the "Purchase Shares.").

      (2)   4,166,666  Purchase Shares of Common Stock previously  issued to the
            Buyer (the "Initial Purchase Shares.").

      (3)   3,500,000 shares of Common Stock which have been issued to the Buyer as a commitment fee (the "Commitment Shares").

      (4)   200,000  additional shares of Common Stock which have been issued by the Company to the Buyer as an expense  reimbursement  (the "Signing
            Shares").

                                       11

Pursuant  to the  Purchase  Agreement,  the  Company  also  has  entered  into a
Registration  Rights  Agreement,  dated  as  of  ______,  with  the  Buyer  (the
"Registration  Rights  Agreement")  pursuant to which the Company agreed,  among other things, to register the Purchase Shares,  the Initial Purchase Shares, the
Signing Shares,  and the Commitment  Shares under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the
Purchase  Agreement  and the  Registration  Rights  Agreement,  on _______,  the
Company  filed  a  Registration   Statement   (File  No.   333-_________)   (the
"Registration  Statement")  with the  Securities  and Exchange  Commission  (the
"SEC") relating to the sale of the Purchase Shares, the Initial Purchase Shares, the Signing Shares and the Commitment Shares.

       In connection with the foregoing, we advise you that: (1) a member of the
SEC's  staff has  advised  us by  telephone  that the SEC has  entered  an order declaring the Registration  Statement effective under the 1933 Act at _____ P.M.
on __________,  2007, (2) we have no knowledge,  after  telephonic  inquiry of a member of the SEC's staff,  that any stop order suspending its effectiveness has been issued or that any  proceedings  for that  purpose are pending  before,  or threatened by, the SEC, (3) the Commitment  Shares,  the Initial Purchase Shares
and the Signing Shares are available for sale under the 1933 Act pursuant to the
Registration  Statement and the restrictive legend on the Commitment Shares, the
Initial  Purchase  Shares and the  Signing  Shares  may be  removed  and (4) the
Purchase  Shares  are  available  for sale  under the 1933 Act  pursuant  to the
Registration Statement and may be issued without any restrictive legend.

                                    Very truly yours,

                                    [Company Counsel]

                                    By:____________________

CC:    Fusion Capital Fund II, LLC

                                    EXHIBIT B

                        TO REGISTRATION RIGHTS AGREEMENT
                        --------------------------------

     Information About The Investor Furnished To The Company By The Investor
         Expressly For Use In Connection With The Registration Statement

As of the date of the Purchase  Agreement,  Fusion  Capital  beneficially  owned
200,000  shares of common stock of the  Company.  Steven G. Martin and Joshua B.
Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and
Scheinfeld have shared voting and investment power over the shares being offered under the  prospectus  filed with the SEC in  connection  with the  transactions contemplated  under the  Purchase  Agreement.  Fusion  Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

FOR IMMEDIATE RELEASE

                 e.DIGITAL CORPORATION ENTERS INTO $8.5 MILLION
               COMMON STOCK PURCHASE AGREEMENT WITH FUSION CAPITAL

(SAN DIEGO, CA - January 8, 2007) - e.Digital  Corporation (OTC: EDIG) a leading innovator of  proprietary  secure  digital video  technology  and products,  and patented  technology  in the  utilization  of flash memory in portable  devices, announced  today  that it has  signed  an $8.5  million  common  stock  purchase agreement  with  Fusion  Capital  Fund II,  LLC, a  Chicago-based  institutional investor.  Under the agreement,  the Company sold to Fusion Capital  $250,000 of its common  stock at a purchase  price of $0.12 per share and has agreed to sell to Fusion Capital an additional $250,000 of its common stock at a purchase price of $0.12 per  share on the date that a  registration  statement  related  to the transaction  is filed with the  Securities and Exchange  Commission  (SEC).  The
Company may sell an  additional  $8.0 million of common stock to Fusion  Capital from time to time over a 25-month  period after the SEC has  declared  effective the registration statement related to the transaction. The proceeds will be used to expand its eVU(TM) mobile entertainment system business, accelerate licensing efforts of its flash  memory-related  patent  portfolio and for general  working capital.

Under the agreement, the Company has the right to sell shares of common stock to
Fusion  Capital  from time to time in amounts  between  $80,000  and $1 million, depending on certain conditions, for up to $8.0 million of additional funds. The purchase  price of the shares will be based on the  prevailing  market prices of the Company's  shares at the time of sales without any fixed  discount,  and the
Company  will  control  the  timing  and amount of any sales of shares to Fusion
Capital.  A more detailed  description of the transaction,  as well as copies of the material agreements, is set forth in the Company's Form 8-K filed today with the SEC.

Commenting on the Fusion  agreement,  Will Blakeley,  e.Digital's  president and chief  technology  officer said, "This agreement with Fusion Capital comes at an opportune  time by providing us with the flexible  financial  backing to help us grow our business,  fulfill  volume eVU orders,  and increase eVU backlog in the healthcare,  travel  and  entertainment  industries.  We also  expect  to  focus resources on licensing our flash memory patent portfolio to the 174 companies we have identified to date in the cell phone, PDA/Pocket PC, portable A/V recorder, digital camera,  camcorder and other portable device industries,  that appear to employ our portfolio."

About e.Digital Corporation: e.Digital is a provider of secure portable Video on
Demand products  including its eVU(TM) mobile  entertainment  system.  e.Digital
also  owns  and  is  pursuing  the   monetization  of  its  portfolio  of  flash
memory-related  patents.  e.Digital's  proprietary  digital technology  platform employs  its  MicroOS(TM)  operating  system,  Content  Mark-Up  Language  (CML)
application,  LDP  software,   patent-pending  Hardware  Security  technologies,
Digital  Rights  Management  (DRM)  solutions,  Content  Download  applications,
Encryption  and  Content  Protection  solutions,   and  Video  Display  software
applications. For more information about e.Digital and its technology platforms, please visit the company website at www.edigital.com.

Safe Harbor statement under the Private Securities Litigation Reform of 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the
Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the
Company operates. These statements are not guarantees of future performance and involve risks, uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the Company's ability to finance its operations through the
Fusion Capital agreement and other means, filing and having the SEC declare effective the registration statement being prepared in connection with the
Fusion Capital transaction, favorably resolving the complaint filed by digEcor,
Inc. against the Company and certain of its officers and employees, selling its products, manufacturing and shipping orders in a timely manner, securing additional business, monetizing its patent portfolio and other risks identified and discussed in our filings with the Securities and Exchange Commission
("SEC"). Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent
Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

Note:  eVU and  MicroOS  are  trademarks  of  e.Digital  Corporation.  All other company, product, and service names are the property of their respective owners.

CONTACT:
e.Digital Corporation: Robert Putnam, (858) 304-3016 ext. 205,
rputnam@edigital.com

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 12, 2006
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                            16770 West Bernardo Drive
                           San Diego, California 92127
                    (Address of principal executive offices)

                                 (858) 304-3016
              (Registrant's telephone number, including area code)

================================================================================

Item 1.01 Entry into a Material Definitive Agreement.

e. Digital Corporation (the "Company") previously issued (i) a 15% Promissory
Note, as amended, in the original principal amount of $750,000.00 and (ii) a 15%
Unsecured Promissory Note in the original principal amount of $290,164.36
(collectively, the "15% Notes") to Davric Corporation ("Davric"). The Company's
aggregate obligation under the 15% Notes inclusive of accrued interest was
$970,752 at November 30, 2006. The 15% Notes were due on December 31, 2006.

On December 12, 2006 the Company and Davric completed an exchange of the 15%
Notes ("Exchange Agreement") for (i) a new 7.5% Convertible Subordinated Term
Note issued by the Company in the principal amount of $970,752.00 due November
30, 2009 (the "Exchange Note") and (ii) 500,000 shares of common stock, $.001 par value of the Company (the "Exchange Shares"). The previous 15% Notes were cancelled. The Exchange Shares were issued as consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%.

The Exchange Note is payable by the Company to Davric in monthly principal and interest installments of $6,000 starting December 2006, increasing to $15,000 starting in February 2007, $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. Commencing with the
February 2007 installment payment, the Company may, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock ("Monthly Installment Shares"). Monthly Installment Shares shall be valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share.
Subject to certain notice periods and other limitations, the balance of the
Exchange Note is convertible by Davric at $0.30 per common share beginning
February 1, 2007 and the Company may elect to call the Exchange Note for mandatory conversion if the closing sale price of the Company's common stock is at least $0.40 per share for ten consecutive trading days. The Company may also prepay the Exchange Note in full or in minimum parts of $50,000 on ten-day notice. The Exchange Note may be subordinate to certain future senior indebtedness as defined in the Exchange Note.

The Company is not obligated to register the Exchange Shares, any Monthly
Installment Shares or any shares issuable on conversion of the Exchange Note.

A complete copy of the Exchange Agreement and the Exchange Note are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference [except that we do not intend for any person other than Davric to rely upon the representations and warranties contained in the exhibits]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

Upon completion of the exchange transaction described above, the Company is no longer obligated on the 15% Notes which are being cancelled. Without the exchange and the cancellation of the 15% Notes, the Company would have been obligated to make total payments of approximately $982,300 at December 31, 2006.
The cancelled 15% Notes were last amended effective June 30, 2006 and are further described in the Company's report on Form 8-K dated July 26, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

The Company became obligated on the new 7.5% Convertible Subordinated Term Note in the principal amount of $970,752.00 effective as of December 1, 2006 as described above. A description of the material terms of the obligation are described above. The Company is obligated to make principal and interest payments, subject to prepayment or conversion in whole or in part, in cash or shares of common stock in the following amounts:

                  Fiscal year ending:
                           March 31, 2007   $ 42,000
                           March 31, 2008   $240,000
                           March 31, 2009   $440,000
                           March 31, 2010   $398,165

Item 3.02 Unregistered Sales of Equity Securities.

As described above the Company has issued 500,000 shares of its common stock,
$.001 par value as consideration for reducing the interest rate and extending the maturity date of $970,752 of debt. The Company has also issued a 7.5%
Convertible Subordinated Term Note for debt that was not previously convertible.

The Company paid no placement fees. The Company offered and sold the Exchange
Shares and the Exchange Note without registration under the Securities Act of
1933 to one accredited investor in reliance upon the exemption provided by Rule
506 of Regulation D thereunder. The Exchange Shares and any shares issuable pursuant to the terms of the Exchange Note may not be offered or sold in the
United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the Exchange Shares issued, and will be placed on the shares issuable pursuant to the terms of the Exchange Note, unless registered under the Securities Act prior to issuance.

Preferred Stock Conversion and Warrant Exercise
The Company also has issued 1,815,976 shares of common stock upon the conversion of 1,250 shares of outstanding Series EE preferred stock by two holders. There are no remaining shares of Series EE preferred stock outstanding. The Company received $16,000 from one holder exercising a warrant for 200,000 shares of common stock. The shares of common stock issued by the Company upon conversion of the preferred stock and exercise of the warrant were registered for resale on registration statement #333-136096.

Subordinated Note Conversion
At September 30, 2006 the Company had $1,300,000 of convertible 12% Subordinated
Promissory Notes due December 31, 2006, as amended ("Subordinated Notes")
outstanding. Since September 30, 2006 the Company has issued 7,500,000 shares of common stock upon the voluntary conversion by six holders of an aggregate of
$600,000 principal amount of Subordinated Notes. One director converted $50,000 of the Subordinated Notes into 625,000 shares. The balance of $700,000 is due on
December 31, 2006 unless earlier converted.

Item  9.01 Financial Statements and Exhibits.

(d)   Exhibits:

99.1  Exchange Agreement between the Company and Davric Corporation dated
      December 1, 2006.

99.2  7.5% Convertible Subordinated Term Note issued by the Company to Davric
      Corporation dated December 1, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         e.DIGITAL CORPORATION

    Date: December 12, 2006              By: /s/ ROBERT PUTNAM
                                         ----------------------------
                                         Robert Putnam, Senior Vice President,
                                         Interim Financial Officer and Secretary
                                         (Principal Financial and Accounting
                                         Officer and duly authorized to sign on
                                         behalf of the Registrant)

                                                                    EXHIBIT 99.1

THE SECURITIES TO WHICH THIS AGREEMENT  RELATES HAVE NOT BEEN  REGISTERED  UNDER
THE  SECURITIES  ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY
STATE SECURITIES LAWS ("BLUE SKY LAWS"),  AND MAY NOT BE OFFERED OR SOLD WITHOUT
REGISTRATION  UNDER THE  SECURITIES  ACT,  AND AS  REQUIRED  BY BLUE SKY LAWS IN
EFFECT AS TO SUCH  TRANSFER,  UNLESS AN EXEMPTION FROM SUCH  REGISTRATION  UNDER
STATE AND FEDERAL LAW IS AVAILABLE.

                       E X C H A N G E   A G R E E M E N T

                              E.DIGITAL CORPORATION

E.DIGITAL CORPORATION
16770 West Bernardo Drive
San Diego, CA 92127                                             December 1, 2006
                                                                 (Must be dated)
Attention:  Mr. William Blakeley, President

Gentlemen:

      1. Exchange. The undersigned, DAVRIC Corporation,  ("Noteholder"),  hereby irrevocably transfers, sells, assigns and exchanges as of the above date (a) (i)
that certain 15% Promissory Note, as amended,  in the original  principal amount of  $750,000.00  due  December  31,  2006 and (ii) that  certain  15%  Unsecured
Promissory Note in the original principal amount of $290,164.36 due December 31,
2006  (collectively,  the "15%  Notes")  issued  by  E.DIGITAL  CORPORATION.,  a
Delaware corporation (the "Company") for (b) (i) a 7.5% Convertible Subordinated
Term Note issued by the Company in the original  principal amount of $970,752.00 due:  November 30, 2009 (the "Exchange  Note") and (ii) 500,000 shares of common stock,  $.001 par value of the Company (the "Exchange  Shares" and  collectively with the Exchange  Note,  the "Exchange  Securities").  This exchange is made in accordance  with and is subject  to the terms of this  Exchange  Agreement,  the
Company's  Certificate  of  Incorporation  and Bylaws and Section  351(g) of the
Internal  Revenue  Code of 1986,  as  amended  and the  regulations  promulgated thereunder. Upon execution of this Exchange Agreement and the acceptance thereof by the Company,  the undersigned hereby irrevocably  delivers and tenders to the
Company,  the 15% Notes,  as amended,  for  cancellation,  free and clear of all liens,  claims and  encumbrances and when delivered in accordance with the terms hereof  shall  irrevocably  deliver and tender the  Exchange  Securities  to the
Noteholder,  mutual  receipt  of  which  is  acknowledged  and  accepted  by the
Noteholder  and the Company.  This exchange is intended to constitute a tax-free exchange  in  accordance  with and  subject  to Section  351(g) of the  Internal
Revenue Code.

      2. Acceptance of Exchange.  This Exchange Agreement does not constitute an offer by the Company to sell the Exchange  Securities to the undersigned,  nor a solicitation of any offer from the  undersigned to buy the Exchange  Securities, and shall be deemed  accepted  by the  Company  only  when  countersigned  by an executive officer of the Company. The Company may reject this Exchange, in whole or in part, for any reason in its sole discretion.  I understand the Company has agreed to  accept  or reject  this  Exchange  within 15 days of  receipt  by the
Company of this duly executed Exchange  Agreement together with the original 15%
Notes,  for  cancellation in the manner set forth above.  After such 15 days, if not accepted by the Company,  I may revoke this Exchange  Agreement by notice in writing.

      3.  Representations  and  Warranties  of the Company.  The Company  hereby represents and warrants to Noteholder as of the date of this Exchange  Agreement as follows:

         (a)  Authorization;  Binding  Obligations.  All corporate action on the part of the Company, its officers,  directors and stockholders necessary for the authorization of this Exchange Agreement,  the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Exchange  Securities pursuant hereto has been taken or will be taken prior to the Closing.  The Exchange Agreement when executed and delivered,  will be valid and binding  obligations of the Company enforceable in accordance  with its terms,  except (a) as  limited  by  applicable  bankruptcy, insolvency,  reorganization,  moratorium  or other laws of  general  application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies.

         (b) Compliance with Other Instruments.  The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws,  or of any
provision  of  any  mortgage,  indenture,  contract,  agreement,  instrument  or contract  to which  it is  party  or by  which  it is bound or of any  judgment, decree,  order,  writ or, to its  knowledge,  any  statute,  rule or  regulation applicable  to the  Company  which would  materially  and  adversely  affect the business, assets, liabilities, financial condition or operations of the Company.
The execution,  delivery,  and  performance of and compliance with this Exchange
Agreement and the issuance of the Exchange Securities pursuant hereto, will not, with or without  the  passage  of time or giving of  notice,  result in any such material  violation,  or be in conflict  with or  constitute a default under any such term, or result in the creation of any mortgage,  pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension,
revocation,   impairment,  forfeiture  or  nonrenewal  of  any  permit  license, authorization or approval applicable to the Company,  its business or operations or any of its assets or properties.

         (c) Litigation.  There is no action, suit,  proceeding or investigation pending or to the Company's  knowledge  currently  threatened in writing against the Company that questions the validity of this Exchange  Agreement or the right of the  Company  to  enter  into any of such  agreement,  or to  consummate  the transactions  contemplated  hereby or  thereby,  or which might  result,  either individually or in the aggregate,  in any material adverse change in the assets, condition or affairs of the Company,  financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

         (d) Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule,  regulation,  order or restriction of any domestic or foreign  government or any  instrumentality or agency thereof in respect of the conduct of its  business or the  ownership  of its  properties which  violation  would  materially and adversely  affect the business,  assets, liabilities,  financial  condition or operations of the Company. No governmental orders,  permissions,  consents,  approvals or authorizations are required to be obtained  and no  registrations  or  declarations  are  required  to be filed in connection  with the execution  and delivery of this Exchange  Agreement and the issuance of the  Exchange  Securities,  except such as has been duly and validly obtained or filed,  or with  respect to any filings  that must be made after the
Closing, as will be filed in a timely manner.

      4. Representations and Warranties of Noteholder.  With full knowledge that the Company and its officers,  directors and controlling persons will be relying upon the  following,  among other things,  in  determining  that the transfer of
Exchange  Securities  to me in exchange for my 15% Notes will be exempt from the registration requirements of the Securities Act, and applicable state securities laws, I represent and warrant to the Company that:

         (a) Company Information. I understand that I and my adviser(s) have had a  reasonable  opportunity  to ask  questions  of and receive  answers  from the
Company, or a person or persons acting on its behalf,  concerning my election to exchange the 15% Notes for the Exchange Securities,  and all such questions have been answered to my or their full  satisfaction.  I acknowledge and agree that I have been provided with, or offered complete access to,  information  concerning the Company, its business,  financial condition and prospects,  and the offering of the Exchange  Securities,  equivalent to such  information as would have been contained in a registration of the Exchange Securities under the Securities Act.
I acknowledge that no  representations or warranties have been made to me by the
Company  or  persons   acting  on  behalf  of  the   Company,   other  than  the
representations set forth in this Exchange Agreement.

                                       2

         (b) Restricted  Securities.  I acknowledge that the Exchange Securities have  not been  registered  under  the  Securities  Act,  in  reliance  upon the exemption  from  registration  provided  by Rule 506 of  Regulation  D under the
Securities  Act, and under the  securities  or blue sky laws of any state or any rules or regulations promulgated  thereunder,  on the grounds that the offer and sale of such security to me is a transaction not involving any public  offering.
The Exchange  Securities which I am acquiring  hereby,  as well as any shares of common stock issuable upon the conversion of the Exchange Note, are  "restricted securities,"  as that term is defined in Rule 144(a) under the Securities Act. I acknowledge and understand that the Exchange Securities and any shares of common stock issuable upon the conversion of the Exchange  Note, are  unregistered  and must be held by me indefinitely,  unless they are subsequently  registered under the Securities Act or an exemption from such registration is available for their resale.  I understand  and agree that the prior  written  consent of the Company will be necessary for any transfer by me of the Exchange Securities, in whole or in part,  unless the Exchange  Securities  have been duly  registered  under the
Securities  Act or the  transfer is made in  accordance  with Rule 144 under the
Securities Act.

         (c) Legend.  I understand  and agree that the Exchange  Securities,  as well as any shares of common stock  issuable upon the conversion of the Exchange
Note, shall, unless and until removed in accordance with applicable law, contain a legend substantially in the following form, which I have read and understand:

               "These  securities have not been registered under the
               Securities  Act of 1933,  as amended (the "Act"),  or
               under any state  securities laws, and are "restricted
               securities"  as  defined  in Rule 144  under the Act.
               These   securities   may   not  be   offered,   sold,
               transferred,  pledged or  hypothecated in the absence
               of  an  effective  registration  statement  for  such
               securities  under the Act or an  opinion  of  counsel
               satisfactory  to the Company that an  exemption  from
               such registration is available."

         (d)  Registration.  I  understand  that  only  the  Company  can file a registration statement under the Securities Act covering the Exchange Securities or any shares of common stock issuable upon the conversion of the Exchange Note.

         (e)  Noteholder  Can Bear Economic Risk. I represent and warrant to the
Company in connection  with my exchange of the 15% Notes and the  acquisition of the Exchange  Securities  that (i) I have  adequate  means of  providing  for my current needs and possible personal contingencies,  and this investment will not necessitate any change in my standard of living, (ii) I have no present need for liquidity  in this  investment,  (iii) I am able to bear the  economic  risks of investment in the Exchange Securities for an indefinite period, and (iv) at this time could afford a complete loss of this investment.

         (f) Investment Has Substantial  Risk. I recognize that an investment in the Exchange Securities is speculative and involves a high degree of risk.

         (g)  Acquisition  For Own Account;  Able to Protect Own  Interest.  The
Exchange  Securities  are  being  acquired  solely  for  my  own  account,   for
investment,  and not for the  account  of any  other  person  and not  with  any intention to make any distribution or public offering of such securities. I (and if I am an entity,  then the individual  making this  investment  decision on my behalf),  alone  or  together  with  my  adviser(s),  have  such  knowledge  and experience in financial, tax and business matters as to enable me to utilize the information  made  available  to me in order to evaluate the merits and risks of the  prospective  investment  in the  Exchange  Securities  to make an  informed investment decision with respect thereto.

         (h) Authority;  Residence. I, if a corporation,  partnership,  trust or other entity,  have full power and authority to execute this Exchange Agreement, to make all  representations,  warranties  and covenants set forth herein and to acquire and hold the Exchange  Securities,  and have my principal  office as set forth on the signature page hereof;  and this entity has not been formed for the specific purpose of acquiring the Exchange Securities.  I, if an individual,  am at least 21 years of age,  and I reside at the place set forth on the  signature page hereof.  The  undersigned is a "United States Person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code.

                                       3

         (i) Reliance by Company.  All information  which I have provided to the
Company is correct and complete as of the date set forth above and may be relied upon by the  Company  in  determining  the  availability  of an  exemption  from registration  under federal and state  securities  laws in  connection  with the offering of securities  as described  herein and, if there should be any adverse change in such information  prior to this Exchange  Agreement being accepted,  I will immediately provide the Company with such information.

         (j) No General  Solicitation or Advertising.  I have not been solicited by the  Company or anyone on its behalf by any form of general  solicitation  or general  advertising,  including  but  not  limited  to (i)  any  advertisement, article, notice or other communication  published in any newspaper,  magazine or similar media or broadcast  over  television or radio,  or made  available  over telephone lines by any information service, or (ii) any seminar or meeting whose attendees  had been  invited  by any means of  general  solicitation  or general advertising.

         (k) Investment Intent. The Exchange Securities and any shares of common stock  issuable upon the conversion of the Exchange Note, are being acquired for long-term investment only for my own account and not with a view to, or for sale in  connection  with,  any  distribution  thereof.  I do not  have  any  present intention of  distributing  or selling the Exchange  Securities or any shares of common stock  issuable upon the  conversion of the Exchange Note or any interest therein.

         (l)   Ownership;   Title.   Noteholder  is  the  owner  of  record  and
beneficially of the 15% Notes.  All of the 15% Notes are owned by the Noteholder free  and  clear of any  claim,  levy,  charge,  pledge,  hypothecation,  trust,
security  interest,  proxy,  voting  arrangement,   conditional  sale  or  title
retention contract,  or other encumbrance or restriction of any kind,  including restrictions affecting voting rights,  transferability or incidents of record or beneficial  ownership  (any  of  which  being  referred  to  as a  "Lien").  The consummation  by the  Noteholder of the exchange of the 15% Notes will convey to the  Company  good and  marketable  title to the 15% Notes free and clear of all
Liens. There are no other agreements or understandings in effect with respect to the  transfer  of the 15%  Notes  to  which  Noteholder  is a party  or is bound thereto.

         (m) No Conflicts. The execution, delivery and performance by Noteholder of this Agreement and any other  agreement  executed by Noteholder in connection herewith  and  the  transactions  (and  the  consummation  of the  transactions)
contemplated hereby and thereby will not: (i) violate or conflict with any laws, rules or regulations of any  governmental  authority;  (ii) result in the breach of, or constitute a default  (with or without  notice or lapse of time, or both)
under, or require any consent under,  any provision of (a) any debt  instrument, indenture,  mortgage  agreement or other  instrument or arrangement to which the
Noteholder  is a party or by which any of the 15% Notes owned by the  Noteholder is bound or (b) any judgment,  order or decree by which the  Noteholder is bound or by which any of the 15% Notes owned by the  Noteholder  is bound or affected, or (iii) result in the  imposition  of any Lien on any of the 15% Notes owned by the Noteholder.

      5.  Indemnification.  I agree  to  indemnify  and hold  the  Company,  its officers,  directors  and every  person who  "controls"  the Company  within the meaning of Section 15 of the Securities  Act  ("controlling  persons")  harmless from and against all damages,  losses, costs and expenses (including  reasonable attorneys' fees) which they or any one of them may incur by reason of my failure to  fulfill  or my  breach of any of the terms or  conditions  of this  Exchange
Agreement, or by reason of any breach of or the falsity,  inaccuracy, or failure of any  representation  or  warranty  made by me  herein,  made in any  document provided by me to the Company in  connection  with this  Exchange,  or otherwise made by me orally or in writing to the Company.

      6. Proceedings.  In the event that any cause of action, litigation,  legal proceeding or  arbitration  proceeding  arises out of or in any way results from this Exchange Agreement for or acquisition of Exchange Securities (collectively, the "Proceeding") in which the undersigned is an adverse party to the Company or any director,  officer or controlling  person thereof,  the  undersigned  agrees that:

         (a) he will  produce,  upon  the  Company's  request  such  statements, returns and purchase and sale information as are directly  relevant and material to his  investment  sophistication,  knowledge  and  experience  in business and financial matters,  ability to evaluate the risks and merits of investing in the
Exchange Securities and his status as an accredited investor; and that

                                       4

         (b) the party or parties not  prevailing in such  Proceeding  shall pay all costs whatever,  including reasonable attorney fees, incurred in the defense or  prosecution  of  any  such  Proceeding  by  the  party  or  parties  therein prevailing,  it being further agreed that the undersigned will pay all costs and reasonable attorney fees incurred by any officer, director or controlling person of the Company who or which prevails in the defense of any Proceeding  initiated by the undersigned. The undersigned further admits and agrees that the documents and records to be produced  pursuant to subparagraph  (a) of this Section 6 will not pose an undue  burden upon him nor unduly  intrude upon his right of privacy and are  necessary  to the  defense of the  Proceeding  by the  Company  and any directors, officers or controlling persons thereof involved in the Proceeding.

      7. Accredited  Investor Status.  The undersigned is an entity in which the sole equity owner is an accredited investor.

      8. Financial Sophistication. I have prior investment experience, including investments in  non-registered  securities,  or have employed the services of an investment  advisor,  attorney  or  accountant  to  read  all of  the  documents furnished or made  available by the Company and to evaluate the merits and risks of an investment in the Exchange Securities on my behalf. I recognize the highly speculative  nature of this  investment,  and that I must be able to bear and am able to bear the economic risk I hereby assume.

      9.  City and State  Information.  This  Exchange  Agreement  for  Exchange
Securities was made by me solely in the CITY of Henderso STATE of Nevada.

      10. Type of Ownership:  Noteholder is a  corporation  organized  under the laws of the State of Nevada.

      11.  Arbitration.  Any  controversy  or claim  relating  to this  Exchange
Agreement  or my  investment  in the  Exchange  Securities  shall be resolved by arbitration  pursuant to and run in accordance with the rules then prevailing of the American Arbitration Association.  Any such arbitration shall be held in San
Diego County,  California.  The  prevailing  party in the  arbitration  shall be entitled to an award of all expenses and reasonable  attorneys' fees incurred in bringing or defending the arbitration.

      12.  Blue Sky  Qualification.  The  undersigned's  right to  purchase  the
Exchange Securities under this Exchange Agreement is expressly  conditioned upon the  exemption  from  qualification  of the  offer  and  sale  of  the  Exchange
Securities from applicable  Federal and State securities laws. The Company shall not be required to qualify this  transaction  under the  securities  laws of any jurisdiction  and,  should  qualification  be  necessary,  the Company  shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

      13. Use of Pronouns.  All pronouns and any variations  thereof used herein shall be deemed to refer to the masculine,  feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

      14. Miscellaneous.

         (a) I agree not to transfer or assign this Exchange  Agreement,  or any interest  herein,  and  further  agree that any  transfer or  assignment  of the
Exchange  Securities  shall  be  made  only in  accordance  with  this  Exchange
Agreement and all applicable laws. I agree that this exchange is irrevocable and that I may not  cancel,  terminate  or revoke  this  Exchange  Agreement  or any agreement made by me hereunder.

         (b)   Notwithstanding   any   of   the   representations,   warranties,
acknowledgments  or  agreements  made  herein by me, I do not  thereby or in any other manner waive any rights  granted to me under  federal or state  securities laws.  I stipulate  and agree,  however,  that the  operation  of this  Exchange
Agreement  will not  result in a waiver  of such  rights.  All  representations, warranties,  covenants and  undertakings  made by me in this Exchange  Agreement shall  survive the  Company's  acceptance  of this  Exchange  Agreement  and the issuance and delivery of the Exchange Securities.

         (c) This Exchange Agreement  constitutes the entire agreement among the parties  hereto  with  respect  to the  subject  matter  hereof  and,  except as otherwise set forth in Section 15(i),  may be amended only by a writing executed by both  parties.  This  Exchange  Agreement  shall be  enforced,  governed  and construed in all respects in accordance with the laws of the State of California applicable to contracts  between  residents of such state entered into and to be performed entirely within such state.

                                       5

         (d) I acknowledge  that this Exchange  Agreement does not constitute an offer to me to buy,  an offer of sale,  or  solicitation  of an offer to buy the
Exchange  Securities,  and that I shall have no right  whatever  to acquire  any
Exchange  Securities until this Exchange Agreement  affirmatively is accepted by the  Company.  Neither  the mere  passage of time nor  failure of the Company to reject this Exchange Agreement shall constitute acceptance hereof.

         (e)  Wherever  the  pronouns  he,  his or him  appear in this  Exchange
Agreement,  they shall  include the feminine  and neuter  genders as well as the masculine and apply equally to individual  and entity  undersigneds,  unless the context clearly requires otherwise.

         (f) Notices  between the parties shall be effective  only if in writing and delivered:  if to the Company,  to the address on the first page hereof; and
if to me, to the address on the  signature  page  hereof;  or to any  subsequent address provided in writing by either party.

         (g) This  Exchange  Agreement  shall be  binding  upon and inure to the benefit of the parties and their respective  heirs,  administrators,  executors, legal  representatives,  successors  and permitted  assigns.  By executing  this
Exchange Agreement, I represent that I have carefully read it in its entirety.

         (h) I  understand  and  acknowledge  that this  exchange  for  Exchange
Securities shall be irrevocable until accepted or rejected by the Company (other than described in Paragraph 2), that it may not be canceled or revoked by me and that upon the Company's  acceptance of this Exchange Agreement I will be legally bound to take the  Exchange  Securities  on the terms and  conditions  set forth herein.

                              ********************

                                       6

IN WITNESS WHEREOF, I the undersigned Noteholder, or a person duly authorized to act for me in the premises, has executed this Exchange Agreement by signature on the following  Signature Page and initialed this and every preceding page hereof on the date first above written, in the City and State shown under Section 10 of this Exchange Agreement above.

                             *** Signature Page ***

Noteholder                                      DAVRIC Corporation

Auth. Person's Signature                        /s/ JERRY E. POLIS

Authorized Person's  Name & Title               Jerry E. Polis, President

Address of Principal Office                     980 American Pacific Drive, #111

                                                Henderson, Nevada 89014

Organized under laws of State or Country        Nevada

Telephone  (702)734-1888                        Fax No. (702)737-6900

Federal Tax I.D. Number   ________________________________

               **************************************************

                    Noteholder: Do Not Write Below This Line

Accepted: _____X_____                                X        /s/ ROBERT PUTNAM
                                                              Signature

Rejected: _______                                    Name:    ROBERT PUTNAM

DATED, December 12, 2006                             Title: Secretary

                                                                    EXHIBIT 99.2

THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE UNITED  STATES  SECURITIES  ACT OF
1933,  AS AMENDED  (THE "ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS,  AND IS A
"RESTRICTED  SECURITY"  AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THIS
NOTE MAY NOT BE  OFFERED,  SOLD,  TRANSFERRED,  PLEDGED OR  HYPOTHECATED  IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT
OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH
REGISTRATION IS AVAILABLE.

                          (ALL AMOUNTS IN U.S. DOLLARS)

                              E.DIGITAL CORPORATION

                     7.5% CONVERTIBLE SUBORDINATED TERM NOTE

                    Due: November 30, 2009 ("Maturity Date")

Note Date: December 1, 2006                                       US $970,752.00
San Diego, California

         FOR VALUE RECEIVED,  e.Digital  Corporation,  the undersigned  Delaware corporation  (together with all successors,  the "Company"),  hereby promises to pay to the order of

         Payee:            DAVRIC CORPORATION
                           ------------------
                           or its successors or assigns
                            (collectively, "Noteholder") at

         Address:          980 American Pacific Drive, #111
                           Henderson, Nevada 89014

or at such other address or addresses as Noteholder may  subsequently  designate in writing to the Company,  the principal sum of Nine Hundred  Seventy  Thousand
Seven Hundred  Fifty-Two and 00/100  Dollars  ($970,752.00),  due and payable in thirty-six  (36) monthly  installments of principal and interest (in the monthly installment  payment amounts listed on Exhibit A - Amortization Table) including simple  interest  thereon  computed  at the rate of seven and  one-half  percent
(7.50%) per annum, in lawful monies of the United States of America,  subject to earlier  prepayment  or  conversion  pursuant to the terms  hereof.  The monthly installments  of principal  and  interest  shall be due within five (5) business days of the  last  day of each  month  but if such  due  date  should  fall on a national  holiday,  payment shall be due on the  following  business day (each a
"Due Date").

         1.  Payment.  Any  payment  shall be deemed  timely made if received by
Noteholder  within ten (10)  calendar  days of the due date.  Payments  received shall be imputed  first to late or penalty  charges,  if any,  then due, next to interest payments then due, and next to the principal balance.

         An  "Event of  Default"  occurs  if (a) the  Company  does not make the payment of  interest  or  principal  of this Note when the same  becomes due and payable and such default  shall  continue for a period of fifteen (15)  calendar days,  (b) the Company fails to comply with any of its other  agreements in this
Note that do not otherwise have separate remedies or provisions and such failure continues for the period and after the notice  specified  below, (c) pursuant to or within the  meaning  of any  Bankruptcy  Law (as  hereinafter  defined),  the
Company:  (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary  case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of  competent  jurisdiction  enters an order or decree  under any
Bankruptcy  Law that:  (A) is for relief  against the Company in an  involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its  property or (C) orders the  liquidation  of the  Company,  and any order or decree  remains  unstayed and in effect for a period of sixty (60) days. As used herein,  the term  "Bankruptcy  Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian"
means any receiver, trustee, assignee,  liquidator or similar official under any
Bankruptcy Law.

         A default  above is not an Event of Default until  Noteholder  notifies the Company of such default and the Company does not cure it within  thirty (30)
days after receipt of such notice,  which must specify the default,  demand that it be  remedied  and state  that it is a  "Notice  of  Default."  If an Event of
Default  occurs  and is  continuing,  the  Noteholder  hereof  by  notice to the
Company,  may declare the  principal of and accrued  interest on this Note to be due and payable immediately;  provided, however, that the Noteholder, by written notice  to  the  Company,  may  rescind  and  annul  such  declaration  and  its consequences.

         2.  Installment  Payments  in Cash or Shares of Common  Stock.  Monthly
installment  payments  shall be payable in cash,  or starting  with the February
2007 installment  payment,  the Company may elect to make an installment payment either in cash or in shares of its common stock,  $.001 par value per share (the
"Common Stock"), subject to Section 2.3. Payment in cash shall be payable on the
Due Date to the address of the Noteholder.

            2.1.  Payment in Shares of Common Stock. As long as the requirements of  Section  2.3 are met,  the  Company  may  elect  by  written  notice  to the
Noteholder on or before the Due Date of a monthly  installment  date to make the payment in shares of Common Stock of the  Company.  The number of fully paid and nonassessable  shares  of  Common  Stock to be  issued  shall be  determined  by dividing  the  monthly  installment  payment  amount  for the  applicable  month specified  in Exhibit A by the Monthly  Share Price (as defined  below)  rounded down to the nearest full share (the "Monthly Installment  Shares").  As promptly as  practicable  after the  monthly  installment  Due Date,  the  Company at its expense will issue and deliver to the  Noteholder a certificate  for the Monthly
Installment Shares.

            2.2.  Monthly Share Price. The "Monthly Share Price" for any monthly installment that the Company elects to pay in shares of Common Stock rather than cash shall be computed as the  arithmetic  average of the closing prices for the last five (5)  trading  days of the  applicable  month.  This  average  shall be rounded to the  nearest  one-tenth  of a cent for  computation  of the number of shares in Section 2.1.

            2.3.  Requirements  and  Limitations.  If  the  Note  is in  default payments  may only be made in cash and not in shares.  If the  computed  Monthly
Share  Price is less  than  $0.10 per share  (as  adjusted  comparable  with the
Conversion  Price  adjustment set forth in Section 4.6 herein) then such monthly installment  payment must be paid in cash and not in shares of Common Stock. The
Company may only elect share  payment if its shares of Common  Stock are regular trading on the over-the-counter  market or on an exchange where the Common Stock of the Company is then traded and the shares have not been  suspended  or halted from trading at any time during the respective installment payment month.

         3.  Prepayment.  The  Company may prepay this Note at any time and from time to time, in whole or in part,  minimum prepayment of Fifty Thousand Dollars
($50,000),  without the prior written agreement of Noteholder, upon ten (10) day written notice to Noteholder. Any prepayment of this Note shall be applied first to any installment payment then due, then to any other accrued interest and then against principal.  Any partial prepayment shall not modify the timing or amount of  scheduled  monthly  installments  until the Note is fully paid.  The Company shall furnish the Noteholder an amended Exhibit A upon each partial  prepayment.
Upon payment in full of the principal amount of this Note and interest  thereon, the Noteholder shall surrender this Note for cancellation.

         4. Conversion.

            4.1  Voluntary  Conversion.  The  Noteholder  has the right,  at the
Noteholder's  option,  at any time  beginning  February  1,  2007,  and prior to payment  in full  of the  principal  balance  of this  Note at  Maturity  or any prepayment  date,  to convert this Note, in  accordance  with the  provisions of
Section 5.2.1  hereof,  in whole or in part,  into shares of Common  Stock.  The number  of  shares  of  Common  Stock  into  which  this  Note may be  converted
("Conversion  Shares")  shall be determined by dividing the aggregate  principal amount of the Note by the  Conversion  Price (as defined below) in effect at the time of such conversion.  The initial  Conversion Price shall be equal to thirty cents ($0.30).

                                      -2-

         4.2 Conversion Procedure.

            4.2.1  Notice of  Conversion  Pursuant  to Section  4.1.  Before the
Noteholder  shall be entitled to  voluntarily  convert  this Note into shares of
Common Stock,  it shall give five day advance  written  notice by mail,  postage prepaid or courier,  to the Company at its principal  corporate  office,  of the election  to convert  the same  pursuant to this  Section  4.2,  and shall state therein the name or names in which the certificate or certificates for shares of
Common  Stock  are to be  issued.  Unless  waived  by the  Company  in its  sole discretion, the minimum conversion amount accepted by the Company for conversion hereunder shall be the lesser of: a Fifty Thousand Dollars  ($50,000)  principal balance on the Note, or the remaining principal balance on the Note. The Company shall,  as soon as practicable  after the fifth day from the date of the written notice,  issue  and  deliver  at such  office to the  Noteholder  of this Note a certificate  or  certificates  for the number of shares of Common Stock to which the  Noteholder  of this Note shall be entitled as  aforesaid.  Such  conversion shall be deemed to have been made on the close of business on the fifth day from the date of written  notice,  and the person or persons  entitled to receive the shares of Common Stock  issuable upon such  conversion  shall be treated for all purposes as the record  holder or holders of such  shares of Common  Stock as of such  date.  Any  partial  conversion  shall not  modify the timing or amount of scheduled monthly  installments  until the Note is fully paid. The Company shall furnish the Noteholder an amended Exhibit A upon each partial conversion.

            4.2.2  Delivery of Stock  Certificates.  As promptly as  practicable after the  conversion  of this Note,  the Company at its expense  will issue and deliver to the  Noteholder of this Note a certificate  or  certificates  for the number of full shares of Common Stock issuable upon such conversion.

         4.3 Mechanics and Effect of Conversion.  No fractional shares of Common
Stock  shall be issued  upon  conversion  of this Note.  In lieu of the  Company issuing any  fractional  shares to the  Noteholder  upon the  conversion of this
Note,  the  Company  shall  pay to the  Noteholder  the  amount  of  outstanding principal  that is not so converted,  such payment to be in the form as provided below.  Upon the full conversion of this Note pursuant to Section 5.1 above, the
Noteholder shall surrender this Note, duly endorsed,  at the principal office of the Company. At its expense, the Company shall, as soon as practicable after the notice period,  issue and deliver to such Noteholder at such principal  office a certificate  or  certificates  for the number of shares of such Common  Stock to which the  Noteholder  shall be  entitled  upon such  conversion  (bearing  such legends as are required  hereby and by applicable  state and federal  securities laws in the opinion of counsel to the Company)..

         4.4  Limitation  on  Issuance  of  Voluntary   Conversion  Shares:  The
Noteholder  may not convert  the Note into shares of Common  Stock to the extent such  conversion  would result in the  Noteholder,  together  with any affiliate thereof,  beneficially owning (as determined in accordance with Section 13(d) of the  Securities  Exchange Act of 1934, as amended (the  "Exchange  Act") and the rules thereunder) in excess of 4.999% of the then issued and outstanding  shares of Common Stock.  The Noteholder shall have the sole authority and obligation to determine  whether the restriction  contained in this Section applies and to the extent that the  Noteholder  determines  that the  limitation  contained in this
Section applies,  the determination of the number of shares convertible shall be in the sole discretion of the Noteholder.  The provisions of this Section may be waived by the Noteholder upon not less than 61 days prior notice to the Company.

         4.5 Mandatory  Conversion.  The Company has the right, at the Company's option,  at any time after  February 1, 2007 but prior to the payment in full of the  principal  balance of this Note,  to require  that  Noteholder  convert the entire  principal  balance of this Note and related  interest  due,  into Common
Stock of the  Company in the event that the  closing  sales  price of the Common
Stock of the Company is at least $0.40 per share (as adjusted in accordance with the Conversion  Price  adjustment set forth in Sections 4.6 herein) for ten (10)
consecutive  days of  regular  trading on the  over-the-counter  market or on an exchange where the Common Stock of the Company is then traded, at the Conversion
Price then in effect on the last  trading day of such ten (10) day  period.  Any notice shall be provided within ten (10) days after the end of any such ten (10)
day period.  The failure of the Company to exercise  this  Mandatory  Conversion right for any such trading  period shall not preclude the exercise of this right for any future such trading period.  The mandatory  conversion shall be effected on the 90th day after  notice with all interest and  principal  payments  abated during such 90 day period.  The person or persons entitled to receive the shares of Common Stock issuable upon such Mandatory  Conversion shall not be treated as the record  holder or holders of such  shares of Common  Stock  until the end of such 90 day period. However, the parties may mutually waive such ninety (90) day period and the  Company  shall then  issue such  shares in the manner  otherwise provided in this Section 4.

                                      -3-

         4.6 Conversion Price Adjustments.

            4.6.1  Adjustments for Stock Splits and  Subdivisions.  In the event the  Company  should at any time or from time to time after the date of issuance hereof fix a record date for the  effectuation  of a split or subdivision of the outstanding  shares of Common  Stock or the  determination  of holders of Common
Stock entitled to receive a dividend or other distribution payable in additional shares of  Common  Stock or other  securities  or rights  convertible  into,  or entitling  the holder  thereof to receive  directly  or  indirectly,  additional shares of Common Stock (hereinafter  referred to as "Common Stock  Equivalents")
without payment of any consideration by such holder for the additional shares of
Common Stock or the Common Stock Equivalents (including the additional shares of
Common Stock  issuable upon  conversion or exercise  thereof),  then, as of such record date (or the date of such dividend distribution,  split or subdivision if no  record  date  is  fixed),  the  Conversion  Price  of  this  Note  shall  be appropriately  decreased so that the number of shares of Common  Stock  issuable upon  conversion  of this Note shall be increased in proportion to such increase of outstanding shares.

            4.6.2  Adjustment for Reverse Stock Splits.  If the number of shares of Common Stock  outstanding at any time after the date hereof is decreased by a combination  of the  outstanding  shares of Common  Stock,  then,  following the record date of such  combination,  the  Conversion  Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion  hereof  shall  be  decreased  in  proportion  to  such  decrease  in outstanding shares.

         5.  Subordination.  The  indebtedness  evidenced by this Note is hereby expressly  subordinated,  to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company's  Senior
Indebtedness,  as  hereinafter  defined;  provided,  however,  that the  maximum aggregate amount of the Company's Senior  Indebtedness to which the indebtedness evidenced  by this Note  shall be  subordinated  shall not  exceed  Two  Million
Dollars  ($2,000,000).  The  Company  may,  however,  in its sole  and  absolute discretion,  incur and/or have outstanding from time to time Senior Indebtedness in excess of the amount stated in the immediately  preceding  sentence,  and the existence  of  such  Senior  Indebtedness  shall  not  diminish  in any  way the subordination of the indebtedness evidenced by this Note.

         As used in this Note,  the term  "Senior  Indebtedness"  shall mean the principal of and unpaid accrued interest on: (a) all indebtedness of the Company to banks,  insurance companies or other financial institutions regularly engaged in the  business of lending  money,  which is for money  borrowed by the Company
(whether or not secured and whether or not  existing as of the date of this Note or hereafter  incurred);  and (b) any such  indebtedness  issued in exchange for such Senior  Indebtedness,  or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

         If there should occur any receivership,  insolvency, assignment for the benefit of creditors,  bankruptcy,  reorganization or arrangement with creditors
(whether or not pursuant to bankruptcy or other insolvency laws), sale of all or
substantially  all  of  the  assets,  dissolution,   liquidation  or  any  other
marshalling of the assets and liabilities of the Company,  or if this Note shall be declared  due and payable  upon the  occurrence  of an event of default  with respect  to any  Senior  Indebtedness,  then (a) no amount  shall be paid by the
Company in  respect of the  principal  of or  interest  on this Note at the time outstanding,  unless  and  until  the  principal  and  interest  on  the  Senior
Indebtedness  then outstanding  shall be paid in full; and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Noteholder  that shall  assert any right to receive any  payments in respect of the  principal of and  interest  on  this  Note,  except  subject  to the  payment  in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been  declared in writing with respect to any  Senior  Indebtedness,  or in  the  instrument  under  which  any  Senior
Indebtedness is outstanding,  permitting the holder of such Senior  Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured and  waived or shall have  ceased to exist,  or all Senior
Indebtedness  shall have been paid in full,  no payment shall be made in respect of the  principal  of or interest on this Note,  unless  within three (3) months after the  happening  of such event of  default,  the  maturity  of such  Senior
Indebtedness shall not have been accelerated.

                                      -4-

         Subject to the rights,  if any,  of the holders of Senior  Indebtedness under this Section 5 to receive cash,  securities and other properties otherwise payable or deliverable to the  Noteholder,  nothing  contained in this Section 6 shall impair,  as between the Company and the Noteholder,  the obligation of the
Company,  subject to the terms and conditions  hereof,  to pay to the Noteholder the  principal  hereof and  interest  hereon as and when the same become due and
payable,  or  shall  prevent  the  Noteholder,   upon  default  hereunder,  from
exercising  all rights,  powers and  remedies  otherwise  provided  herein or by applicable law.

         Subject to the  payment in full of all  Senior  Indebtedness  and until this Note  shall be paid in full,  the  Noteholder  shall be  subrogated  to the rights of the  holders  of Senior  Indebtedness  (to the extent of  payments  or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments or distributions of assets of the  Company  applicable  to the Senior  Indebtedness.  No such  payments  or distributions  applicable  to the Senior  Indebtedness  shall,  as  between  the
Company and its creditors, other than the holders of Senior Indebtedness and the
Noteholder,  be deemed to be a payment  by the  Company to or on account of this
Note; and for the purposes of such subrogation,  no payments or distributions to the holders of Senior  Indebtedness  to which the  Noteholder  would be entitled except for the  provisions  of this Section 6 shall,  as between the Company and its creditors, other than the holders of Senior Indebtedness and the Noteholder, be  deemed  to be a  payment  by the  Company  to or on  account  of the  Senior
Indebtedness.

         By its acceptance of this Note,  the  Noteholder  agrees to execute and deliver such  documents as may be requested  from time to time by the Company or the  lender of any  Senior  Indebtedness  in order to  implement  the  foregoing provisions of this Section 5.

         6. Representations and Warranties of Noteholder.

            6.1.  Noteholder  Bears  Economic Risk.  Noteholder has  substantial experience in  evaluating  and investing in private  placement  transactions  of securities in companies similar to the Company and can afford a complete loss of its  investment.  Noteholder  must  bear the  economic  risk of this  investment indefinitely unless the Note or the Conversion Shares or the Monthly Installment
Shares are  registered  pursuant  to the  Securities  Act or an  exemption  from registration  is  available.  Noteholder  understands  that the  Company  has no intention or obligation of  registering  the Note, the  Conversion  Shares,  the
Monthly  Installment  Shares or any shares of its Common Stock.  Noteholder also understands  that there is no assurance  that any  exemption  from  registration under the  Securities  Act will be available and that,  even if available,  such exemption  may not  allow  Noteholder  to  transfer  all or any  portion  of the
Conversion  Shares,  the  Monthly  Installment  Shares  or the  Note  under  the circumstances, in the amounts or at the times Noteholder might propose.

            6.2.  Acquisition for Own Account.  Noteholder is acquiring the Note and the Conversion  Shares and any Monthly  Installment  Shares for Noteholder's
own account for investment only, and not with a view towards their distribution.

            6.3. Noteholder Can Protect Its Interest. Noteholder represents that it has such knowledge and experience in business and financial  matters as to be capable of evaluating the merits and risks of the investment and has the ability to bear the economic  risks of its  investment,  and by reason of its, or of its management's,  business or financial experience,  Noteholder has the capacity to protect its own interests in connection  with the  transactions  contemplated in this Note agreement.

            6.4.  Accredited  Investor.  Noteholder  represents  that  it  is an accredited investor within the meaning of Regulation D under the Securities Act.

            6.5.  Company  Information.  Noteholder  has  received  and read the
Company's SEC filings for the last twelve  months.  Noteholder  has also had the opportunity  to ask  questions  of and receive  answers from the Company and its management regarding the terms and conditions of this investment.

                                      -5-

            6.6.  Rule 144.  Noteholder  acknowledges  and agrees that the Note, and, if issued, the Conversion Shares or Monthly Installment Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Noteholder has been advised or is aware of the provisions of Rule 144  promulgated  under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in
a  private  placement  subject  to  the  satisfaction  of  certain   conditions,
including,  among other  things:  the  availability  of certain  current  public information  about the  Company,  the resale  occurring  following  the required holding  period  under Rule 144 and the number of shares  being sold  during any three-month period not exceeding specified limitations. Noteholder is aware that there is no assurance there will be a public market for resale of shares or that any resales will be eligible for resale under Rule 144 or otherwise.

            6.7.  Legend.  The  Noteholder   understands  and  agrees  that  all
certificates  evidencing the Conversion Shares or Monthly  Installment Shares to
be issued to the Noteholder may bear the following legend:

            THESE  SECURITIES  HAVE NOT BEEN  REGISTERED  UNDER  THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY
            NOT BE SOLD,  OFFERED FOR SALE,  PLEDGED OR HYPOTHECATED
            IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS
            TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL
            SATISFACTORY TO THE CORPORATION  THAT SUCH  REGISTRATION
            IS NOT REQUIRED.

         7. Replacement.  If this Note becomes worn, defaced or mutilated but is still substantially intact and recognizable,  the Company or its agent may issue a new Note in lieu hereof upon its surrender.  Where the Noteholder  claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue a new  Note of like  tenor  in place of the  original  Note if the  Noteholder  so requests by written  notice to the Company  together  with an  affidavit  of the
Noteholder setting forth the facts concerning such loss, destruction or wrongful taking and such other  information in such form with such proof or  verification as the Company may request.  The Company in addition  may  require,  at its sole discretion,  indemnification  and/or an indemnity bond in such amount and issued by such surety as the Company deems satisfactory.

         8. Attorneys Fees. If the indebtedness  represented by this Note or any part  thereof  is  collected  in  bankruptcy,  receivership  or  other  judicial proceedings  or if this Note is placed in the hands of attorneys for  collection after  default,  the Company  agrees to pay, in  addition to the  principal  and interest payable hereunder, reasonable attorneys' fees and costs incurred by the
Noteholder.

         9. Notice. Any notice, demand, consent or other communication hereunder shall be in writing  addressed to the Company at its principal office or, in the case of Noteholder,  at Noteholder's  address  appearing above, or to such other address as such party  shall have  theretofore  furnished  by like  notice,  and either served personally,  sent by express,  registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial  courier.  Such notice shall be deemed  given (a) when so  personally delivered,  or (b) if mailed as  aforesaid,  five (5) days  after the same shall have  been  posted,  or (c) if sent by  facsimile  transmission,  as soon as the sender  receives  written or telephonic  confirmation  that the message has been received and such facsimile is followed the same day by mailing by prepaid first class mail, or (d) if delivered by commercial courier, upon receipt.

         10. Waiver. The Company hereby waives present,  demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Noteholder in exercising any right  hereunder shall operate as a waiver of such right or any other right.

         11.  Governing  Law.  This Note shall be governed by and  construed  in accordance  with the laws of the State of  California  applicable  to  contracts between residents of such state entered into and to be performed entirely within such state.

         12.  Severability.  Each provision of this Note shall be interpreted in such  manner as to be  effective  and valid  under  applicable  law,  but if any provision of this Note is held to be prohibited  by or invalid under  applicable law, such provision shall be ineffective  only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                                      -6-

         IN WITNESS WHEREOF,  the undersigned Company has executed this Note and has affixed hereto its corporate seal.

                                               E.DIGITAL CORPORATION,
                                               a Delaware corporation

                                               By: /s/ ROBERT PUTNAM
                                                        Robert Putnam
                                                   Vice President and Secretary
Acknowledged and Agreed:

DAVRIC CORPORATION

/s/ JERRY E. POLIS
By: Jerry E. Polis, President

                                      -7-

                                                                       EXHIBIT A
                                                              AMORTIZATION TABLE

Principal                      970,752.00
Annual Interest Rate                7.50%
Monthly Amortization          Varies

                                                                              Monthly           Method
         Month              Beginning                                       Installment           of              Ending
        End Date             Balance         Interest        Principal        Payment           Payment          Balance
       12/31/2006              970,752.00        6,067.20          (67.20)        6,000.00     Cash Only           970,819.20
       1/31/2007               970,819.20        6,067.62          (67.62)        6,000.00     Cash Only           970,886.82
       2/28/2007               970,886.82        6,068.04        8,931.96        15,000.00  Cash or Shares(1)      961,954.86
       3/31/2007               961,954.86        6,012.22        8,987.78        15,000.00  Cash or Shares(1)      952,967.08
       4/30/2007               952,967.08        5,956.04        9,043.96        15,000.00  Cash or Shares(1)      943,923.12
       5/31/2007               943,923.12        5,899.52        9,100.48        15,000.00  Cash or Shares(1)      934,822.64
       6/30/2007               934,822.64        5,842.64        9,157.36        15,000.00  Cash or Shares(1)      925,665.29
       7/31/2007               925,665.29        5,785.41        9,214.59        15,000.00  Cash or Shares(1)      916,450.69
       8/31/2007               916,450.69        5,727.82        9,272.18        15,000.00  Cash or Shares(1)      907,178.51
       9/30/2007               907,178.51        5,669.87        9,330.13        15,000.00  Cash or Shares(1)      897,848.38
       10/31/2007              897,848.38        5,611.55        9,388.45        15,000.00  Cash or Shares(1)      888,459.93
       11/30/2007              888,459.93        5,552.87        9,447.13        15,000.00  Cash or Shares(1)      879,012.80
       12/31/2007              879,012.80        5,493.83       24,506.17        30,000.00  Cash or Shares(1)      854,506.63
       1/31/2008               854,506.63        5,340.67       24,659.33        30,000.00  Cash or Shares(1)      829,847.30
       2/28/2008               829,847.30        5,186.55       24,813.45        30,000.00  Cash or Shares(1)      805,033.85
       3/31/2008               805,033.85        5,031.46       24,968.54        30,000.00  Cash or Shares(1)      780,065.31
       4/30/2008               780,065.31        4,875.41       25,124.59        30,000.00  Cash or Shares(1)      754,940.72
       5/31/2008               754,940.72        4,718.38       25,281.62        30,000.00  Cash or Shares(1)      729,659.09
       6/30/2008               729,659.09        4,560.37       25,439.63        30,000.00  Cash or Shares(1)      704,219.46
       7/31/2008               704,219.46        4,401.37       25,598.63        30,000.00  Cash or Shares(1)      678,620.84
       8/31/2008               678,620.84        4,241.38       25,758.62        30,000.00  Cash or Shares(1)      652,862.22
       9/30/2008               652,862.22        4,080.39       25,919.61        30,000.00  Cash or Shares(1)      626,942.60
       10/30/2008              626,942.60        3,918.39       26,081.61        30,000.00  Cash or Shares(1)      600,861.00
       11/30/2008              600,861.00        3,755.38       26,244.62        30,000.00  Cash or Shares(1)      574,616.38
       12/31/2008              574,616.38        3,591.35       46,408.65        50,000.00  Cash or Shares(1)      528,207.73
       1/31/2009               528,207.73        3,301.30       46,698.70        50,000.00  Cash or Shares(1)      481,509.03
       2/28/2009               481,509.03        3,009.43       46,990.57        50,000.00  Cash or Shares(1)      434,518.46
       3/31/2009               434,518.46        2,715.74       47,284.26        50,000.00  Cash or Shares(1)      387,234.20
       4/30/2009               387,234.20        2,420.21       47,579.79        50,000.00  Cash or Shares(1)      339,654.41
       5/31/2009               339,654.41        2,122.84       47,877.16        50,000.00  Cash or Shares(1)      291,777.25
       6/30/2009               291,777.25        1,823.61       48,176.39        50,000.00  Cash or Shares(1)      243,600.86
       7/31/2009               243,600.86        1,522.51       48,477.49        50,000.00  Cash or Shares(1)      195,123.37
       8/31/2009               195,123.37        1,219.52       48,780.48        50,000.00  Cash or Shares(1)      146,342.89
       9/30/2009               146,342.89          914.64       49,085.36        50,000.00  Cash or Shares(1)       97,257.53
       10/31/2009               97,257.53          607.86       49,392.14        50,000.00  Cash or Shares(1)       47,865.39
       11/30/2009               47,865.39          299.16       47,865.39        48,164.55  Cash or Shares(1)               -

Total Payments                                 149,412.55      970,752.00     1,120,164.55
                                          =================================================

(1) subject to terms of the Note agreement.

                              NOTICE OF CONVERSION

                              e.DIGITAL CORPORATION
                     7.5% CONVERTIBLE SUBORDINATED TERM NOTE

                   (To Be Signed Only Upon Conversion of Note)

eDIGITAL CORPORATION

The undersigned,  the Noteholder of the foregoing Note,  hereby  surrenders such
Note for conversion into shares of Common Stock of e.DIGITAL CORPORATION, to the extent of $ _________ unpaid principal amount of such Note and related interest, and requests that the certificates for such shares be issued in the name of, and delivered to, whose address is _________________________________________________
________________________________________________________________,

Dated:
      ----------------------

                                             -----------------------------------
                                             (Signature  must  conform in all
                                              respects to name of Holder as
                                              specified on the face of the Note)

                                             -----------------------------------
                                             (Address)

                                      -9-